Registration No. 333-198804

As filed with the Securities and Exchange Commission on December 4, 2014

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No.1 to
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KonaRed Corporation
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

2080
(Primary Standard Industrial Classification Code Number)

99-0366971
(I.R.S. Employer Identification Number)

2829 Ala Kalanikaumaka St., Suite F-133 Koloa, Hawaii 96756 Telephone: 808.212.1553
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nevada Agency and Trust Company 50 West Liberty Street, Suite 880, Reno, Nevada 89501 Telephone: 775.322.0626
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy of Communications To: Clark Wilson LLP Suite 900 - 885 West Georgia Street Vancouver, British Columbia V6C 3H1, Canada Telephone: 604.687.5700

From time to time after the effective date of this registration statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:
     ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.
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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.
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If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

Calculation of Registration Fee
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock to be offered for resale by selling stockholders	42,750,000(2)	$0.328 (4)	$14,022,000	$1,806.03 (5)

(1)
An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 under the Securities Act of 1933 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416.

(2)
Shares of common stock previously issued to and held by Sandwich Isles Trading Co. Inc. (“Sandwich Isles”) and subsequently acquired by the underlying shareholders of Sandwich Isles. Sandwich Isles dissolved on May 23, 2014 and distributed its remaining property among its shareholders according to their interests.

(3)	Estimated in accordance with Rule 457(c) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

(4)	Based on the close price per share for the registrant’s common stock on September 15, 2014, as reported by the OTC Markets Group’s OTCQB.

(5)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

ii

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus
(Subject to Completion)

Dated December 4 , 2014

42,750,000 Shares

KONARED CORPORATION

Common Stock
_________________________________

The selling stockholders identified in this prospectus may offer and sell up to 42,750,000 shares of our common stock that have been issued as a result of the dissolution of Sandwich Isles Trading Co. Inc. (“Sandwich Isles”). Sandwich Isles acquired the 42,750,000 shares of common stock on October 4, 2013 pursuant to an asset purchase agreement (the “Asset Purchase Agreement”) between our company, Sandwich Isles, and Shaun Roberts and Steven M. Schorr, the principal shareholders, directors and officers of Sandwich Isles, whereby we completed the acquisition of the KonaRed business from Sandwich Isles in exchange for the issuance of the shares.

The selling stockholders may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Our common stock is currently quoted on the OTC Markets Group’s OTCQB under the symbol “KRED”. On December 3 , 2014, the last reported sale price of our common stock on the OTCQB was $0.2213 .

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. We will pay for expenses of this offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses and expenses of their legal counsels applicable to the sale of their shares.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________________, 2014.

About This Prospectus

You should rely only on the information that we have provided in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and any applicable prospectus supplement. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus and any applicable prospectus supplement is accurate only as of the date on the front of the document, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, or any sale of a security.

As used in this prospectus, the terms “we”, “us”, “our” and “our company” mean KonaRed Corporation unless the context clearly indicates otherwise.

Prospectus Summary

The Offering

The selling stockholders identified in this prospectus may offer and sell up to 42,750,000 shares of our common stock that have been issued from us pursuant to the acquisition of the KonaRed business from Sandwich Isles Trading Co. Inc. (“Sandwich Isles”) on October 4, 2013 and acquired by the selling stockholders pursuant to the subsequent dissolution of Sandwich Isles on May 23, 2014. See “Asset Purchase and Dissolution”.

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. We will pay for expenses of this offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses and expenses of their legal counsels applicable to the sale of their shares.

Our common stock is quoted on the OTC Markets Group’s OTCQB under the symbol “KRED” under the symbol “KRED”.

Our Business

Our company is in the business of manufacturing, developing, marketing and distributing for retail sale the beverages and nutritional products based on the fruit of the coffee plant. We were incorporated under the laws of the State of Nevada on October 4, 2010 under the name “TeamUpSport Inc.”.  Our business model prior to the acquisition of the health beverage and food business operated under the name “KonaRed” from Sandwich Isles on October 4, 2013 was to develop and commercialize our website, which was to be a website designed to integrate into a single online offering of people’s interest in sport with the new capabilities of online social networking. However, as our company had not successfully developed the business model at the time prior to the entry into an Asset Purchase Agreement with Sandwich Isles, and had no source of revenue from our business plan, our company determined to seek out a new business opportunity to increase value for our stockholders.

On October 4, 2013 we entered into and closed a definitive Asset Purchase Agreement between our company, Sandwich Isles, and Shaun Roberts and Steven M. Schorr, the principal shareholders, directors and officers of Sandwich Isles, whereby we completed the acquisition of the KonaRed business from Sandwich Isles. Prior to the acquisition on October 4, 2013, Sandwich Isles, a private Hawaiian corporation, had established and operated the KonaRed business since its incorporation on August 22, 2008.

In connection with the closing of the asset purchase with Sandwich Isles, we experienced a change of control, as our existing director resigned, new directors who were nominees of Sandwich Isles were appointed to our board and Sandwich Isles was issued shares that constituted 59.07% of our issued and outstanding shares of our common stock. Additionally, Sandwich Isles’ management became our management and the acquisition was treated as a reverse recapitalization for accounting purposes, with Sandwich Isles as the acquirer for accounting purposes.

Since the acquisition, we have continued to be engaged in the KonaRed business of manufacturing, developing, marketing and distributing for retail sale the beverages and nutritional products based on the fruit of the coffee plant. Our principal product continues to be our premium coffee fruit wellness drink, KonaRed Antioxidant Juice, offered to wholesale distributors and retail consumers. Our principal executive offices are located at 2829 Ala Kalanikaumaka St., Suite F-133 Koloa, Hawaii, 96756 and our product warehouse is located at 1101 Via Callejon - #200, San Clemente, California 92673. Our products are sold throughout North America, including select locations of certain retail chains such as Kroger (Fred Meyer, Ralphs, Harris Teeter), Vitamin Shoppe, Safeway, The Fresh Market, 7-11, Albertsons and Whole Foods Markets.

Summary of Financial Data

The following information represents selected audited financial information for the years ended December 31, 2013 and 2012 and selected unaudited financial information for our company for the three and nine month periods ended September 30, 2014 and 2013.  The summarized financial information presented below is derived from and should be read in conjunction with our audited financial and unaudited financial statements, as applicable, including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 84 of this prospectus.

Statements of Operations:

	Three Months Ended September 30, 2014	Three Months Ended September 30, 2013	Nine Months Ended September 30, 2014	Nine Months Ended September 30, 2013	Year ended December 31, 2013	Year ended December 31, 2012
Product sales	$332,867	$169,262	$1,175,829	$847,178	$889,932	$1,835,035
Shipping and delivery	8,397	5,319	85,027	17,055	15,867	19,372
Net sales	341,264	174,581	1,260,856	864,233	905,799	1,854,407
Cost of Goods Sold	278,851	115,045	1,022,761	541,408	447,569	1,152,098
GROSS MARGIN	62,413	59,536	238,095	322,825	458,230	702,309
Operating expenses	814,898	317,016	3,190,622	947,839	4,403,815	3,382,775
Loss from operations	(752,485)	(257,480)	(2,952,527)	(625,014)	(3,945,585)	(2,680,466)
Other Income	—	—	—	49,000	49,000	—
Interest expense	—	—	—	—	(15,693)	(214,950)
NET LOSS	$(752,485)	$(257,480)	$(2,952,527)	$(576,014)	$(3,912,278)	$(2,895,416)

Basic and diluted loss per share	$(0.01)	$(0.00)	$(0.04)	$(0.01)	$(0.06)	$(0.04)
Basic and diluted weighted average common shares outstanding	78,272,336	64,350,423	76,143,393	63,351,213	66,187,185	64,350,423

Balance Sheets:

	September 30, 2014	December 31, 2013	December 31, 2012
ASSETS:
Cash	$660,450	$213,156	$7,383
Accounts receivable	249,639	26,422	6,735
Inventory	514,192	390,127	153,492
Prepaid expenses	—	7,500	—
Other current assets	4,152	3,500	3,500
Total current assets	1,368,433	640,705	171,110
Fixed assets	13,669	—	9,644
Total other assets	13,669	—	—
TOTAL ASSETS	$1,382,102	$640,705	$180,754

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Accounts payable, accrued liabilities, and unearned revenue	$95,298	$276,957	$489,713
Accounts payable – related parties	—	—	143,122
Term loan, Line of credit and shareholder advances	—	—	231,850
Total current liabilities	95,298	276,957	844,685
Total liabilities	95,298	276,957	844,685
Total stockholders’ equity (deficit)	1,286,804	363,748	(663,931)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$1,382,102	$640,705	$180,754

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

Risk Factors

An investment in our common stock involves a number of very significant risks.  You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and our business before purchasing shares of our common stock.  Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks.  You could lose all or part of your investment due to any of these risks. You should invest in our common stock only if you can afford to lose your entire investment.

Risks Related To Our Business

We have a limited operating history which makes it difficult to evaluate our company or future operations.

Sandwich Isles, which operated our business prior to closing of the Asset Purchase Agreement on October 4, 2013, was incorporated on August 22, 2008, and our company was incorporated on October 4, 2010, and we have only recently begun producing and distributing our products, and do not have a significant operating history with which investors can evaluate our business. Our ability to successfully develop our products, and to realize consistent, meaningful revenues and profit has not been established and cannot be assured. For us to achieve success, our products must receive broader market acceptance by consumers. Without this market acceptance, we will not be able to generate sufficient revenue to continue our business operation. If our products are not widely accepted by the market, our business may fail.

Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to generate revenues, manage development costs and expenses, and compete successfully with our direct and indirect competitors.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the manufacturing, development, production, marketing, and sales of our products. As a result, we may not generate significant revenues in the future. Failure to generate significant revenues in near future may cause us to suspend or cease activities.

These circumstances have lead our independent registered public accounting firm to comment about our company’s ability to continue as a going concern in their audit opinion, which is filed within our Annual Report on Form 10-K for the year ended December 31, 2013. Management’s primary funding strategy is to raise additional capital through a public offering of its capital stock. These conditions raise substantial doubt about our company’s ability to continue as a going concern. Our financial statements do not include any adjustments relating to the recoverability and potential classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event our company cannot continue in existence.

We rely on our President & CEO for management of our operations and the loss of this key individual could have an adverse effect on our company

Our success depends to a certain degree upon our President & CEO. This individual is a significant factor in our growth and success. The loss of the service of current management and board and any future additional members of management and the board could have a material adverse effect on our company. Additionally, we do not anticipate having key man insurance in place in respect of President & CEO, and other senior officers and/or directors in the foreseeable future.

We will need additional funds to produce, market, and distribute our product.

We will have to spend additional funds to produce, market and distribute our products. If we cannot raise sufficient capital, we may have to cease operations and you could lose your investment.

We will need additional funds to produce line extensions and expand our distribution and retail footprint. Even after we complete the proposed expansion of our product offerings, we will need to spend substantial funds on production, distribution, marketing and sales efforts, which is indicative of a consumer products company. For example, it is often customary when implementing a large retail chain to provide marketing support in the form of advertising, demos and samples.

There is no guarantee that sufficient sale levels will be achieved.

There is no guarantee that the expenditure of money on distribution and marketing efforts will translate into sales or sufficient sales to cover our expenses and result in profits. Consequently, there is a risk that you may lose all of your investment.

Our development, marketing, and sales activities are limited by our size.

Because we are a small company and do not have much capital, we must limit our product development, marketing, and sales activities. As such, we may not be able to complete our production and business development program that is as thorough as we would like. If this becomes a reality, we may not ever generate sufficient revenue and you will lose your investment.

Changes in the nonalcoholic beverage business environment and retail landscape could adversely impact our financial results.

The nonalcoholic beverage business environment is rapidly evolving as a result of, among other things: changes in consumer preferences, including changes based on health and nutrition considerations and obesity concerns; shifting consumer tastes and needs; changes in consumer lifestyles; and competitive product and pricing pressures. In addition, the nonalcoholic beverage retail landscape is very dynamic and constantly evolving, not only in emerging and developing markets, where modern trade is growing at a faster pace than traditional trade outlets, but also in developed markets, where discounters and value stores, as well as the volume of transactions through e-commerce, are growing at a rapid pace. If we are unable to successfully adapt to the rapidly changing environment and retail landscape, our share of sales, volume growth and overall financial results could be negatively affected.

Intense competition and increasing competition in the commercial beverage market could hurt our business.

The commercial retail beverage industry, and in particular its nonalcoholic beverage segment is highly competitive. Market participants are of various sizes, with various market shares and geographical reach, some of whom have access to substantially more sources of capital.

We  compete generally with all liquid refreshments, including numerous specialty beverages, such as: SoBe; Snapple; Arizona; Vitamin Water; Gatorade; and Powerade.

We compete indirectly with major international beverage companies including but not limited to: the Coca-Cola Company; PepsiCo, Inc.; Nestlé; Dr. Pepper Snapple Group; Groupe Danone; Kraft Foods Group, Inc.; and Unilever. These companies have established market presence in the United States, and offer a variety of beverages that are substitutes to our product. We face potential direct competition from such companies, because they have the financial resources, and access to manufacturing and distribution channels to rapidly enter the health food and beverage market.

We will compete directly with other consumer products participants in the nascent coffee fruit sector including Bai5 and SoZo. These companies could bolster their position in the nascent coffee fruit sector through additional expenditure and promotion.

As a result of both direct and indirect competition, our ability to successfully distribute, market and sell our products, and to gain sufficient market share in the United States to realize profits may be limited, greatly diminished, or totally diminished, which may lead to partial or total loss of your investments in our company.

Expansion of the nascent coffee fruit sector or sufficiency of consumer demand in that market for operations to be profitable are not guaranteed.

The nascent coffee fruit sector is an emerging market and there is no guarantee that this market will expand or that consumer demand will be sufficiently high to allow our company to successfully market, distribute and sell our product, or to successfully compete with current or future competition, all of which may result in total loss of your investment.

Our growth and profitability depends on the performance of third-parties and our relationships with them.

Our distribution network, including the Splash Beverage Group, and its success depend on the performance of various third parties but no specific third party in particular. Any non-performance or deficient performance by such parties may undermine our operations, profitability, and result in total loss to your investment. To distribute our product, we either ship directly to distributors and retailers or use a broker-distributor-retailer network whereby brokers represent our products to distributors and retailers who will in turn sell our product to consumers. The success of this network will depend on the performance of the Splash Beverage Group, various brokers, distributors and retailers of this network. There is a risk that the Splash Beverage Group or another broker, distributor, or retailer may refuse to or cease to market or carry our product. There is a risk that the mentioned entities may not adequately perform their functions within the network by, without limitation, failing to distribute to sufficient retailers or positioning our product in localities that may not be receptive to our product. Furthermore, such third-parties’ financial position or market share may deteriorate, which could adversely affect our distribution, marketing and sale activities. We also need to maintain good commercial relationships with third-party brokers, distributors and retails so that they will promote and carry our product. Any adverse consequences resulting from the performance of third-parties or our relationship with them could undermine our operations, profitability and may result in total loss of your investment.

Our profitability is reduced because of the way our distribution agreement with Splash Beverages Group is structured

Our Sales and Marketing Agreement with Splash Beverages Group incentivizes Splash to expand our sales territory and build market share. It provides payments to them based, in part, on the volume of gross sales of beverage products they generate for us. The terms of this agreement are on a sliding scale over the course of the five year agreement, however because payments vary as a function of volume, this reduces our profitability during the term of the agreement. If we do not experience substantial increases in production and sales over the term of the agreement, we will not achieve anticipated costs savings associated with larger unit production runs and the related economies of scale, and this agreement may impede our ability to reach profitability.

Health benefits of the coffee fruit are not guaranteed.

Although several studies have suggested there may be health benefits related to the consumption of the coffee fruit, the research is in its infancy stages and health benefits have not been proven. Future research may fail to support such benefits or may indicate that any such benefits are outweighed by negative side effects. The foregoing would likely result in a loss of market share or potential market share and would have an adverse effect on our company and its business and, furthermore, the value of an investment in our company could be reduced or lost entirely.

Water scarcity and poor quality could negatively impact our production costs and capacity.

Water is the main ingredient in our product. It is also a limited resource, facing unprecedented challenges from overexploitation, increasing pollution, poor management, and climate change. As demand for water continues to increase, as water becomes scarcer, and as the quality of available water deteriorates, we may incur increasing production costs or face capacity constraints that could adversely affect our profitability or net operating revenues in the long run.

Increase in the cost, disruption of supply or shortage of ingredients, other raw materials or packaging materials could harm our business.

We and our manufacturing partners will use water, the coffee fruit and other ingredients, and packaging materials for bottles such as plastic, aluminum and paper products. The prices for these ingredients, other raw materials and packaging materials fluctuate depending on market conditions. Substantial increases in the prices of our or our bottling partners’ ingredients, other raw materials and packaging materials, to the extent they cannot be recouped through increases in the prices of finished beverage products, would increase our operating costs and could reduce our profitability. Increases in the prices of our finished products resulting from a higher cost of ingredients, other raw materials and packaging materials could affect the affordability of our product and reduce sales.

An increase in the cost, a sustained interruption in the supply, or a shortage of some of these ingredients, other raw materials, or packaging materials and containers that may be caused by a deterioration of our or our bottling partners’ relationships with suppliers; by supplier quality and reliability issues; or by events such as natural disasters, power outages, labor strikes, political uncertainties or governmental instability, or the like, could negatively impact our net revenues and profits.

Changes in laws and regulations relating to beverage containers and packaging could increase our costs and reduce demand for our products.

We and our manufacturers intend to offer non-refillable, recyclable containers in the United States. Legal requirements have been enacted in various jurisdictions in the United States requiring that deposits or certain eco taxes or fees be charged for the sale, marketing and use of certain non-refillable beverage containers. Other proposals relating to beverage container deposits, recycling, eco tax and/or product stewardship have been introduced in various jurisdictions in the United States and overseas, and we anticipate that similar legislation or regulations may be proposed in the future at local, state and federal levels in the United States. Consumers’ increased concerns and changing attitudes about solid waste streams and environmental responsibility and the related publicity could result in the adoption of such legislation or regulations. If these types of requirements are adopted and implemented on a large scale in the geographical regions in which we operate or intent to, they could affect our costs or require changes in our distribution model, which could reduce our net operating revenues or profitability.

Significant additional labeling or warning requirements or limitations on the availability of our product may inhibit sales of affected products.

Various jurisdictions may seek to adopt significant additional product labeling or warning requirements or limitations on the availability of our product relating to the content or perceived adverse health consequences of our product. If these types of requirements become applicable to our product under current or future environmental or health laws or regulations, they may inhibit sales of our product.

Unfavorable general economic conditions in the United States could negatively impact our financial performance.

Unfavorable general economic conditions, such as a recession or economic slowdown, in the United States could negatively affect the affordability of, and consumer demand for, our product in the United States. Under difficult economic conditions, consumers may seek to reduce discretionary spending by forgoing purchases of our products or by shifting away from our beverages to lower-priced products offered by other companies. Lower consumer demand for our product in the United States could reduce our profitability.

Adverse weather conditions could reduce the demand for our products.

The sales of our products are influenced to some extent by weather conditions in the markets in which we operate. Unusually cold or rainy weather during the summer months may have a temporary effect on the demand for our product and contribute to lower sales, which could have an adverse effect on our results of operations for such periods.

Changes in, or failure to comply with, the laws and regulations applicable to our products or our business operations could increase our costs or reduce our net operating revenues.

The advertising, distribution, labeling, production, safety, sale, and transportation in the United States of our company’s product will be subject to: the Federal Food, Drug, and Cosmetic Act; the Federal Trade Commission Act; the Lanham Act; state consumer protection laws; competition laws; federal, state, and local workplace health and safety laws, such as the Occupational Safety and Health Act; various federal, state and local environmental protection laws; and various other federal, state, and local statutes and regulations. Legal requirements also apply in many jurisdictions in the United States requiring that deposits or certain eco taxes or fees be charged for the sale, marketing, and use of certain non-refillable beverage containers. The precise requirements imposed by these measures vary.  Other types of statutes and regulations relating to beverage container deposits, recycling, eco taxes and/or product stewardship also apply in various jurisdictions in the United States. We anticipate that additional, similar legal requirements may be proposed or enacted in the future at the local, state and federal levels in the United States. Changes to such laws and regulations could increase our costs or reduce or net operating revenues.

In addition to acquiring the business from Sandwich Isles, being substantially all of the assets, property and undertaking of the health beverage and food business operated under the name “KonaRed”, we have also assumed substantially all of the liabilities of Sandwich Isles relating to the business.

With the exception of: (i) any liability of Sandwich Isles to its shareholders, affiliates or associates or any other person not dealing at arm’s length with any of them; (ii) any liability of Sandwich Isles for any breach by Sandwich Isles of any laws, including environmental laws, relating to the operation of the Business up to the closing; and (iii) any liability of Sandwich Isles for any deferred income tax, or for any other taxes, duties or similar charges, we have assumed all the debts, liabilities (whether accrued, absolute or contingent or whether liquidated or un-liquidated) and obligations of Sandwich Isles relating to the KonaRed business at the closing the Asset Purchase Agreement. As a result, certain assumed liabilities may exist that we were unable to identify prior to closing the Asset Purchase Agreement and acquiring the KonaRed business that could have a material adverse effect on our company.

Commitments we have entered into with VDF FutureCeuticals,Inc. may negatively impact the interests of our shareholders.

On January 28, 2014, our company entered into a settlement agreement with VDF FutureCeuticals, Inc. and Sandwich Isles relating to certain claims made by each of the parties regarding certain intellectual property  and trademarks used in our business. In connection with the settlement agreement, we entered into a license agreement, senior convertible note, pledge and security agreement, share purchase warrant, registration rights agreement and investor rights agreement with VDF. Pursuant to the foregoing agreements: (i) in exchange for our ongoing compliance with minimum payments and royalties, VDF granted to our company a non-exclusive, non-transferable, non-sublicenseable license to use certain intellectual property and trademarks necessary for the operation of our business; (ii) we promised to make certain payments with such payments convertible into shares of our common stock and secured by our company’s property; (iii) VDF was granted the right to acquire shares of our common stock representing ten percent (10%) of our fully diluted outstanding shares of common stock at an nominal purchase price in the event our company achieves certain milestones; and (iv) we granted VDF certain other rights including, but not limited to, registration rights in respect of any common stock they currently own or may acquire in the future. As a result of the foregoing and additional covenants under the agreements, our company may suffer significant dilution in the future, we may lose some or all of our assets if VDF realizes on the security granted to them, we may incur significant costs in connection with the registration rights granted to VDF, our ability to raise equity or debt may be significantly impacted and our ability to conduct our business will be restricted due to the negative covenants in the various agreements.

Risks Related To Our Stock and Public Reporting Requirements

Our company could face substantial consequences under Section 5 of the Securities Act of 1933 in connection with the shares of our common stock being offered pursuant to this prospectus.

We believe that our acquisition of the KonaRed business from Sandwich Isles in consideration of 42,750,000 shares of our common stock and the subsequent dissolution of Sandwich Isles and distribution of these shares by Sandwich Isles to the Sandwich Isles shareholders (the “Transactions”) did not involve a “sale” of our securities to the Sandwich Isles shareholders, except to Shaun Roberts, Steve M. Schorr and Dana Roberts. Pursuant to the shareholders’ agreement entered into by the selling stockholders, only Shaun Roberts, Steve M. Schorr and Dana Roberts voted on the sale of the KonaRed business by Sandwich Isles to our company and only Messrs. Roberts and Schorr voted on the subsequent dissolution and distribution of 42,750,000 shares of our common stock to the Sandwich Isles shareholders. No other shareholders of Sandwich Isles voted on these transactions or had power to vote on these transactions.

We believe that the Transactions could not be deemed to involve a “sale” within the meaning of Section 2(a)(3) of the Securities Act of 1933 with respect to the non-voting shareholders of Sandwich Isles because, among other things, the volitional act on the part of the non-voting shareholders required for a “sale” was absent. With respect to the three shareholders who voted, we believe that there was an exemption from the registration requirement under the Securities Act of 1933, even if there was a “sale” to them.

However, we have not received an opinion from counsel to determine that no sale occurred with respect to the non-voting shareholders of Sandwich Isles. If our belief is later determined to be incorrect, then our company could face substantial consequences under section 5 of the Securities Act of 1933. For example, the Securities and Exchange Commission could later determine that the Transactions did involve a “sale” of our securities to the non-voting shareholders of Sandwich Isles and initiate proceedings against our company and any person that sold securities in violation of Section 5 of the Securities Act of 1933. If we have to defend such proceedings or cannot successfully defend our position, the value of our company may be reduced which may lead to partial or total loss of your investment.

Because some of our directors control a large percentage of our common stock, these persons have the ability to influence matters affecting our stockholders.

As of the date of this Registration Statement, CEO and director Shaun Roberts directly owns 9.9% of our issued and outstanding common shares, and beneficially owns 1,000,000 options to purchase 1,000,000 common shares which raises his beneficial ownership in the Company to 11.2% ; and director Steven Schorr directly owns 8.9% of our issued and outstanding common shares. Each individual also has been granted 1,000,000 options to purchase 1,000,000 common shares, however these options have not yet vested and as such are not yet exercisable. These ownership interests mean that Shaun Roberts and Steven Schorr, presently directly and indirectly exercise voting and dispositive power with respect to over 20.1% of the issued and outstanding shares of our common stock. As a result, they have the ability to influence matters affecting our stockholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares of common stock. Because they control such shares, investors may find it difficult to replace our management if they disagree with the way our business is being operated. If these individuals were to act in ways which were not in the best interest of the Company’s other investors, you may lose some or all of the value of your investment in our common stock.

Because we can issue additional shares of common stock, our stockholders may experience dilution in the future.

We expect to experience significant negative cash flow from operations for the foreseeable future and expect to require working capital to fund our operations. We are currently utilizing an Equity Line which has a maximum issuable limit of 8,078,283 shares, of which we have issued 3,728,795 to current date. If we continue to issue shares under the Equity Line, dilution will occur for existing shareholders. Additionally, we cannot be certain that alternative financing will be available on favorable terms when required, or at all. If we are unable to raise sufficient capital, or are unable to repay the debt, then we may cease operations, become insolvent, declare bankruptcy or be otherwise wound up, all of which may result in the loss of all or substantially all of the investment capital of the shareholders. We are authorized to issue up to 877,500,000 common shares and 10,000 preferred shares and as of December 3 , 2014 had 79,796,530 common shares and no preferred shares outstanding. We have the authority to issue more shares, and to determine the rights, preferences and privileges of such shares, without the consent of any of our shareholders. If we raise additional funds through the issuance of equity, equity-related or debt securities, the securities may have rights, preferences or privileges senior to those of the rights of our common stock and those shareholders may experience dilution in the net tangible book value per share of their investment in our common shares.

Trading on the OTCQB may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTC Markets Group’s OTCQB. Trading in stock quoted on the OTCQB is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTCQB and other over the counter trading systems do not benefit from the same type of Market-Maker trading systems utilized by stock exchanges such as the NYSE and AMEX and quotation systems such as the NASDAQ in which trading of a security is enhanced by to the presence of Market-Maker(s) who are dedicated to the trading of a particular listed company’s shares. Rather, on the OTCQB and other over the counter markets, there is no assurance that a bid/ask will be posted to facilitate trading of an over the counter listed issue at any particular point in time. As a result, trading of securities on the OTCQB and other over the counter systems is often more sporadic than the trading of securities listed on the NYSE, AMEX, NASDAQ or similar large stock exchanges or stock markets. Accordingly, shareholders may have difficulty selling their shares at any particular point in time.

A decline in the price of our common stock could affect our ability to raise further working capital, it may adversely impact our ability to continue operations and we may go out of business.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because we may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors not to choose to invest in our stock. If we are unable to raise the funds we require for all our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and not be successful and we may go out of business. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our common stock and we may be forced to go out of business.

Because we do not intend to pay any cash dividends on our shares of common stock in the near future, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission (“SEC”) has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules promulgated by the SEC, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Forward-Looking Statements

This prospectus contains forward-looking statements.  These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, including the risks in the section entitled “Risk Factors”, uncertainties and other factors, which may cause our or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Use of Proceeds

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. We will pay for expenses of this offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses and expenses of their legal counsels applicable to the sale of their shares.

Asset Purchase and Dissolution

The selling stockholders identified in this prospectus may offer and sell up to 42,750,000 shares of our common stock that have been issued from us pursuant to acquisition of the KonaRed business on October 4, 2013 and the subsequent dissolution of Sandwich Isles on May 23, 2014.

We were incorporated under the laws of the State of Nevada on October 4, 2010 under the name “TeamUpSport Inc.”. Our business model prior to the acquisition of the health beverage and food business operated under the name “KonaRed” from Sandwich Isles on October 4, 2013 was to develop and commercialize our website, www.teamupsport.com, which was to be a website designed to integrate into a single online offering of people’s interest in sport with the new capabilities of online social networking. However, as we had not successfully developed the business model at the time prior to the entry into an Asset Purchase Agreement with Sandwich Isles, and had no source of revenue from our business plan, we determined to seek out a new business opportunity to increase value for our stockholders.

On June 5, 2013, we entered into a binding letter of intent with Sandwich Isles for the acquisition of substantially all of the assets, property and undertaking of the health beverage and food business. Sandwich Isles had operated under the name “KonaRed”.  Prior to and in anticipation of closing of a definitive Asset Purchase Agreement with Sandwich Isles, on September 9, 2013, our company effected a name change by merging with our wholly-owned Nevada subsidiary named “KonaRed Corporation” with our company as the surviving corporation under the new name “KonaRed Corporation”.

On October 4, 2013 we entered into and closed a definitive Asset Purchase Agreement between our company, Sandwich Isles, and Shaun Roberts and Steven M. Schorr, the principal shareholders, directors and officers of Sandwich Isles, whereby we completed the acquisition of the KonaRed business from Sandwich Isles. Prior to the acquisition on October 4, 2013, Sandwich Isles, a private Hawaiian corporation, had established and operated the KonaRed business since its incorporation on August 22, 2008.

In connection with the closing of the asset purchase with Sandwich Isles, we experienced a change of control, as our existing director resigned, new directors who were nominees of Sandwich Isles were appointed to our board and Sandwich Isles was issued the 42,750,000 shares that constituted 59.07% of our issued and outstanding shares of our common stock. Additionally, Sandwich Isles’ management became our management and the acquisition was treated as a reverse recapitalization for accounting purposes, with Sandwich Isles as the acquirer for accounting purposes.

Mr. Roberts and Mr. Schorr were founders and executive officers of Sandwich Isles and were designated as trustees of the 42,750,000 shares of common stock of KonaRed, which were subsequently to be distributed to the underlying Sandwich Isles shareholders, the selling stockholders. On May 23, 2014, Sandwich Isles was dissolved pursuant to Hawaii corporate law, pursuant to which it may not carry on any business except that appropriate to wind up and liquidate its business and affairs, including:

•	collecting its assets;
•	disposing of its properties that will not be distributed in kind to its shareholders;
•	discharging or making provision for discharging its liabilities;
•	distributing its remaining property among its shareholders according to their interests; and
•	doing every other act necessary to wind up and liquidate its business and affairs.

Selling Stockholders

The selling stockholders may offer and sell, from time to time, any or all of shares of our common stock that have been issued upon dissolution of Sandwich Isles.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of December 4 , 2014 and the number of shares of our common stock offered pursuant to this prospectus. Except as otherwise described below, we believe that the selling stockholders have sole voting and investment powers over their shares.

Because the selling stockholders may offer and sell all or only some portion of the 42,750,000 shares of our common stock being offered pursuant to this prospectus, the numbers in the table below representing the amount and percentage of these shares of our common stock that will be held by the selling stockholders upon termination of the offering are only estimates based on the assumption that each selling stockholder will sell all of its shares of our common stock being offered in the offering.

To our knowledge, none of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer. We may require the selling stockholders to suspend the sales of the shares of our common stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

	Name of Selling Stockholder	Shares Owned by the Selling Stockholder before the Offering(1)	Total Shares Offered in the Offering	Number of Shares to Be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares(1)
				# of Shares(3)	% of Class(2),(3)
1	Bricyn Ah Chin(4)	119,695	119,695	0	0.0%
2	Naaman Ah Chin(4)	38,424	38,424	0	0.0%
3	Victor Ah Hee	10,054	10,054	0	0.0%
4	Ajax Properties, LLC (4)	59,846	59,846	0	0.0%
5	Edmond A. Alberton	23,939	23,939	0	0.0%
6	Jay Andrus	8,797	8,797	0	0.0%
7	Clifford T.Y. Au & Debra R. Takeuchi-Au - Joint Tenants	25,136	25,136	0	0.0%
8	Kristina Baer	23,939	23,939	0	0.0%
9	Band of Gypsies (4)	4,787	4,787	0	0.0%
10	Bear Foods International, LLC (4)	239,385	239,385	0	0.0%
11	James Beaton	239,385	239,385	0	0.0%
12	Juan Pedro Oechsle Bernos	251,355	251,355	0	0.0%
13	Ryan Jonathan Birchard	11,970	11,970	0	0.0%
14	James A. Bryce	59,846	59,846	0	0.0%
15	Carlos Enrique Camet Piccone(4)	239,387	239,387	0	0.0%
16	Josefina Anorga Camet(4)	11,970	11,970	0	0.0%
17	Juan Gonzalo Camet Piccone(1) (4) (6)	1,936,176	1,103,009	833,167	1.1%
18	Tracey Campbell	59,846	59,846	0	0.0%
19	Ernest & Lauri Carbonel - In Common(4)	5,027	5,027	0	0.0%
20	Ernest Carbonel(4)	2,514	2,514	0	0.0%
21	Patrick Cassier(4)	70,379	70,379	0	0.0%
22	Sandra Cassier(4)	8,379	8,379	0	0.0%
23	Sterling Coberly	33,514	33,514	0	0.0%
24	Chrissy Colangelo	251	251	0	0.0%
25	Chelsea Cordner	119,694	119,694	0	0.0%
26	Chris Coscino	251,355	251,355	0	0.0%
27	Wendy B. Crabb Trust (4)	239,385	239,385	0	0.0%
28	Frank Crotti	23,939	23,939	0	0.0%
29	Dan and Carol Curtis - In Common	8,379	8,379	0	0.0%
30	Kedarnath M. Davis(4)	4,787	4,787	0	0.0%
31	Ramachandra Davis(4)	2,395	2,395	0	0.0%
32	Matthew Delduchetto	119,694	119,694	0	0.0%
33	Eric Robert Drew	119,694	119,694	0	0.0%
34	UR Capital Management - Profit Sharing Plan & Trust (4)	74,089	74,089	0	0.0%
35	Devon Ehrlichman	4,787	4,787	0	0.0%
36	Casey and Katia Eidson - In Common	16,159	16,159	0	0.0%
37	Andrew K. Evans	119,694	119,694	0	0.0%
38	Simon Farji Ramirez & Sandra Rotstain Zimmer(4) - In Common	502,710	502,710	0	0.0%
39	James C. Fleming	23,939	23,939	0	0.0%
40	Benjamin S. Fonseca Sr.(4)	47,876	47,876	0	0.0%
41	Benjamin S. Fonseca Jr.(4)	59,846	59,846	0	0.0%
42	Travis K. Fonseca(4)	59,846	59,846	0	0.0%
43	Foster 2008 Irrevocable Trust (4)	620,629	620,629	0	0.0%

44	Ryan Foster(4)	251,355	251,355	0	0.0%
45	Hugh Foster(4)	100,542	100,542	0	0.0%
46	Josh Friedman	98,434	98,434	0	0.0%
47	Lindsey Noelani Schmidt Fritz	5,027	5,027	0	0.0%
48	Rick Fuchs	239,385	239,385	0	0.0%
49	Roswitha Elisabeth Gabriel	143,631	143,631	0	0.0%
50	Daniel Gaisford	1,768,060	1,768,060	0	0.0%
51	Michael Gayner	274,099	274,099	0	0.0%
52	Jose Goldszmidt	120,650	120,650	0	0.0%
53	Kimberly Ann Grant IRA (4)	23,939	23,939	0	0.0%
54	Tom Greenwell	83,785	83,785	0	0.0%
55	Grupo Santa Margarita, S.A.	359,079	359,079	0	0.0%
56	Shawn V. Gruver	119,694	119,694	0	0.0%
57	Scott & Lori Halverson JTWROS(4)	119,694	119,694	0	0.0%
58	Scott Halverson IRA(4)	119,694	119,694	0	0.0%
59	Naaman Ah Chin for Aiden Ha’o(4)	1,257	1,257	0	0.0%
60	Naaman Ah Chin for Austin Ha’o(4)	1,257	1,257	0	0.0%
61	Caleb Havens(4)	335,140	335,140	0	0.0%
62	David Hegsted	38,541	38,541	0	0.0%
63	Scott Hettermann(4)	23,939	23,939	0	0.0%
64	Kristin Hettermann(4)	23,939	23,939	0	0.0%
65	Lance Hobwood	449,088	449,088	0	0.0%
66	Keegan House	5,027	5,027	0	0.0%
67	Kelley Hunt	23,939	23,939	0	0.0%
68	Leila Hurst	18,433	18,433	0	0.0%
69	Daniel Hurtado	251,355	251,355	0	0.0%
70	Carlos Icochea	95,755	95,755	0	0.0%
71	Steven Ingledue	84,144	84,144	0	0.0%
72	Jerry K. Jona Jr.	12,568	12,568	0	0.0%
73	Keanuenue Investments LLC (4)	131,713	131,713	0	0.0%
74	Marsaili Kelly	3,351	3,351	0	0.0%
75	Jason King	196,476	196,476	0	0.0%
76	Jerry Klein	11,970	11,970	0	0.0%
77	James Kniest(4)	624,810	624,810	0	0.0%
78	James Kniest Sr(4).	122,086	122,086	0	0.0%
79	James W. Kniest IRA(4)	119,694	119,694	0	0.0%
80	Alan H. Kodama	25,136	25,136	0	0.0%
81	Korinthos Holding Ltd (4)	175,949	175,949	0	0.0%
82	Mike Lawton(4)	7,182	7,182	0	0.0%
83	Michael & Sharon Lawton JTWROS(4)	95,755	95,755	0	0.0%
84	Le Fevre Interest Limited FLP (4)	837,850	837,850	0	0.0%
85	Lombardy Properties, LTD (4)	1,077,235	1,077,235	0	0.0%
86	Allegra Love	299,233	299,233	0	0.0%
88	Nicholas Lucas	31,119	31,119	0	0.0%
89	Jeff Lundwall	548,170	548,170	0	0.0%
90	Mac Proof Inc. (4)	21,784	21,784	0	0.0%
91	Robert A. McInnis	215,446	215,446	0	0.0%
92	Patrick Merrell	21,472	21,472	0	0.0%
93	Jim Middlebrook	33,514	33,514	0	0.0%
94	Milo Miguria	5,027	5,027	0	0.0%
95	Josh Miles	26,292	26,292	0	0.0%
96	Sion Milosky LLC(4)	55,298	55,298	0	0.0%
97	Vrindaban Misri	23,939	23,939	0	0.0%

98	Jamie Mitchell	153,476	153,476	0	0.0%
99	James Montgomery	1,927	1,927	0	0.0%
100	Brett Alexander Morriss & Janice Elaine Morriss - In Common	239,385	239,385	0	0.0%
101	Les and Amy Nagashima - In Common	55,856	55,856	0	0.0%
102	Nebakanezer Freesher LLC (4)	270,507	270,507	0	0.0%
103	Robert Nevil	11,970	11,970	0	0.0%
104	Daryn Ogino	23,939	23,939	0	0.0%
105	Castellini Ohana Trust (4)	388,821	388,821	0	0.0%
106	Jimmy Osuna	16,757	16,757	0	0.0%
107	Marvin Otsuji	209,463	209,463	0	0.0%
108	Cynthia Pegolo	11,970	11,970	0	0.0%
109	Derek Pellin	33,514	33,514	0	0.0%
110	William D Pratt	131,663	131,663	0	0.0%
111	Robert Mark & R. Victory Repp - In Common	23,939	23,939	0	0.0%
112	Meagan Rice	38,424	38,424	0	0.0%
113	Nicholas Rider	16,757	16,757	0	0.0%
114	Robert & Mahealani Riley - In Common	119,694	119,694	0	0.0%
115	Johnathan & Amy Rivera - In Common	33,514	33,514	0	0.0%
116	Don & Vi Roberts - In Common(4)	125,678	125,678	0	0.0%
117	Shaun Roberts(1) (4) (6)	8,902,385	7,815,386	1,086,999	1.4%
118	Alice Robinson	239,385	239,385	0	0.0%
119	Rodas Family Trust (4)	119,694	119,694	0	0.0%
120	Steven Rotstain(4)	1,461,011	1,461,011	0	0.0%
121	Mitchell R. Sanders	23,939	23,939	0	0.0%
122	James W. Kniest, Jr. Trustee September 16, 2014 Sandwich Isles Trading Co., Inc. Trust (4)(5)	3,295,327	3,295,327	0	0.0%
123	Sapourn Family 2009 Trust (4)	215,446	215,446	0	0.0%
124	Robert A. Schick	23,939	23,939	0	0.0%
125	Hamiel Schorr(4)	1,675,700	1,675,700	0	0.0%
126	Steven Schorr(4) (6)	7,071,779	7,054,362	17,417	*
127	Chris Scroggins	33,514	33,514	0	0.0%
128	Securities Financial Capital, S.A. (4)	598,465	598,465	0	0.0%
129	Keola Sheehan	371,047	371,047	0	0.0%
130	Mary Jane Skelton	23,939	23,939	0	0.0%
131	Curt Smith	116,880	116,880	0	0.0%
132	Mike Smith	20,108	20,108	0	0.0%
133	Solait Corp(4)	603,771	603,771	0	0.0%
134	Ronald P. Solari	23,939	23,939	0	0.0%
135	Cora Speck	83,785	83,785	0	0.0%
136	Michael Stanley	47,876	47,876	0	0.0%
137	Po’ai Suganuma	47,876	47,876	0	0.0%
138	Surf News Network LLC (4)	12,568	12,568	0	0.0%
139	Kerry H. Tamayose	47,876	47,876	0	0.0%
140	Todd Thompson	11,970	11,970	0	0.0%
141	Derek Tolentino	2,514	2,514	0	0.0%
142	JohnTorrey(4)	16,757	16,757	0	0.0%
143	Susan & Nathalea Torrey - In Common(4)	16,757	16,757	0	0.0%
144	Rick Travis	239,385	239,385	0	0.0%
145	Mary Tutterow	59,846	59,846	0	0.0%
146	Tom Van Betten	22,344	22,344	0	0.0%
147	William Van Dyke(6)	250,737	167,570	83,167	0.1%
148	Freya Canace Van Ruth	6,284	6,284	0	0.0%
149	Shonny Vanlandingham	140,279	140,279	0	0.0%

150	Paul G. Ventura	119,694	119,694	0	0.0%
151	Joyce H. Vidinha	11,970	11,970	0	0.0%
152	Douglas Ray Waiamau	50,271	50,271	0	0.0%
153	William Colin Walker & Lauren Elizabeth Walker - In Common	59,846	59,846	0	0.0%
154	Mike Wallace	179,540	179,540	0	0.0%
155	Sylvia West	31,121	31,121	0	0.0%
156	Jeff Westphal	105,090	105,090	0	0.0%
157	Wide New Company(4)	502,710	502,710	0	0.0%
158	Doric Kawaiola Yaris	2,514	2,514	0	0.0%
159	Sandra J. Yorong IRA (4)	25,136	25,136	0	0.0%
160	Brent Zimmerman(4)	119,694	119,694	0	0.0%
161	Brent Christopher Zimmerman IRA(4)	23,939	23,939	0	0.0%

	TOTALS	44,770,750	42,750,000	2,020,570	2.6%

Notes
*	Less than 0.1%.

(1)
Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options and warrants currently exercisable, or exercisable within 60 days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person. The data in the table above include the following unexercised equity instruments: Juan Gonzalo Camet Piccone (a director of KonaRed) owns 750,000 fully vested immediately exercisable options to purchase 750,000 common shares; and the spouse of Shaun Roberts (CEO of KonaRed), who was the former CFO of KonaRed, owns 1,000,000 fully vested immediately exercisable options to purchase 1,000,000 common shares;

(2)	We have assumed that the selling stockholders will sell all of the shares being offered in this offering.

(3)
Based on 79,796,530 shares of our common stock issued and outstanding as of December 3 , 2014. Shares of our common stock being offered pursuant to this prospectus by a selling stockholder are counted as outstanding for computing the percentage of that particular selling stockholder but are not counted as outstanding for computing the percentage of any other person.

(4)
In addition to the specifically referenced information within the name description of each shareholder, in respect to beneficial ownership and family relationships: Ajax Properties, LLC is a company wholly owned by Brett Bennett; Band of Gypsies is a company wholly owned by John Stein; Bear Foods International, LLC is a corporation controlled by Managing Partners Terry Pressman and Peter Kuttel; Bricyn Ah Chin and Naaman Ah Chin are spouses; Josefina Anorga Camet & Juan Gonzalo Camet Piccone (a director of KonaRed) are spouses; Solait Corpration is a company wholly owned by Gonzalo Camet Piccone; Carlos Enrique Camet Piccone & Juan Gonzalo Camet Piccone are brothers; Wide New Company is a company wholly owned by Fernado Camet Piccone who is a brother of  Juan Gonzalo Camet Piccone and Carlos Enrique Camet Piccone; Ernest & Lauri Carbonel are spouses; Wendy B. Crabb is Trustee of the Wendy B. Crabb Trust; Patrick and Sandra Cassier are spouses; Kedarnath Davis & Ramachandra Davis are spouses; Sandra Rotstain Zimmer & Steven Rotstain are sister and brother; Benjamin Fonseca Sr. is the father of Benjamin Fonseca Jr. and Travis Fonseca; Ryan Foster and Hugh Foster are brothers; Cynthia Foster is Trustee of the Foster 2008 Irrevocable Trust; Kimberley Ann Grant owns the Kimberley Ann Grant IRA; Grupo Santa Margarita, S.A. is a company controlled by Gonzalo Gulman and Guillermo Gulman; Scott and Lori Halverson are spouses; Scott Halverson owns the Scott Halverson IRA; Naaman Ah Chin is the father of Aiden Ha’O and Austin Ha’O; Don and Vi Roberts are the grandparents of Caleb Havens and Shaun Roberts (CEO of KonaRed) who are half-brothers; Scott Hetterman & Kristin Hetterman are brother and sister; Keanuenue Investments LLC is a company controlled by David Y. Rochlen, Jr.; James Kniest Sr. is the father of James Kniest Jr.; James Kniest Sr. is the owner of the James W. Kniest IRA; Korinthos Holding Ltd. is a company controlled by Jose Rospigliosi; Mike Lawton & Sharon Lawton are spouses; Le Fevre Interest Limited FLP is a company controlled by Thomas Keenan; Lombardy Properties, LTD is a company controlled by Abraham Chehebar; Mac Proof Inc. is a company controlled by Garrett McNamara; Sion Milosky LLC is a company wholly owned by Susan Oleas; Nebakanezer Freesher LLC is a company controlled by Sylvia West; Andrew Castellini is Trustee of the Castellini Ohana Trust; Christie Rodas is Trustee of the Rodas Family Trust; Steven Sapourn is the Trustee of the Sapourn Family 2009 Trust; Steven Schorr (a director of KonaRed) is the father of Hamiel Schorr; Securities Financial Capital, S.A. is a company controlled by Santiago Fernandez; Surf News Network LLC is a company controlled by Gary Kewley; John Torrey is the father of Susan and Nathalea Torrey; Brent Zimmerman is the owner of the Brent Christopher Zimmerman IRA; Urson Russell is Trustee of the UR Capital Management  Profit Sharing Plan and Trust; Sandra J. Yorong owns the Sandra J. Yorong IRA.

(5)
As a contingency for any expenses or settlement matters which might arise regarding the dissolution of Sandwich Isles, a trust (James W. Kniest Trustee September 16, 2014 Sandwich Isles Trading Co., Inc. Trust) (the "Trust") was established to hold 3,295,327 KonaRed exchanged shares. James W. Kniest, Jr. is the trustee of this Trust and exercises voting and dispositive power over the Trust. After any potential fees or settlements are paid the remaining shares will be either sold and paid out as a pro-rata dividend, or distributed in certificate form pro-rata to former Sandwich Isles shareholders. The trust will be dissolved within six months from the effective date of the registration statement of which this prospectus forms a part.

(6)	Shaun Roberts, is CEO and a director of the Company; and Steven Schorr, Juan Gonzalo Camet Piccone, and Bill Van Dyke are all directors of the Company.

Plan of Distribution

Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the OTC Markets Group’s OTCQB or any other stock exchange, market or trading facility on which the securities are traded or in private transactions.  A selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales;
●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 under the Securities Act of 1933 (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume.  The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the selling stockholders.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the selling stockholders or any other person.  We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Description of Securities

General

Our authorized capital stock consists of 877,500,000 shares of common stock, with a par value of $0.001 per share. As of December 3 , 2014, there were 79,796,530 shares of our common stock issued and outstanding held by approximately 172 stockholders of record of our common stock. We are also authorized to issue 10,000 shares of preferred stock at a par value of 0.001, of which there are no preferred shares issued and outstanding.

Voting Rights

Our common stock is entitled to one vote per share on all matters submitted to a vote of our stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock possess all voting power. Two stockholders present and being, or representing by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. When a quorum is present or represented at any meeting, the vote of the stockholders of a majority of the stock having voting power present in person or represented by proxy will be sufficient to elect members of our board of directors or to decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the articles of incorporation, a different vote is required in which case such express provision will govern and control the decision of such question. Except as otherwise required by law, any action required to be taken at a meeting of our stockholders, or any other action which may be taken at a meeting of our stockholders, may be taken without a meeting, without prior notice and without a vote if written consents are signed by our stockholders representing a majority of the shares entitled to vote at such a meeting.

Our board of directors has the power to amend our bylaws. As a result, our board of directors can change the quorum and voting requirements at a meeting of our stockholders, subject to the applicable laws.

Other Rights

The holders of our common stock are entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

Anti-Takeover Provisions

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest

The Nevada Revised Statutes contain provisions governing acquisition of controlling interest of a Nevada corporation. These provisions provide generally that any person or entity that acquires certain percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless the holders of a majority of the voting power of the corporation, excluding shares as to which any of such acquiring person or entity, an officer or a director of the corporation, and an employee of the corporation exercises voting rights, elect to restore such voting rights in whole or in part. These provisions apply whenever a person or entity acquires shares that, but for the operation of these provisions, would bring voting power of such person or entity in the election of directors within any of the following three ranges:

●	20% or more but less than 33 1/3%;
●	33 1/3% or more but less than or equal to 50%; or
●	more than 50%.

The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from these provisions through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from these provisions.

These provisions are applicable only to a Nevada corporation, which:

●	has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation; and
●	does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record who have addresses in Nevada appearing on the stock ledger of our company nor do we believe that we do business in Nevada directly or through an affiliated corporation. Therefore, we believe that these provisions do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, these provisions may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Combination with Interested Stockholder

The Nevada Revised Statutes contain provisions governing combination of a Nevada corporation that has 200 or more stockholders of record with an interested stockholder. As of December 3 , 2014, we had 172 stockholders of record. A corporation affected by these provisions may not engage in a combination within three years after the interested stockholder acquires his, her or its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. Generally, if approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors before the person became an interested stockholder or a majority of the voting power held by disinterested stockholders, or if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

●
the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or within three years immediately before, or in, the transaction in which he, she or it became an interested stockholder, whichever is higher;

●	the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher; or

●	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock, if any.

Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly of 10% or more of the voting power of the outstanding voting shares of a corporation. Generally, these provisions define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder of assets of the corporation having:

●	an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;

●	an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or

●	representing 10% or more of the earning power or net income of the corporation.

Articles of Incorporation and Bylaws

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company or any of our subsidiaries, such as merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation.

Experts and Counsel

The financial statements as of December 31, 2013 and 2012 and for the years then ended included in this prospectus and in the related registration statement have been so included in reliance for the year ended December 31, 2013 on the report of Anton & Chia, LLP, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding our company’s ability to continue as a going concern) appearing elsewhere in this prospectus and the related registration statement, given on the authority of said firm as experts in auditing and accounting; and for the year ended December 31, 2012 on the report of Malone Bailey, LLP, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding our company’s ability to continue as a going concern) appearing elsewhere in this prospectus and the related registration statement, given on the authority of said firm as experts in auditing and accounting.

Clark Wilson LLP, of Suite 900 – 885 West Georgia Street, Vancouver, British Columbia, Canada has provided an opinion on the validity of the shares of our common stock being offered pursuant to this prospectus.

Interest of Named Experts and Counsel

No expert named in the registration statement of which this prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this prospectus as having given an opinion upon the validity of the securities being offered pursuant to this prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries.  Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Information With Respect To Our Company

Description of Business

Corporate Information

We were incorporated in the State of Nevada on October 4, 2010. Sandwich Isles was incorporated in the State of Hawaii on August 22, 2008. As a result of the closing of the Asset Purchase Agreement, the principal offices of our company are now located at 2829 Ala Kalanikaumaka St., Suite F-133, Koloa, HI 96756.

Prior to and in anticipation of closing of the Asset Purchase Agreement, on September 9, 2013, our company effected a name change by merging with its wholly-owned Nevada subsidiary named “KonaRed Corporation” with our company as the surviving corporation under the new name “KonaRed Corporation”. In addition, on September 9, 2013, our company effected a 13.5 to one forward stock split of our authorized, and issued and outstanding shares of common stock.

As described above, on October 4, 2013, we entered into an Asset Purchase Agreement with Sandwich Isles, Shaun Roberts and Steven M. Schorr, and as a result of the closing of this agreement, we adopted the “KonaRed” business of Sandwich Isles.

Following the closing of the Asset Purchase Agreement with Sandwich Isles, our company became engaged in the business of distributing, marketing and selling for retail sale the food and beverage products based on the fruit of the coffee plant.

Principal Products

Our principal product is our premium coffee fruit wellness drink, KonaRed Antioxidant Juice, offered to retail consumers. Previously discarded as a byproduct of coffee production, the fruit surrounding the coffee seed (coffee bean) has been recognized as containing powerful antioxidants.

Our company’s consumer products line consists of the following proprietary formulations:

●	16 oz. KonaRed Original Antioxidant Juice (2 servings)
Our company’s flagship beverage, the 16 oz. superfruit drink enjoys widespread placement in cold juice coolers in a myriad of retail major establishments including 2100+ Walmart locations.

●	10.5 oz. KonaRed Original Antioxidant Juice (1 serving)
Our 10.5 oz. is also now also being featured at numerous retailers including Kroger locations.

●	10.5 oz. KonaRed Antioxidant (1 serving) Additional Flavor Combinations Including Organic Green Tea and Coconut Water
In total we offer 3 different beverages in the 10.5oz size: Original Hawaiian Coffeeberry, Hawaiian Coffeeberry with Organic Green Tea, and Hawaiian Coffeeberry with Coconut Water.

Other Products

The following products extensions were also added during early 2014 and are now available in several major chains in Hawaii, and at select locations of Vitamin Shoppe nationwide:

●	KonaRed On-the-Go Packs (15 per box)

●	KonaRed Hawaiian Superfruit Powder (100% soluble coffee fruit powder)

Use of Patents

A key element of our business is a license we have been provided by VDF FutureCeuticals Inc. which provides us with the use of VDF’s coffee fruit patents and Coffeeberry® trademark license. The trademark license and raw materials supply agreement dated January 28, 2014 we entered into with VDF and Sandwich Isles (the “License Agreement”) has effectively formed a strategic alliance between KonaRed and VDF and eliminated competition and patent defense costs between the parties for rights to valuable proprietary research and development (“R&D”).

The License Agreement provides us with access to use of VDF’s patents, as existing and/or modified in the future, along with the processes, products, methods, compositions and know-how developed by VDF related to the patented Coffee Cherry-related inventions, trade secrets and know-how.

Operations, Facilities and Distribution Method for Our Products

Our company uses an outsourcing business model based on utilizing third parties for the bulk of our non-core business operations, such as manufacturing and coffee fruit extraction, while maintaining in-house control of critical marketing, product development and warehousing/shipping functions.

Leveraging the early R&D performed at our original Maui facility, we developed the necessary processing and manufacturing intellectual property (“IP”) for processing and manufacturing our base ingredient - the coffee fruit.  As we transitioned our coffee fruit extraction to contract manufacturers, we closed our Maui facility and moved extraction to a California-based contract manufacturer with close proximity of our San Clemente warehouse, which is comprised of a shared 10,000 square foot facility.

Supply and Distribution for Our Product

Our company’s ability to secure exclusive Kona-based and other Hawaiian coffee fruit has elevated the stature of the home grown brand image and allows our company to operate without constraints in the supply chain far out into the future. We have been successful in securing agreements structured as 5-year arrangements containing roll-over provisions. These agreements are based on our commitment to exclusively purchase coffee fruit from the supplier, and the supplier is obligated to provide coffee fruit exclusively to our company. Our company’s principal supplier of raw coffee fruit is Greenwell Farms, Inc., a Hawaii corporation.

We determine the amount of dried coffee fruit to purchase from our suppliers based on our annual sales forecasts and have historically been accurate at estimating supply quantities based on projected sales. Since the fruit surrounding the coffee bean was previously discarded as a byproduct of coffee production, such raw material has also remained readily available from coffee farms located in Hawaii and internationally. Therefore, although we currently have a principal supplier, in the event that we lose a principal supplier, we are confident that we would be able to ascertain raw material from other suppliers.

Our production process is based on our company taking possession of the dried coffee fruit from the grower, shipping the dried coffee fruit to our San Clemente warehouse for storage, and then subsequently sending required quantities to subcontractors for value-added processing. The value-added processing consists of water based extraction whereby the dried coffee fruit is reduced to liquid extract. This processing generally takes approximately 24 hours to complete.

For our company’s beverage production, the coffee fruit finished goods are sent to a 3rd party flavor house which makes the KonaRed concentrate and then ships it to our company’s bottling vendors. Notably, we own the proprietary beverage formulas. Pallets of the ready-to-drink 16 oz. and 10.5 oz.  product items (defined as “Stock-keeping Units”, or “SKUs”) are then shipped back to our company’s warehouse and disseminated to either distributors or shipped directly to retailers.

Fiscal 2014 Expansion of Distribution via Splash Beverages

To expand our distribution throughout the United States, on April 22, 2014, we entered into two agreements with the Splash Beverages Group, Inc. (“SBG”). Key terms of the first agreement, the Distribution Agreement, are as follows:

-	We granted to SBG the exclusive right to distribute our consumer beverage products within the United States and its territories (the `Territory);

-	SBG agreed to market all of our beverages, including but not limited to:

●	KonaRed® Hawaiian original Coffeeberry® Superfruit Juice - 16oz
●	KonaRed® Hawaiian original Coffeeberry® Superfruit Juice - 10.5oz
●	KonaRed® Hawaiian Coffeeberry® Superfruit Juice with Organic Green Tea - 10.5oz
●	KonaRed® Hawaiian Coffeeberry® Superfruit Juice with Coconut Water - 10.5oz and the parties may agree to later add additional products produced by our company by mutual written consent of the parties;

-
The Distribution Agreement has a term of five (5) years and SBG agreed it will not directly or indirectly distribute or sell our products outside of the Territory, including to any party SBG has reasonable basis to believe will distribute or sell our products outside of the Territory. We agreed that we will not directly or indirectly distribute or sell our products inside the Territory, including to any party we have reasonable basis to believe will distribute or sell our products inside the Territory. We also agreed to transfer all sales and distribution accounts to SBG (e.g. Walmart, Vitamin Shoppe) and expect this transition will be completed by the end of 2014. In addition, any sales by our company within the Territory will count towards the sales goals set forth in the Distribution Agreement as if SBG had made those sales itself;

-
All our products will be sold to SBG at our most preferred standard wholesale prices as currently fixed by our company for wholesale trade, and as may be adjusted by our company from time to time at our sole discretion; and

-	SBG shall be eligible to earn vested equity in the form of restricted common shares of our company upon successfully meeting certain sales performance goals.

Key terms of the second agreement, the Sales and Marketing Services Agreement, are as follows:

-
Separate and apart from any information or advice which Splash may provide to our company as contemplated within the scope of the Distribution Agreement, SBG will provide us with information and advice so as to determine strategies and methods to increase our sales within the Territory; and

-	The Sales and Marketing Services Agreement has a term of five (5) years;

Market and Sales and Marketing

We believe our company has established a frontrunner position in the coffee fruit category, boasting numerous retail entrees within 21 months of product launch. Setting out to first establish the upstart coffee fruit sector on our home turf in Hawaii, visible placement has in turn spawned similar opportunities across the United States, representing an expanding presence with iconic industry players. Our company’s eastward expansion is now underway in addition to a strategy of targeting additional sales avenues, including the restaurant and hospitality space and the pursuit of international prospects in Japan, Korea and China.

Sales Strategy

The sales strategy for our beverage products is now centered on distribution through SBG. With respect to our line of wellness supplement products, such as our “On-The-Go Packets”, and “100% Hawaiian CoffeeBerry® Powder in 16oz. Tubs”, we ship directly from our warehouse to customers such as Vitamin Shoppe. Management has also retained manufacturers’ sales representatives in working to calibrate its overall sales efforts. During the roll-out, management has learned the importance of supporting its distributor network with internal “on the ground” sales personnel. Particularly for an emerging product, merchandising follow-up, dialog with store managers and coordination of promotions and pricing are critical in maintaining brand momentum.

We are now heavily focusing our marketing efforts on in-store product demos, where our reps offer free samples to potential customers. Demos are often outsourced to specialists in the field and have represented a major expenditure for the business.

Although KonaRed was invented as a wellness product, we believe consumer acceptance of our beverage products now places us both within the “functional beverage” and “premium juice” retail categories. A “functional beverage” is defined as one which has certain attributes, such as Antioxidants, whereas a “premium juice” is simply a tasty product which consumers enjoy.

Our company has employed co-op advertising and special promotions in conjunction with our retail partners when deemed appropriate in its brand building efforts. To date, no slotting fees have been paid. (A slotting fee is an amount paid by the manufacturer to the retailer for making room on its retail shelf for the product).

We monitor industry pricing levels carefully and our beverage pricing levels have already been adjusted to reflect the current pricing dynamics fostered by recent industry consolidation.

Specifically, the entrance of leading beverage monoliths into the functional beverage category has tightened pricing but also created a vibrant mergers and acquisitions environment for emerging brands like KonaRed.

Recent beverage industry deals have included:

●	Coca Cola acquired Zico Coconut Water in January 2014;

●	Pepsi acquired a majority stake in O.N.E. Coconut Water in April 2012;

●	InBev has made a series of investments in Sambazon (in August 2012, December 2011, and December 2008); and

●	InBev has also made a series of investments in Vita Coco in May 2012 and December 2010.

Market Development and Metrics

Our long-term objective is to develop KonaRed into a nutritional company which supplies consumers with a variety of high quality food and beverage products. We plan to achieve this based on a strategy of expanding our retail footprint through a series of revenue generating distribution channels. Presently, our predominant focus is our beverage business and we are generating revenues through the following five distribution channels:

●
Direct Store Distributors:
The direct store distributors (“DSDs”) channel comprises wholesale distributors who maintain in-house inventories of multiple brands of beverage products, such as juices, beer, and water, which they sell to retail stores and other wholesalers. Examples of our DSD customers presently include: Paradise Beverages in Hawaii, and John Lenore in San Diego.

●
Broadline Distributors:
The broadline distributors channel includes wholesalers who specialize in distribution of natural food products to retail stores. Examples of our broadline distributor customers presently include: United Natural Foods Inc. (“UNFI”), DPI Specialty Foods (“DPI”), and Nature’s Best.

●
Direct to Retail:
During our growth phase we have developed a direct to retail sales channel to grocery stores such as Albertson’s and specialty retail stores such as Jamba Juice. We intend to continue to service and develop this channel further.

●
Direct to Consumer:
The KonaRed brand has gained an increasing following of Internet based customers who purchase our products directly through our website. We plan to expand this channel though on-line marketing initiatives in parallel with our brand recognition marketing campaigns.

To monitor and develop this distribution strategy we will continue to evaluate: product line sales, product line specific gross margin, individual products costs and pricing of individual product lines. Growth of our retail distribution footprint will also continue to be evaluated through the growth of our client base in each specific distribution channel.

In summary, our sales expansion priorities comprise: (1) expansion of wholesale distribution; (2) retail chain success; (3) growth of direct to retail sales; and (4) growth of direct to consumer sales.

To fulfill our sales expansion objectives in our five targeted distributions channels, we intend to raise capital by pursuing a diversified range of financing strategies which are expected to include a mixture of conventional and convertible debt and equity instruments. We cannot predict precisely at this time what will be the composition of these financings, but will seek capital arrangements which achieve a balance of minimizing our financing costs and maintaining maximum shareholder value.

Milestones

At the end of our first quarter of 2013, we presented the following roadmap and highlight below the elements which we have achieved during our second and third quarters :

QII-14:

●	Execute distribution contract for nationwide United States distribution in three of our five distribution channels. RESULT: Achieved

●	Launch 10 additional new DSD distribution locations. RESULT: Achieved and surpassed. 11 new DSD distribution locations added.

●	Ship to one additional major retail customer through a ship direct distribution relationship. RESULT: Achieved

●	Expand into one additional major market with a broadline distributor using a natural channel distributor such as DPI, Nature’s Best, UNFI or KeHe Distributors (“KeHe”). RESULT: Achieved

●	Launch two new consumer beverages including KonaRed Coconut Water and KonaRed Green Tea. RESULT: Achieved

●
Additionally the following QIII-14 goal was also achieved last quarter:
Launch two new consumer KonaRed products including ‘on the go packs’ and 100 percent water soluble coffee fruit powder.
RESULT: Achieved

QIII-14

●	Launch 10 additional new DSD distribution locations. RESULT: Achieved and surpassed. 14 new DSD distribution locations added.
●	Ship to one additional major retail customer (defined as 500 locations or more) through a ship direct distribution relationship. RESULT: Achieved.
●	Expand into one additional major market with a broadline distributor using a natural channel distributor such as DPI, Nature’s Best, UNFI or KeHe. RESULT: Achieved
●	Additionally the following QIV-14 goal was also achieved this quarter: Harvest 2014 coffee fruit crop. RESULT: Achieved

Our goals going forward remain:

QIV-14 (in addition to aforementioned objectives)
●	Launch 10 additional new DSD distribution locations.
●	Received authorizations to ship to one additional major retail customer through a ship direct distribution relationship.
●	Expand into one additional major market with a broadline distributor using a natural channel distributor such as DPI, Nature’s Best, UNFI or KeHe.
●	Ship re-orders on DSD distributors signed in the QII-14

QI-15

(in addition to aforementioned objectives)
●	Launch 10 additional new DSD distribution locations.
●	Ship to one additional major retail customer (defined as 500 locations or more) through a ship direct distribution relationship.
●	Expand into one additional major market with a broadline distributor using a natural channel distributor such as DPI, Nature’s Best, UNFI or KeHe.
●	Ship re-orders on DSD distribution locations signed in the QIII-14

If sufficient capital is not raised to support distribution for this business model, no new KonaRed consumer products will be launched and we will continue to service our existing markets without expansion into new DSDs. We anticipate that a lack of new capital will limit our sales growth over the coming year.

Historic and Projected Product Mix

KonaRed uses four main channels of distribution to bring KonaRed consumer products to market.

1.
DSD Distributors:
DSD is a business process that manufacturers use to both sell and distribute goods directly to point of sales or point of consumption including additional product and market related services such as merchandising.  In order to fulfill growing demand from retailers, DSDs specializing in the beverage channels are expanding their functional beverage categories to include the type of products in which KonaRed specializes. Historically, DSDs have represented 33% of KonaRed’s revenue and we estimate growth to 53% within the next twelve months.

2.
Broadline Distributors:
A broadline distributor services a wide variety of accounts with a wide variety of products ranging from food, beverages and supplies in the natural channel selling to retailers like Whole Foods and Sprouts. Historically, broadline distributors have represented 24% of revenue and we project a similar percentage in the future.

3.
Direct to Retailers:
Direct to retailer includes major retail chains where the KonaRed product ships direct to the retailers distribution centers and the retailers are responsible for the distribution to each retail store.  Historically, direct to retailer distribution represents 33% of our revenue and we estimate a reduction to 15%.

4.	Direct to Consumers: Direct to consumer are internet revenues and have historically been just under 2% of revenue and we project a similar range as we move forward.

Advertising

With a guerilla marketing and word of mouth backdrop, KonaRed has also used radio advertising, events (promotions and contests) and Surf News Network in the Hawaiian market. Social media has also been another low cost advertising tool used by our company. While confining its efforts primarily to non-mainstream advertising options, our company did effectively utilize a high profile billboard campaign on major southern California freeways in Spring 2012. In addition to placement on 11 billboards, KonaRed was also prominently displayed on 75 high-traffic bus stop shelters, a tactic that resulted in traceable sales results in the region. Management plans to selectively implement this approach in the future as well.

Organic Promotion

Through its continuing presence in the Hawaiian community, participating in and promoting ocean and extreme-athlete related contests, races and charity events, our company has weaved the brand into the collective consciousness of this trend-setting culture.

Advancing our company’s media depth and brand cache, our company also sponsors an “Ambassador Team,” a group of Hawaiian super-athletes who have embraced the product and participate in promotional events, sign autographs at store openings, and are generally available to spread the goodwill of the brand.

Targeted Growth Areas

While still early in its life cycle, international distribution opportunities have been presented to our company. The food service and hospitality channel also appears ideally suited for our company and management has begun to focus on establishing a pathway into the restaurant and hotel arena.

Competition

The beverage industry is extremely competitive. The principal areas of competition include pricing, packaging, development of new products and flavors, and marketing campaigns. Our product is competing directly with a wide range of drinks produced by a relatively large number of manufacturers. Most of these brands have enjoyed broad, well-established national recognition for years, through well-funded ad and other marketing campaigns. In addition, companies manufacturing these products generally have far greater financial, marketing, and distribution resources than we do.

Important factors that will affect our ability to compete successfully include taste and flavor of our product, trade and consumer promotions, the development of new, unique and cutting edge products, attractive and unique packaging, branded product advertising, pricing, and the success of our distribution network.

We will also be competing to secure distributors who will agree to market our product over those of our competitors, provide stable and reliable distribution, and secure adequate shelf space in retail outlets.

Our product will compete generally with all liquid refreshments, including numerous specialty beverages, such as: SoBe; Snapple; Arizona; Vitamin Water; Gatorade; and Powerade. We will compete directly with other consumer products participants in the nascent coffee fruit sector including Bai5 and SoZo Coffeeberry. As we are still a relatively new business and we have modest revenues, we believe that we are a small company in the general liquid refreshments market and health liquid refreshment market.

Intellectual Property

KonaRed® is a registered trademark in the United States and in Japan and we intend to seek a number of trademarks for slogans and product designs. We also hold trademark rights to the “Paradise in a Bottle®” tag line. We believe we have the rights to use the necessary processing and manufacturing intellectual property relating to processing and manufacturing our base ingredient (the coffee fruit) and our proprietary beverage formulas. However, we do not own the manufacturing process for making the finished beverages. We intend to aggressively assert our rights under trade secret, unfair competition, trademark and copyright laws to protect our intellectual property, including product design, product research and concepts and recognized trademarks. These rights are protected through the acquisition of patents and trademark registrations, the maintenance of trade secrets, the development of trade dress, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights could result in a substantial cost to, and diversion of effort by, our company, management believes that the protection of our intellectual property rights will be a key component of our operating strategy.

Partnership Initiative with VDF FutureCeuticals Inc.

To the mutual satisfaction of the parties, on January 28, 2014 we settled a patent dispute which had been pending since 2011 with VDF FutureCeuticals Inc. by forming a partnership with VDF.

VDF is a major biotech and ingredient supplier and owner of the patent-protected CoffeeBerry® coffee fruit technology, a proprietary set of agricultural and industrial processes and a line of unique ingredients. VDF’s patents and processes capture the same potent nutrition inherent in coffee fruit which had formed the basis of two provisional patent applications made by KonaRed based on the proprietary research and development which had been fully developed by KonaRed.

The partnership brings together the flavor profile of KonaRed’s beverages and the ingenuity, innovation, and ongoing chemistry and clinical research of VDF’s globally integrated CoffeeBerry® coffee fruit ingredient platform.

Commenting on formation of the partnership, Mr. Shaun Roberts, CEO of KonaRed and Mr. John Hunter, Executive Vice President of VDF provided the following:

“Finding ways to work together, bridge differences, and create something stronger than the sum of its parts is what the spirit of Aloha is all about, and this dispute with FutureCeuticals is a perfect example,” said KonaRed CEO Shaun Roberts. “This new relationship was forged within the crucible of the lawsuit. During productive discussions with FutureCeuticals, it became apparent that there were obvious synergies available to KonaRed if we worked together. The CoffeeBerry® coffee fruit IP opens up limitless opportunities for us, and I have no doubt that we’re now a far stronger company than we were before.”

“KonaRed has built a very strong brand concept and shows real promise in the marketplace,” said FutureCeuticals Executive VP John Hunter. “During our negotiations, Shaun and Dana Roberts impressed us [and] it became immediately apparent that they are genuine people and terrific marketers. KonaRed is a natural match for our IP and for the extensive science and manufacturing expertise that underlies our CoffeeBerry® coffee fruit ingredient-line. FutureCeuticals welcomes KonaRed into our license fold, and we see a new, even stronger KonaRed emerging from this lawsuit with our partnership.”

VDF (www.futureceuticals.com) is a leader in the bio-research, development, and manufacture of high-quality fruit, vegetable, and grain-based nutraceutical and functional food ingredients. VDF is committed to discovery-based research that leads to the expansion of human health, and is the trusted partner-of-choice for companies in search of creative, ethical solutions for the health and wellness needs of today’s consumer. Its sister company, Van Drunen Farms, was founded over one hundred years ago, and has grown into one of the largest dried food ingredient manufacturers and suppliers in the world.

Seasonality of Business

The sales of our products are influenced to some extent by weather conditions in the markets in which we operate. Unusually cold or rainy weather during the summer months may have a temporary effect on the demand for our product and contribute to lower sales, which could have an adverse effect on our results of operations for such periods.

Research and Development Costs During the Last Two Years

KonaRed has maintained a modest R&D effort over fiscal years 2013 and 2012, having spent approximately $18,710 and $34,850, respectively.

R&D has been focused on quinic acid, an antioxidant that is in greater abundance in the KonaRed beverage than any other molecule. With a molar mass of 192.17 g/mol, quinic acid is small by comparison to other organic chemicals known as polyphenols. Much of our research has been directed towards attempts to confirm whether there is a correlation between small molecular mass and high bioavailability (the body’s ability to readily absorb a substance introduced). In addition, our research has been focused on whether antioxidants with a high oxygen radical absorbance capacity, a method of measuring antioxidant capacities in biological samples, and a high bioavailability may provide a way to increase one’s cellular metabolic efficiency (“CME”).  We believe that it is possible that increased CME may result in increased energy, reduction of metabolic oxygen related stress at the cellular level and reduction of inflammation. We intend to continue our research to the extent of our limited funds and to examine whether the consumption of KonaRed products, if established as substances that increase CME, might provide positive effects on human health  by decelerating the death of cells without negative side effects. Such research is in a very preliminary stage, there is no proof that KonaRed can produce health benefits for humans, and we do not have the funds required to conduct an extensive research program on the matter.

In 2012, a series of tests were conducted at Cayetano University in Lima, Peru by a team of research physicians to determine the antiviral and anti-inflammatory properties of KonaRed in a clinical environment. The Cayetano University studies were commissioned by KonaRed. They were in-vitro (test tube) based studies and not human trials. The KonaRed extract was found to improve cell viability, increase T cell proliferation and improve antiviral defense. The foregoing conclusions were based on the results of antiviral activity and cell proliferate effect of KonaRed on mice.

In these limited tests, KonaRed’s coffee fruit demonstrated an antiviral effect, improving cell viability, increasing T cell proliferation and improving antiviral defense. The body’s first line of defense against viruses is the immune system. This comprises cells and other mechanisms that defend the host from infection in a non-specific manner. Because viruses use vital metabolic pathways within host cells to replicate, they are difficult to eliminate without using drugs that cause toxic effects to host cells in general. The foregoing limited studies suggested that KonaRed beverage’s coffee fruit could have antiviral effects upon consumption by humans.

As in any research and development program, further investigation and study is required. Whether KonaRed’s beverage ultimately proves to be a useful CME supplement, and does so without negative effectives, and whether the promotion of CME proves to have therapeutic effects on humans, is unknown.  To the extent our Company has funds available for research and development, management intends to pursue this line of research and investigation on a limited basis.

Government Regulation

Our products are considered to be synonymous with coffee for regulatory purposes and are thus sold under the U.S. Food and Drug Administration’s (“FDA”) “Generally Regarded as Safe” (“GRAS”) regulatory umbrella. Accordingly, we are not required to petition for FDA approval of its coffee fruit offerings, which would be typical under standard dietary supplement guidelines. However, our company has registered all of its supply chain subcontractors with the FDA as required and has met and answered all inquiries by the FDA. We believe we are in full compliance with all FDA regulations.

The advertising, distribution, labeling, production, safety, sale, and transportation in the United States of our product are subject to: the Federal Food, Drug, and Cosmetic Act; the Federal Trade Commission Act; the Lanham Act; state consumer protection laws; competition laws; federal, state and local workplace health and safety laws; various federal, state and local environmental protection laws; and various other federal, state and local statutes and regulations. It will be our policy to comply with any and all legal requirements.

Employees

In addition to Shaun Roberts, who is our President, Chief Executive Officer and a Director, and John Dawe, who is our Chief Financial Officer, Secretary & Treasurer, we currently employ 8 full time employees whom all work in the United States. Our operations are overseen directly by management that engages our employees to carry on our business. Our management oversees all responsibilities in the areas of corporate administration, business development, and research. We intend to expand our current management to retain other skilled directors, officers, and employees with experience relevant to our business focus. Our management’s relationships will provide the foundation through which we expect to grow our business in the future. We believe that the skill-set of our management team will be a primary asset in the development of our brands and trademarks.

Description of Property

Our property assets consist of warehouse equipment and office furniture. Our corporate office is located at 2829 Ala Kalanikaumaka St., Suite F-133 Koloa, HI 96756. This leased property consists of approximately 1,000 square feet of office space. Our warehouse and distribution center is located at 1101 Via Callejon - #200, San Clemente, California 92673 comprised of 2,558 square feet of office area and 8,344 square feet of warehouse area. Base rent is $9,811.80 per month with the term ending May 31, 2016. We pay a total of $7,537.25 per month with the remainder paid by Malie, Inc. We believe that the condition of our principal offices is satisfactory, suitable and adequate for our current needs.

Legal Proceedings

There are no material, active, or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our officer and director, or any registered or beneficial shareholders are an adverse party or has a material interest adverse to us.

Market Price of and Dividends on Our Common Equity
and Related Stockholder Matters

Market information

Our common stock is currently quoted on the OTC Markets Group’s OTCQB under the symbol “KRED”. Trading in stocks quoted on the OTCQB is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects.

OTCQB securities are not listed or traded on the floor of an organized national or regional stock exchange. Instead, OTCQB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTCQB issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Our common stock became eligible for quotation on the OTC Bulletin Board on May 9, 2012 and became ineligible for quotation on July 17, 2014. During the year ended December 31, 2012, and for the nine months ended September 30, 2013, no shares of our common stock traded. Set forth below are the range of high and low prices for our common stock from Yahoo Finance for the periods indicated. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions:

Quarter Ended	High Bid	Low Bid
9/30/2014	$0.55	$0.25
6/30/2014	$0.79	$0.46
3/31/2014	$1.36	$0.65
12/31/2013	$0.80	$0.59

On December 3 , 2014, the closing price for our common stock as reported by the OTCQB was $0.2213 per share.

Transfer Agent

Our shares of common stock are issued in registered form.  The transfer agent and registrar for our common stock is Island Stock Transfer, located at 15500 Roosevelt Boulevard, Suite 301, Clearwater, Florida 33760.

Holders of Common Stock

As of December 3 , 2014, there were approximately 172 registered holders of record of our common stock. As of such date, 79,796,530 shares were issued and outstanding.

Dividends

We have not declared any dividends since incorporation and do not anticipate that we will do so in the foreseeable future. Subject to compliance with applicable corporate laws, our directors will determine if and when dividends should be declared and paid in the future based on our financial position at the relevant time. All shares of our common stock are entitled to an equal share of any dividends declared and paid.

Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
KonaRed Corporation

We have audited the accompanying balance sheet of KonaRed Corporation (the “Company”) as of December 31, 2013, and the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for the year then ended. The financial statements for the year ended December 31, 2012, were audited by other auditors whose report dated October 10, 2013, expressed an unqualified opinion, except for an emphasis of a matter paragraph regarding the Company’s ability to continue as a going concern. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2013, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the accompanying financial statements, the Company has suffered recurring losses from operations. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP
Anton & Chia, LLP
Newport Beach, California
March 17, 2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Sandwich Isles Trading Co., Inc
Kalaheo, Hawaii

We have audited the accompanying balance sheet of Sandwich Isles Trading Co., Inc. (the “Company”) as of December 31, 2012 and the related statements of operations, changes in stockholders’ deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2012, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a working capital deficit. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Malone Bailey, LLP
www.malone−bailey.com
Houston, Texas
October 10, 2013

KONARED CORPORATION
BALANCE SHEETS

	December 31, 2013	December 31, 2012

ASSETS

CURRENT ASSETS
Cash	$213,156	$7,383
Accounts receivable	26,422	6,735
Inventory	390,127	153,492
Other current assets	11,000	3,500
TOTAL CURRENT ASSETS	640,705	167,610

OTHER ASSETS	—	9,644

TOTAL ASSETS	$640,705	$180,754

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$276,957	$489,713
Accounts payable – related parties	—	143,122
Secured note	—	—
Term loan	—	3,863
Line of credit	—	113,547
Shareholders advances	—	94,440
TOTAL CURRENT LIABILITIES	276,957	844,685

TOTAL LIABILITIES	276,957	844,685

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred shares, 10,000 shares with par value $0.001 authorized; no shares issued and outstanding at December 31, 2013 and December 31, 2012.	—	—
Common shares, 877,500,000 shares with par value $0.001 authorized; 72,366,667 and 64,350,423 shares issued and outstanding at December 31, 2013 and December 31, 2012, respectively	72,367	64,350
Additional paid in capital	11,969,774	7,037,834
Accumulated Deficit	(11,678,393)	(7,766,115)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	363,748	(663,931)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$640,705	$180,754

The accompanying notes are an integral part of these financial statements

KONARED CORPORATION
STATEMENTS OF OPERATIONS

	Year ended December 31, 2013	Year ended December 31, 2012

REVENUE:
Product sales	$889,932	$1,835,035
Cost of Goods Sold	447,569	1,152,098
GROSS MARGIN	442,363	682,937

OTHER INCOME:
License fees	49,000	—
Shipping and delivery	15,867	19,372
TOTAL OTHER INCOME	64,867	19,372

OPERATING EXPENSES:
Research and development	18,710	34,850
Advertising and marketing	143,061	757,087
General and administrative expenses	4,242,044	2,590,838
Total operating expenses	4,403,815	3,382,775

Loss from operations	(3,896,585)	(2,680,466)

OTHER EXPENSE:
Interest expense	(15,693)	(214,950)
Total other expense	(15,693)	(214,950)
Loss Before Income Taxes	$(3,912,278)	$(2,895,416)
Provision for income taxes	—	—
Net Loss	$(3,912,278)	$(2,895,416)

Basic and diluted loss per common share	$(0.06)	$(0.04)
Basic and diluted weighted average shares outstanding	66,187,185	64,350,423

The accompanying notes are an integral part of these financial statements

KONARED CORPORATION
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

	Common Stock
	Shares	Amount	Additional Paid In Capital	Accumulated Deficit	Total

Ending balance, December 31, 2011	64,350,423	64,350	4,188,644	(4,870,699)	(617,705)

Common shares issued by Sandwich Isles for cash	3,207,776	2,234,003	—	—	2,234,003
Common shares issued by Sandwich Isles for services	606,695	424,687	—	—	424,687
Additional paid-in capital related to warrants issued by Sandwich Isles	—	—	190,500	—	190,500
Recapitalization adjustment relating to fiscal 2012 balances	(3,814,471)	(2,658,690)	2,658,690	—	—
Net loss – year ended December 31, 2013	—	—	—	(2,895,416)	(2,895,416)
Ending balance, December 31, 2012	64,350,423	64,350	7,037,834	(7,766,115)	(663,931)

Common shares issued by Sandwich Isles for cash	300,953	140,000	—	—	140,000
Common shares issued by Sandwich Isles for services	61,750	39,550	—	—	39,550
Common shares issued by Sandwich Isles to settle related party accounts payable	91,667	27,500	—	—	27,500
Common shares issued by Sandwich Isles to repay shareholder advances	314,800	94,440	—	—	94,440
Recapitalization adjustment relating to fiscal 2013 balances	(769,170)	(301,490)	292,179	—	(9,311)
Common shares cancellation, October 4, 2013	(38,700,423)	(38,700)	38,700	—	—
Common shares issued to Sandwich Isles shareholders, October 4, 2013	42,750,000	42,750	(42,750)	—	—
Common shares issued for note conversion	1,111,111	1,111	498,889	—	500,000
Common shares issued for cash	2,855,556	2,856	1,282,144	—	1,285,000
Additional paid-in capital related to warrant issuance	—	—	1,861,803	—	1,861,803
Additional paid-in capital related to option grants	—	—	1,000,975	—	1,000,975
Net loss – year ended December 31, 2013	—	—	—	(3,912,278)	(3,912,278)
Balance – December 31, 2013	72,366,667	$72,367	$11,969,774	$(11,678,393)	$363,748

The accompanying notes are an integral part of these financial statements

KONARED CORPORATION
STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2013	Year Ended December 31, 2012

OPERATING ACTIVITIES:
Net loss	$(3,912,278)	$(2,895,416)
Adjustments to reconcile net loss to net cash used in operating activities:
Debt discount amortization	—	190,500
Bad debt expense	14,322	—
Stock issued for services	39,550	424,687
Stock issued to settle related party accounts payable	27,500	—
Warrant issuance expense	1,861,803	—
Option grants expense	1,000,975	—
Impairment of other assets	9,644	—
Changes in operating assets and liabilities:
Accounts receivable	(34,009)	191,800
Inventory	(236,635)	(151,090)
Other current assets	(7,500)	—
Accounts payable and accrued liabilities	(222,067)	(165,440)
Accounts payable – related parties	(143,122)	122,557
NET CASH USED IN OPERATING ACTIVITIES	(1,601,817)	(2,282,402)

FINANCING ACTIVITIES:
Proceeds from term loan	—	225,000
Payments on term loan	(3,863)	(225,000)
Proceeds from line of credit	—	275,000
Payments on line of credit	(113,547)	(161,453)
Proceeds from shareholder advances	10,000	12,180
Payments on shareholder advances	(10,000)	(82,180)
Proceeds from loan	500,000	—
Proceeds from issuance of common stock for cash	1,425,000	2,234,003
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,807,590	2,277,550

NET INCREASE (DECREASE) IN CASH	205,773	(4,852)

CASH, Beginning of Period	7,383	12,235

CASH, End of Period	$213,156	$7,383

The accompanying notes are an integral part of these financial statements

KONARED CORPORATION
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

	Year Ended December 31, 2013	Year Ended December 31, 2012

Cash paid during the year for:
Interest	$15,693	$20,587

NON CASH INVESTING AND FINANCING ACTIVITIES

	Year Ended December 31, 2013	Year Ended December 31, 2012

Discount on warrants issued with debt	$—	$190,500
Conversion of loan into common stock	$(500,000)	$—
Shareholder advances repaid by stock issuances	$94,440	$—
Additional paid-in capital deduction related to reverse capitalization	$(9,311)	$—

The accompanying notes are an integral part of these financial statements

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – Nature of Organization

KonaRed Corporation (“KonaRed”, "KonaRed Corporation", "us", “we”, the “Registrant”, or the “Company”) was incorporated in the State of Nevada on October 4, 2010 as TeamUpSport Inc. Prior to, and in anticipation of, closing of an asset purchase agreement (the "Asset Agreement") with Sandwich Isles Trading Co, Inc. ("Sandwich Isles"), on September 9, 2013 our company effected a name change by merging with our wholly-owned Nevada subsidiary named “KonaRed Corporation” with our company as the surviving corporation under the new name “KonaRed Corporation”. On October 4, 2013 pursuant to the terms the Asset Agreement, we acquired substantially all of the assets, property and undertaking of the health beverage and food business (the "Business") operated under the name “KonaRed” from Sandwich Isles which is engaged in the production and marketing of supplements produced from the fruit of the coffee plant. Sandwich Isles is a private company with facilities in Hawaii and California and was incorporated in Hawaii on August 22, 2008.

As a result of our acquisition of the Business from Sandwich Isles, on October 4, 2013 we ceased to be a “shell company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”).

NOTE 2 – Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation and Fiscal Year

These financial statements have been presented by the Company in accordance with accounting principles generally accepted in the United States and are expressed in U.S. dollars. The Company’s fiscal year-end is December 31st (prior to the Asset Agreement our fiscal year end was May 31st and upon execution of the Asset Agreement on October 4, 2013, our fiscal year end changed to December 31st.)

In connection with the closing of the Asset Agreement, we experienced a change of control, as our existing director resigned, new directors who were nominees of Sandwich Isles were appointed to our board and Sandwich Isles was issued shares that constituted 59.07% of our issued and outstanding shares of our common stock. Additionally, as a result of the acquisition, Sandwich Isles’ current management became our management. As a result, we have determined to treat the acquisition as a reverse recapitalization for accounting purposes, with Sandwich Isles as the acquirer for accounting purposes. As such, these financial statements are based on the financial results of Sandwich Isles, rather than that of our company prior to the completion of the transactions described herein.

On September 9, 2013, we effected a 13.5 to one forward stock split of our common stock. The securities of our Company referred to in these financial statements are the securities subsequent to the forward stock split.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 2 – Basis of Presentation and Summary of Significant Accounting Policies (continued)

Use of Estimates
The preparation of these financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company regularly evaluates estimates and assumptions related to recoverability of long-lived assets, and deferred income tax asset valuations. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between estimates and the actual results, future results of operations will be affected.

Financial Instruments
The Company’s financial instruments consist principally of cash, accounts receivable, inventory, accounts payable, notes payable and related party debt. The Company believes that the recorded values of all of these financial instruments approximate their current fair values because of the short term nature and respective maturity dates or durations.

Cash and Cash Equivalents
The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

Accounts Receivable
Trade accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition. Bad debts expense or write offs of receivables are determined on the basis of loss experience, known and inherent risks in the receivable portfolio and current economic conditions. During the year ended December 31, 2013, the Company wrote off accounts receivable totaling $14,322 related to two customers. There were no write-offs during the year ended December 31, 2012 and there is no allowances for doubtful accounts recorded for the years ended December 31, 2013 and December 31, 2012.

Inventories
Inventories are composed of raw materials and finished goods. Our inventory process begins when our Company takes possession of dried coffee fruit from coffee growers in Hawaii. We then ship the raw material to our California warehouse for storage and then send required quantities to subcontractors for value-added processing. This value-added processing consists of water based extraction whereby the dried coffee fruit is reduced to liquid extract. For our Company’s beverage production, the coffee fruit raw materials are sent to a 3rd party flavor house which makes the KonaRed concentrate. After we take receipt of the extracts they are shipped to our bottling vendors. The bottling vendors then add our proprietary extract to other ingredients and finish assembly of our finished goods which are primarily comprised of ready-to-drink 16 oz. and 32 oz. size drink products. Once the bottling process is complete, finished goods are shipped back to our Company’s warehouse and subsequently disseminated by us to either distributors or shipped directly to retailers. These supply chain logistics are occasionally altered, as is the case with branded “healthy coffee products” which are produced by large national coffee companies using our proprietary extracts.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 2 – Basis of Presentation and Summary of Significant Accounting Policies (continued)

Inventories are valued at the lower of, cost as determined on an average basis, or market. Market value is determined by reference to selling prices at, or around, balance sheet date or by management’s estimates based on prevailing market conditions. Management writes down the inventories to market value if it is below cost. Management also regularly evaluates the composition of its inventories to identify slow-moving and obsolete inventories to determine if a valuation allowance is required. If a valuation allowance is required, an offsetting entry is made which expenses the reserved inventory to cost of goods sold during the period in which the valuation was required. Subsequently, if this reserved inventory is used in future periods, an offset is entered to cost of goods sold which decreases cost of goods sold during that subsequent period. Costs of raw material and finished goods inventories include purchase and related costs incurred in bringing the products to their present location and condition. Labor, direct and indirect overhead, and the processing, bottling and shipping costs incurred during 3rd party manufacturing are factored into the costs of our inventories.

Revenue Recognition
Sales revenue consists of amounts earned from customers through the sales of its finished products via wholesale and direct online retail channels. The Company also operates a branded ingredients division that sells raw material fruit powder and extracts to wholesale customers. Sales revenue is recognized when persuasive evidence of an arrangement exists, price is fixed or determinable, title to and risk of loss for the product has passed, which is generally when the products are received by the customers, and collectability is reasonably assured. Customers accept good FOB shipping point. Goods are sold on a final sale basis and in the normal course of business the Company does not accept sales returns. In exceptional circumstances when negotiated, sales returns which are accepted goods are returned to inventory and deducted from sales revenue.

Cost of goods sold
Cost of goods sold consists primarily of selling of raw materials and finished goods purchased from vendors as well as warehousing and distribution costs such as inbound freight charges, shipping and handling costs, purchasing and receiving costs. Costs of raw material and finished goods include purchase and related costs for our labor and direct and indirect overhead costs, and the processing, bottling and shipping costs charged by 3rd party manufacturers.

Income Taxes
In accordance with ASC 740 - Income Taxes, the provision for income taxes is computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

The Company also follows the guidance related to accounting for income tax uncertainties. In accounting for uncertainty in income taxes, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in these financial statements is the benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority.

No liability for unrecognized tax benefits was recorded as of December 31, 2013 and December 31, 2012.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 2 – Basis of Presentation and Summary of Significant Accounting Policies (continued)

Stock Based Payments
We account for share-based awards to employees in accordance with ASC 718 “Stock Compensation”. Under this guidance, stock compensation expense is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the estimated service period (generally the vesting period) on the straight-line attribute method. Share-based awards to non-employees are accounted for in accordance with ASC 505-50 “Equity”, wherein such awards are expensed over the period in which the related services are rendered.

Research and Development
Costs incurred in developing the ability to create and manufacture products for sale are included in research and development. Once a product is commercially feasible and starts to sell to third party customers, the classification of such costs as development costs stops and such costs are recorded as costs of production, which are included in cost of goods sold. Research and development costs are expensed when incurred.

Basic and Diluted Net Loss per Share
The Company computes loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock warrants and options, using the treasury stock method; and convertible preferred stock and convertible debt using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive. The Company currently has options, warrants and convertible debt outstanding, and convertible preferred stock has been issued. Common stock equivalents pertaining to the options, warrants and convertible debt were not included in the computation of diluted net loss per common share in these financial statements because the effect would have been anti-dilutive due to the net losses for the years ended December 31, 2013 and December 31, 2012.

Concentration of Credit Risk
Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and trade receivables. The Company places its cash with high credit quality financial institutions. At times such cash may be in excess of the FDIC limit. With respect to trade receivables, the Company routinely assesses the financial strength of its customers and, as a consequence, believes that the receivable credit risk exposure is limited.

Related parties
A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 2 – Basis of Presentation and Summary of Significant Accounting Policies (continued)

can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Fair Value Measurements
As defined in ASC 820 “Fair Value Measurements”, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observability of those inputs. ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement).

The three levels of the fair value hierarchy defined by ASC 820 are as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2 – Pricing inputs are other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reported date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, options and collars.

Level 3 – Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

Advertising
Costs for advertising are expensed when incurred. Advertising costs totaled $20,373 and $126,810 for the years ended December 31, 2013 and December 31, 2012, respectively. The Company also incurs marketing expenses for product promotion which are included with advertising to form the advertising and marketing item in our statement of operations. Excluding advertising, these other promotional costs totaled $122,688 and $630,277 for the years ended December 31, 2013 and December 31, 2012, respectively.

Recently Adopted Accounting Pronouncements
The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 3 – Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. Since inception, the Company has incurred losses totaling $11,678,393 as of December 31, 2013; and has a incurred a net loss for the current year of $3,912,278. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time. If necessary, the Company will pursue additional equity and/or debt financing while managing cash flows from operations in an effort to provide funds to meet its obligations on a timely basis and to support future business development. The financial statements do not contain any adjustments to reflect the possible future effects on the classification of assets or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern. To address these issues, on January 27, 2014 the Company closed two private placements of its common shares which raised $1,000,000 and, as detailed in Note 12 – Subsequent Events, on February 3, 2014, the Company entered into a share purchase agreement (the “Purchase Agreement”) with an Illinois limited liability company, pursuant to which we have the right to sell to them up to $12,000,000 in shares of our common stock, subject to certain limitations set forth in the Purchase Agreement.

NOTE 4 – Inventory

Inventory includes raw materials and finished goods. Finished goods contain direct materials and other manufacturing costs charged directly by third party manufacturing vendors.

Inventory consists of the following:
	December 31, 2013	December 31, 2012

Raw materials	$226,680	$269,644
Finished goods	182,179	63,709
Inventory allowance	(18,732)	(179,861)
Total	$390,127	$153,492

The Company recognized $161,129 and $51,390 recovery in inventory allowance respectively for the years ended December 31, 2013 and December 31, 2012. These recoveries were due to the Company selling inventories that were fully reserved in prior years.

NOTE 5 – Other Current Assets and Other Assets

Other current assets for the year ended December 31, 2013 total $11,000 and are comprised of a rent deposit of $3,500 and a prepayment to a service provider of $7,500. During the year ended December 31, 2012 other current assets were comprised of the $3,500 rent deposit.

During the year ended December 31, 2012, other assets included a $9,644 balance for equipment and furniture. During fiscal 2013 we determined an impairment charge of $9,644 should be entered against this equipment and furniture, which brought the value of other assets to an ending balance of $nil at December 31, 2013.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 6 – Notes Payable and Line of Credit

On March 30, 2012, the Company issued a 10% term loan of $225,000 ("Note One") to a third party creditor ("Creditor One"). The terms of Note One required that principal be repaid in monthly installments of $75,000 each, beginning on April 1, 2012. As part of the Note One agreement, the Company issued to Creditor One a warrant to purchase 1,837,000 common shares of the Company. The relative fair value of the warrants was determined to be $190,500 (see Note 8) and was recognized as a debt discount on the debt issuance date. There were no amounts owing on Note One for the year ended December 31, 2013. As of December 31, 2012, the full amount of the principal of Note One, plus interest of $3,863 had been paid on Note One and there were no further amounts owing on Note One. When Note One was fully paid off, the debt discount was fully amortized for the year ended December 31, 2012 as interest expense with an offset to Additional Paid-in Capital. In a separate transaction, the Company also issued 142,857 shares of common stock at $0.70 per share to Creditor One for cash proceeds totaling $100,000 on January 24, 2012.

On January 12, 2012, the Company entered into a working line of credit agreement (the "LOC") with Creditor One. Per the LOC agreement, the Company had the right to borrow a maximum of $2,000,000 and interest accrued at 10% per annum. In September 2012, a late payment occurred which triggered an increase in the interest rate of the LOC to 18% and interest subsequently accrued at the higher rate. The LOC expired on January 12, 2014. As of December 31, 2013, the LOC had been fully paid down and there were no amounts owed by the Company toward the LOC. During the year ended December 31, 2013, interest of $13,477 was paid on the LOC. During the year ended December 31, 2012, the Company borrowed $275,000 under the LOC, out of which $225,000 was used to pay off Note One as discussed above and the Company received the balance of $50,000 in cash. During the year ended December 31, 2012, the Company made LOC repayments totaling $161,453 which brought the LOC balance to $117,410 as of December 31, 2012, which included $113,547 of principal plus $3,863 of accrued interest.

On January 12, 2013, the Company completed issuance of a convertible note ("Note Two") to a third party shareholder of the Company ("Creditor Two"). Note Two comprised a loan of $10,000 to the Company which was due by December 18, 2015, accrued interest at 20% per annum, and was convertible into shares of the Company's common stock at $0.70 per share. Full repayment of Note Two was made on November 5, 2013 and comprised $10,000 principal and $1,994 of accrued interest.

On June 12, 2013, the Company issued a $500,000 secured promissory note (the "Secured Note") to a different creditor ("Creditor Three"). The Secured Note was due on December 1, 2013 and accrued interest at 12% per annum if the Company did not execute the Asset Agreement. Under the terms of the Secured Note the Company had granted to Creditor Two an interest in all assets and intellectual property of the Company as collateral. On October 4, 2013, the Secured Note was assigned by Creditor Three to another third party ("Creditor Four"). The Secured Note was then extinguished by Creditor Four on October 4, 2013 through the conversion of the Secured Note into 1,111,111 shares of the Company’s common stock at a price of $0.45 per share for proceeds of $500,000. No accrued interest had become due on the Secured Note.

NOTE 7 – Related Party Transactions

During the year ended December 31, 2013, related party transactions included:

(1) repayments to related parties of $143,122 to fully pay down related party accounts payable (including $27,500 repaid by issuances of stock);

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 7 – Related Party Transactions (continued)

(2) repayments through issuances of stock of $94,440 to fully pay down shareholder advances;

(3) shares issued to our CEO for compensation totaling $39,550;

(4) issuance to our CEO of 1,000,000 options exercisable into 1,000,000 restricted shares of the Company's common stock at an exercise price of $0.45 per share. These options were issued in lieu of the warrants contemplated in the employment agreement with our CEO. These options will vest in full on, or after October 4, 2014, if, or when, the stock price of Company is trading above $1.00 per share. These options accrued a non-cash cost of $47,141 during the year ended December 31, 2013;

(5) payment of $196,156 to our Chief Scientific Officer (comprised of consulting fees of $136,156, and $60,000 as the first installment of the $120,000 buy-out of his contract. The second $60,000 payment of this buyout which is due in February 2014 has been recorded in these financial statements as an accrued liability);

(6) issuance to our CSO of 1,000,000 options exercisable into 1,000,000 restricted shares of the Company's common stock at an exercise price of $0.45 per share. These options were issued in lieu of the warrants contemplated in the employment agreement with our former CSO. These options will vest in full on, or after October 4, 2014, if, or when, the stock price of Company is trading above $1.00 per share. These options accrued a non-cash cost of $47,141 during the year ended December 31, 2013. All provisions of this option grant remain in place as a term of our CSO's retirement agreement and a third and final payment of $60,000 relating to the agreement was paid during February 2014;

(7) issuance to our CFO of 1,000,000 options exercisable into 1,000,000 restricted shares of the Company's common stock at an exercise price of $0.74 per share. These options have a five year term, vested on grant date and were recorded as compensation expense of $732,886 for the year ended December 31, 2013 based on a Black-Scholes options pricing model valuation (see Note 7).

(8) salary & consulting fee payments totaling $120,000 and $45,000 were made to our CEO and CFO respectively.

At December 31, 2013 the Company had related party accounts payable of $60,000, and at December 31, 2012, related party accounts payable, which were mainly comprised of unpaid payroll and consulting fees totaled $143,122. During the year ended December 31, 2012, $18,890 of related parties payable was reclassified to shareholders advances.

During the year ended December 31, 2013 shareholder advances owing were fully repaid through the issuance of stock totaling $94,440. Shareholder advances owing to related parties totaled $0 and 94,400, as of December 31, 2013 and December 31, 2012, respectively. Shareholder advances are made to the Company on a non-interest bearing basis and are payable on demand.

NOTE 8 – Equity

Our authorized capital stock consists of 877,500,000 shares of common stock, with a par value of $0.001 per share. We are also authorized to issue 10,000 shares of preferred stock at a par value of 0.001, of which there are no preferred shares issued and outstanding. The holders of common stock have dividend rights, liquidation rights and voting rights of one vote for each share of common stock. As of December 31, 2013, there were 72,366,667 shares of our common stock issued and outstanding.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 8 – Equity (continued)

On September 9, 2013, we effected a 13.5 to one forward stock split of our authorized and outstanding common stock. As a result, our authorized shares of the common stock capital increased from 65,000,000 shares of common stock with a par value of $0.001 to 877,500,000 shares of common stock with a par value of $0.001 and our previously issued and outstanding 4,766,698 shares of common stock increased to 64,350,423 shares of common stock issued and outstanding as of December 31, 2012. All share amounts issued have been adjusted to reflect the 13.5 to one forward stock split.

On October 22, 2010, we completed an offering of 38,700,423 (2,866,689 pre-split) shares of common stock to a former president and director at a price of $0.005 per share. The total proceeds from this offering were $14,334. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the “1933 Act”) and are restricted shares as defined in the 1933 Act. We did not engage in any general solicitation or advertising.

On June 1, 2011, we completed an offering of 25,650,000 (1,900,000 pre-split) shares of our common stock at a price of $0.02 per share to a total of 31 purchasers. The total amount received from this offering was $38,000. We completed this offering pursuant Rule 903(a) and conditions set forth in Category 3 (Rule 903(b)(3)) of Regulation S of the 1933 Act.

Prior to the execution of the Asset Agreement we had 64,350,423 shares of common stock issued and outstanding.

In connection with the closing of the Asset Agreement a former president and director of our company agreed to and returned 38,700,423 shares (2,866,698 pre-split shares) of our common stock to the treasury of our Company for cancellation without consideration effective October 4, 2013.

On October 4, 2013 we issued an aggregate of 42,750,000 shares of our common stock to Sandwich Isles in connection with the closing of the Asset Agreement. Because these shares were issued as part of a reverse takeover of a Shell Company, these shares are classified as restricted shares until October 4, 2014.

In connection with the closing of the Asset Agreement, effective October 4, 2013 we completed a non-brokered private placement with a Creditor Four for sale of 1,777,778 shares of our common stock at a price $0.45 per share for gross proceeds of $800,000. And, also effective October 4, 2013 we issued 1,111,111 shares of our common stock to the Creditor Four at a price of $0.45 per share upon conversion of the Secured Note for proceeds of $500,000 (see Note 5). These shares were issued to one non-U.S. person (as that term is defined in Regulation S of the 1933 Act) in offshore transactions relying on Regulation S and/or Section 4(a)(2) of the 1933 Act.

Warrants

On October 17, 2013 we completed a non-brokered private placement with a third party for sale of 77,778 units at a price $0.45 per unit for gross proceeds of $35,000. Each unit was comprised of one share of the common stock of our Company and one five year share purchase warrant exercisable into one share of the common stock of our Company at a price of $0.65 per share.

On November 21, 2013 we completed a non-brokered private placement with a third party for sale of 1,000,0000 units at a price $0.45 per unit for gross proceeds of $450,000. Each unit was comprised of one share of the common stock of our Company and one five year share purchase warrant exercisable into one share of the common stock of our Company at a price of $0.65 per share.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 8 – Equity (continued)

As consideration for assisting us in structuring the acquisition with Sandwich Isles, on October 4, 2013, we issued to a consultant 2,888,888 five-year warrants to purchase 2,888,888 shares of the Company's common stock, exercisable at $0.65 per share for a period of five years. On issuance date, the Company valued the warrants at $1,861,803 and recorded this non-cash expense. The fair value of the 2,888,888 warrants issued was calculated on the date of grant using a Black Scholes option pricing model with the following assumptions: (i) a risk-free interest rate of 1.40% based on the US 5 year Treasury bond yield on issuance date;; (ii) a dividend yield of zero: (iii) a volatility factor of 429.1% based on the 5 year annualized daily closing price stock volatility of a group of comparable peer companies with 5 year trading histories; (iv) an exercise price of $0.65; and (v) an expected life of 1.5 years(which is the time during which the Company estimates the warrants will be exercised). The fair value method requires the cost of warrants to be expensed over the period in which they vest, which in the case of the warrants issued to this consultant was immediately as of grant date. The expense of the warrants issuance, based on the Black-Scholes valuations has been credited to Additional Paid-In Capital on the Balance Sheet.

As reported in Note 5, on March 30, 2012, the Company issued a warrant to purchase 1,837,000 shares of the Company's common stock to Creditor One in regards to Note One. The warrant vested immediately. The exercise price of the warrant is $0.70 per share and the warrant expired on January 12, 2014. On the issuance date, the Company valued the warrants at $190,500 and this was the non-cash cost recorded in fiscal 2012. The fair value of the 1,837,000 warrants issued was calculated on the date of grant using a Black Scholes option pricing model with the following assumptions: (i) a risk-free interest rate based on the US 2 year Treasury bond yield of 0.33%; (ii) a dividend yield of zero: (iii) a volatility factor of 300%; (iv) an exercise price of $0.70; and (v) an expected life of the warrants of equal to the term of the warrants (1.8 years) (which is the time during which the Company estimates the warrants will be exercised). The fair value method requires the cost of warrants to be expensed over the period in which they vest, which in the case of the warrants issued to this consultant was immediately as of grant date. The expense of the warrants issuance, based on the Black-Scholes valuations has been credited to Additional Paid-In Capital on the Balance Sheet.

Since the warrant vested immediately, the $190,500 relative fair value of the warrants was recognized as a debt discount on the debt issuance date. When Note One was fully paid off, the debt discount was fully amortized for the year ended December 31, 2012 as interest expense with an offset to Additional Paid-in Capital.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 8 – Equity (continued)

The following table summarizes the Company’s warrant activity for the years ended December 31, 2013 and 2012:

	Number of Warrants	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term (in years)*	Intrinsic Value**

Outstanding at December 31, 2011	-	$-	-	$-

March 30, 2012 - Grant to Creditor One	1,837,000	0.70	-
Outstanding at December 31, 2012	1,837,000	$0.70	0.40	$0.05

October 4, 2013 - Grant to consultant	2,888,888	0.65	4.76	0.12
October 17, 2013 - Granted with Units	77,778	0.65	4.80	0.12
November 21, 2013 - Granted with Units	1,000,000	0.65	4.89	0.12
Outstanding at December 31, 2013	5,803,666	$0.67	3.40	$0.10

* (remaining term as of December 31, 2013)
**(intrinsic value based on the closing share price of $0.77 on December 31, 2013)

Options

On November 25, 2013, the Company issued 250,000 options to purchase 250,000 restricted shares of the Company's common stock to a consultant for services rendered. The options vested immediately in full, have a three year term, and are exercisable at $0.70 per share.

On December 12, 2013, the Company adopted an incentive stock option plan (the "Stock Option Plan"). The Stock Option Plan allows for the issuance of up to 11,000,000 options to acquire 11,000,000 restricted shares of the Company's common stock, with a maximum exercise period of ten years, to be granted to eligible employees, officers, directors, and consultants. During the year ended December 31, 2013, the Company granted 3,000,000 options to officers and directors (see Note 7).

The fair value of the options granted were calculated on the date of grant using a Black Scholes option pricing model with the following assumptions :

GRANTEES	Risk free comparative	Risk free rate	Dividend yield	Volatility period	Volatility rate	Estimated life	Exercise Price	Grant Date Stock price

Consultant	3 year US T-Bond	0.57%	0.0%	3 years	344.2%	1.5 years	$0.70	$0.72
CEO	5 year US T-Bond	1.55%	0.0%	5 years	422.2%	1.5 years	$0.45	$0.74
CSO (former)	5 year US T-Bond	1.55%	0.0%	5 years	422.2%	1.5 years	$0.45	$0.74
CFO	5 year US T-Bond	1.55%	0.0%	5 years	422.2%	1.5 years	$0.74	$0.74

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 8 – Equity (continued)

The expense of the options issuances, based on the Black-Scholes valuations, was $5,753 for consultant's grant and $10,511 for the grant to our CFO. These amounts have been credited to Additional Paid-In Capital on the Balance Sheet. A summary of changes in outstanding stock options for the year ended December 31,2013 is as follows:

	Number of Options	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term (in years)*	Intrinsic Value**

Outstanding at December 31, 2012	-	$-	-	-

November 25, 2013 - Grant to consultant	250,000	0.70	2.90	0.07
December 12, 2013 – Grants to officers (in lieu of warrant issuances)	2,000,000	0.45	4.95	0.32
December 12, 2013 – Grant to officer	1,000,000	0.74	4.95	0.12
Outstanding at December 31, 2013	3,250,000	$0.56	4.79	$0.21

* (remaining term as of December 31, 2013)
**(intrinsic value based on the closing share price of $0.77 on December 31, 2013)

The following table summarizes information about the options outstanding at December 31, 2013:

	Options Outstanding				Options Exercisable
Exercise Prices	Options Outstanding	Weighted Average Exercise Price	Aggregate Intrinsic Value**	Weighted Average Remaining Contractual Life (years)*	Options Outstanding	Weighted Average Exercise Price	Aggregate Intrinsic Value**	Weighted Average Remaining Contractual Life (years)*

$0.45	2,000,000	$0.45	$0.32	4.95	Nil	Nil	$Nil	Nil
$0.70	250,000	$0.70	$0.07	2.90	250,000	$0.70	$0.07	2.90
$0.74	1,000,000	$0.74	$0.03	4.95	1,000,000	$0.74	$0.03	4.95

Totals	3,250,000	$0.56	$0.21	4.79	1,250,000	$0.73	$0.04	4.54

* (remaining term as of December 31, 2013)
**(intrinsic value based on the closing share price of $0.77 on December 31, 2013)

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS
NOTE 9 – Commitments and Contingencies

Leases

The Company leases office/warehouse space in San Clemente, California. The current term of this lease expires on May 31, 2014. Our share of the current total monthly payment is $9,812 is $7,539 plus various expenses incidental to the use of the property. The Company has the option to extend the lease by one 24-month term at a slightly higher monthly rent.

Litigation

On April 29, 2011, VDF FutureCeuticals, Inc filed a civil complaint alleging the Company was infringing three patents held by VDF FutureCeuticals. In resolution of this matter, as detailed in Note 12, on January 28, 2014, the Company and VDF FutureCeuticals, Inc. executed a settlement which has resulted in a partnership between the two companies.

Various lawsuits, claims and other contingencies arise in the ordinary course of the Company’s business activities. As of the date of these financial statements, we know of no threatened or pending lawsuits, claims or other similar contingencies.

While the ultimate outcome of the aforementioned contingencies is not determinable at this time, management believes that any liability or loss resulting therefrom will not materially affect the financial position, result of operations or cash flows of the Company.

NOTE 10 – Income Taxes

The Company is subject to federal income taxes in the United States. The Company has had no net income and therefore has not paid nor has any income taxes owing. Income taxes at the statutory rate are reconciled to the Company’s actual income taxes as follows:

Income tax benefit at statutory rate resulting from net operating Loss carryforward	(35%)
Deferred income tax valuation allowance	35%
Actual tax rate	0%

The Company's deferred tax assets, valuation allowance, and change in valuation allowance are as follows (“NOL” denotes Net Operating Loss):

Year Ended	Estimated NOL Carry-forward	NOL Expires	Estimated Tax Benefit from NOL	Valuation Allowance	Net Tax Benefit

2010	$(2,163,191)	2030	$(757,117)	$757,117	$—
2011	$(2,707,508)	2031	$(947,628)	$947,628	$—
2012	$(2,895,416)	2032	$(1,013,396)	$1,013,396	$—
2013	$(3,912,278)	2033	$(1,369,297)	$1,369,297	$—
	$(11,678,393)		$(4,087,438)	$4,087,438	$—

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 10 – Income Taxes (continued)

The total valuation allowance for the year ended December 31, 2013 is $4,087,438 which increased by $1,369,297 for the year ended December 31, 2013.

As of December 31, 2013 and December 31, 2012, the Company has no unrecognized income tax benefits. The Company’s policy for classifying interest and penalties associated with unrecognized income tax benefits is to include such items as tax expense. No interest or penalties have been recorded during the years ended December 31, 2013 and December 31, 2012 and no interest or penalties have been accrued as of December 31, 2013 and December 31, 2012. As of December 31, 2013 and December 31, 2012, the Company did not have any amounts recorded pertaining to uncertain tax positions.
The tax years from 2010 and forward remain open to examination by federal and state authorities due to net operating loss and credit carryforwards. The Company is currently not under examination by the Internal Revenue Service or any other taxing authorities.

NOTE 11 – Concentration Risks

For the year ended December 31, 2013, four customers accounted for 52% of revenue.

For the year ended December 31, 2012, two customers accounted for 77% of revenue.

NOTE 12 – Subsequent Events

Options issuance

On January 7, 2014 we issued to a director of the Company 750,000 options exercisable into 750,000 restricted shares of the Company's common stock at an exercise price of $0.81 per share. These options have a five year term, vested on grant date, and will be recorded in fiscal 2014 as compensation expense of $601,434 based on a Black-Scholes options pricing model valuation.

Contract Buy-out

As reported in Note 7, the second and final payment of $60,000 relating to the retirement agreement of our former CSO was made in February 2014.

Funds Raised by Private Placement

On January 27, 2014, we issued 1,818,182 units to two investors in a non-brokered private placement, at a purchase price of $0.55 per unit for gross proceeds of $1,000,000. Each unit consisted of one share of our common stock and one non-transferable common share purchase warrant, with each warrant entitling the holder to acquire one additional share of our common stock at a price of $0.65 per share for a period of six years. We issued: (i) 681,818 of these units to one non-US person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended; and (ii) 1,136,364 of these units to one US person, who is an accredited investor (as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended), and in issuing these units to this person we relied on the exemptions from the registration requirements provided for in Rule 506 Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended. Pursuant to the securities purchase agreements with each investor, we also agreed to file a registration statement related to the transaction with the U.S. Securities and Exchange Commission covering the shares underlying the units (excluding shares issuable upon exercise of the warrants).

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 12 – Subsequent Events (continued)

Settlement of Patent Dispute

Settlement Agreement
As reported in a current report on Form 8-K filed February 3, 2014, on January 28, 2014, we entered into a settlement agreement (the "Settlement Agreement") with VDF FutureCeuticals, Inc. and Sandwich Isles Trading Co. Inc., d/b/a Kona Red, Inc., the company from which we acquired the KonaRed business on October 4, 2013, to: (i) settle claims asserted by and against the parties with respect to an action filed by VDF against Sandwich Isles; and (ii) resolve a petition for cancellation of certain trademark registrations filed by Sandwich Isles. Pursuant to the settlement agreement, the parties are required to cause their respective attorneys to jointly file voluntary dismissals with respect to the foregoing claim and petition for cancelation. VDF on the one hand, and Sandwich Isles and Kona Red Corporation on the other, released each other from liability arising or accruing prior to January 28, 2014 for past monetary damages for any patent infringements and all other claims that the parties brought or could have brought prior to January 28, 2014. In addition, Sandwich Isles and our company agreed that both parties will take all steps necessary to formally abandon all currently pending patent applications directed to coffee cherries or coffee cherry technology and cancel with prejudice all trademark proceedings.

License Agreement
In connection with the Settlement Agreement and other agreements disclosed in the current report on Form 8-K, we entered into a coffee fruit patent license, Coffeeberry trademark license and raw materials supply agreement on January 28, 2014 with VDF and Sandwich Isles (the "License Agreement").

Patents and Trademark License
Pursuant to the License Agreement, in exchange for our ongoing compliance with certain alternative minimum payments and royalties (and the terms and conditions related to raw materials discussed below), VDF granted us a non-exclusive, non-transferrable, non-sublicenseable license to use and practice certain VDF patent rights and a non-exclusive license to use certain VDF trademarks and trademark rights.

Raw Materials
Pursuant to the License Agreement, VDF will supply our company with raw materials starting in 2017. We have agreed to negotiate in good faith regarding the terms and pricing of the raw materials to be supplied by VDF. We are permitted to have raw materials manufactured by a third party (subject to some limitations) solely for the use in the products that we sell. In addition, we must share with VDF all details of certain input raw materials.

Senior Convertible Note
In connection with the License Agreement and other agreements disclosed in the current report on Form 8-K, on January 28, 2014, we issued a senior convertible note to VDF, whereby we promised to pay VDF, or its registered and permitted assigns, the principal, being an amount equal to the sum of (i) the aggregate amount of accrued and unpaid designated alternative minimum payments (as set out in the License Agreement) at such time, plus (ii) the aggregate amount of payment in kind interest allowable pursuant to the convertible note. Pursuant to the convertible note, the maturity is December 31, 2018 unless (i) the senior convertible note is accelerated pursuant to an event of default or (ii) the License Agreement is terminated and all accrued and unpaid obligations under the senior convertible note have been paid. Interest on the convertible note is 7% per annum, subject to adjustment for events of default. On the maturity date, we must pay VDF all principal, unpaid interest and late charges, if any, and we have the right, subject to certain limitations, to prepay principal at any time and from time to time.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 12 – Subsequent Events (continued)

At any time and at the option of VDF, any principal outstanding under the convertible note shall be convertible in shares of our common stock at a conversion price of $0.65 per share. In the event there is an event of default, including but not limited to: (i) our failure to make a payment when due; (ii) any representation or warranty made by our company in connection with any agreement summarized in the current report on Form 8-K being untrue in any material respect; (iii) default by our company of any covenant of the convertible note; and (iv) a change in control. Among other rights upon an event of default, if an event of default has occurred, the unpaid principal will bear interest at 12%, VDF may accelerate the maturity of the convertible note and VDF is entitled to set-off rights.

Pursuant to the convertible note: (i) VDF is also granted an adjustment to the conversion price right upon the issuance of shares of our common stock, stock options or other convertible securities; (ii) no indebtedness of our company shall rank senior to the payments due under the convertible note unless prior written consent of VDF is obtained; and (iii) payments under the note is secured by the security agreement as described in the current report on Form 8-K.

Pledge and Security Agreement
In connection with the convertible note and other agreements disclosed in this current report on Form 8-K, on January 28, 2014, we entered into a pledge and security agreement (the "Pledge and Security Agreement") with VDF, whereby we pledged, collaterally assigned and granted to VDF, a security interest in all of our right, title and interest, whether now owned or hereafter acquired, in and to our company’s property to secure the prompt and complete payment and performance of obligations existing under any of the agreements described in the current report on Form 8-K.

Warrant
On January 28, 2014, we issued VDF a warrant entitling VDF, from any time after the occurrence of a warrant exercise event until the fifteenth anniversary of the issuance of the warrant, to purchase from our company, shares of our common stock representing ten percent (10%) of our fully diluted outstanding shares of common stock at a purchase price of $0.001 per share. A warrant exercise event occurs if any of the following events occur:

i.	our company reports $25,000,000 or more of gross sales in any fiscal year in our audited financial statements for such fiscal year;

ii.	our company has a class of securities listed for trading on the New York Stock Exchange, the American Stock Exchange or NASDAQ;

iii.
our company maintains an aggregate market capitalization of our company’s outstanding capital stock of at least $125,000,000 for twenty (20) consecutive trading days based on the closing prices for the shares of our common stock as reported on the OTC Bulletin Board; or

iv.	our company has a change of control as defined in the warrant.

Registration Rights Agreement
On January 28, 2014, we entered into a registration rights agreement with VDF (the "Registration Rights Agreement"), whereby we granted VDF or an assignee (permitted under the Registration Rights Agreement) demand registration rights and incidental registration rights with respect to: (i) any shares of our common stock issued upon conversion of the convertible note; (ii) any shares of our common stock issued upon exercise of the warrant; and (iii) any shares of our common stock acquired by VDF or an assignee from our company after the date of the Registration Rights Agreement upon exercise or conversion of other convertible securities that are acquired by VDF or an assignee from our company after the date of the Registration Rights Agreement.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 12 – Subsequent Events (continued)

Pursuant to VDF’s demand registration right, at any time or from time to time, a holder or holders holding a majority of registrable securities then outstanding may require our company to use our best efforts to effect the registration under the Securities Act of 1933, as amended, of all or part of their respective registrable securities (subject to any limits that may be imposed by the Securities and Exchange Commission pursuant to Rule 415 under the Securities Act), by delivering a written request to our company.

In addition to the registration rights granted to VDF, there are restrictions on our granting of registration rights to other parties.

Investor Rights Agreement
On January 28, 2014, we entered into an investor rights agreement with VDF (the "Investor Rights Agreement"), whereby VDF has the right to designate that number of nominees to our board of directors such that the total number of directors designated by VDF is in proportion to its percentage ownership of the outstanding voting power of the company. From and after the date of the Investor Rights Agreement and until such time as: (i) the convertible note has terminated; (ii) the warrant has terminated or been exercised; and (iii) VDF’s percentage interest is less than 1%, if VDF does not have a designee on our board of directors, VDF shall have the right to appoint one individual as a non-voting observer entitled to attend meetings of our board of directors.
Also pursuant to the Investor Rights Agreement, for so long as (i) the convertible note remains outstanding, (ii) the warrant remains outstanding or (iii) VDF owns a percentage interest equal or greater to 10%, we require VDF’s consent before taking certain corporate actions, including, among others; (i) amending our constating documents; (ii) making any material change to the nature of our business; (iii) incurring indebtedness exceeding $7,500,000 at any one time outstanding; or (iv) declaring or paying dividends.

Copies of the aforementioned agreements were included in our filing of the current report on Form 8-K.

Entry into Material Share Sale Agreement

As reported in a current report on Form 8-K filed February 5, 2014, on February 3, 2014, we entered into a purchase agreement (the “Purchase Agreement”) with an Illinois limited liability company (the "Investor"), pursuant to which we have the right to sell to the Investor of up to $12,000,000 in shares of our common stock, subject to certain limitations set forth in the Purchase Agreement.

On February 3, 2013, we also entered into a registration rights agreement with the Investor (the “Registration Rights Agreement”), pursuant to which we are required to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) registering the sale of the shares of our common stock issued and issuable to the Investor pursuant to the Purchase Agreement.

Upon the satisfaction of the conditions set forth in the Purchase Agreement, including the Registration Statement being declared effective by the SEC, we have the right over a 30-month period to sell up to $12.0 million worth of shares of our common stock to the Investor, upon the terms set forth in the Purchase Agreement. We may direct the Investor, at our sole discretion and subject to certain conditions, to purchase up to $100,000 worth of shares of our common stock on any single business day so long as at least one business day has passed since the most recent purchase, increasing up to a maximum of $500,000 per

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS

NOTE 12 – Subsequent Events (continued)

purchase, depending on the closing sale price of our common stock. Pursuant to the Purchase Agreement, the purchase price of such common stock sold to the Investor is based on the prevailing market price of our common stock preceding the time of any such sale with our company knowing the exact price prior to making sales, if any, to the Investor and controlling the timing and amount of sales, if any, of common stock to the Investor. There are no upper limits to the price the Investor may pay to purchase our common stock. No sales of common stock to the Investor may occur below a floor price as set forth in the Purchase Agreement. In addition, we may direct the Investor to purchase additional amounts as accelerated purchases if on the date of a regular purchase the closing sale price of our common stock is not below the threshold price as set forth in the Purchase Agreement.

Our sales of shares of common stock to the Investor under the Purchase Agreement are limited to no more than the number of shares that would result in the beneficial ownership by the Investor and its affiliates, at any single point in time, of more than 9.99% of the then outstanding shares of our common stock.

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification and termination provisions by, among and for the benefit of the parties. the Investor has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of our shares of common stock. In consideration for entering into the Purchase Agreement, we issued to the Investor 872,727 shares of our common stock as a commitment fee (the “Commitment Shares”) and may issue up to 218,182 additional shares per the terms of the Purchase Agreement. The Commitment Shares have been issued in reliance on an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, and will be registered for sale on the Registration Statement. The Purchase Agreement may be terminated by us at any time at our discretion without any monetary cost to us. Actual sales of shares of common stock to the Investor under the Purchase Agreement will depend on a variety of factors to be determined by our company from time to time, including (among others) market conditions, the trading price of our common stock and determinations by us as to available and appropriate sources of funding for our company and its operations.

KONARED CORPOR AT ION
BALANCE SHEETS

	September 30, 2014 (Unaudited)	December 31, 2013

ASSETS

CURRENT ASSETS
Cash	$600,450	$213,156
Accounts receivable	249,639	26,422
Inventory, net of inventory allowance	514,192	390,127
Prepaid expenses	—	7,500
Other current assets	4,152	3,500
TOTAL CURRENT ASSETS	1,368,433	640,705

OTHER ASSETS
Fixed assets, net of accumulated depreciation	$13,669	$—
TOTAL OTHER ASSETS	13,669	—

TOTAL ASSETS	$1,382,102	$640,705

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$91,828	$275,475
Unearned revenue	3,470	1,482
TOTAL CURRENT LIABILITIES	95,298	276,957

TOTAL LIABILITIES	$95,298	$276,957

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY
Preferred shares, 10,000 shares with par value $0.001 authorized; no shares issued and outstanding at September 30, 2014 and December 31, 2013.	—	—
Common shares, 877,500,000 shares with par value $0.001 authorized; 79,386,371 and 72,366,667 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively.	79,387	72,367
Additional paid in capital	15,838,337	11,969,774
Accumulated Deficit	(14,630,920)	(11,678,393)
TOTAL STOCKHOLDERS' EQUITY	1,286,804	363,748

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,382,102	$640,705

The accompanying notes are an integral part of these financial statements

KONARED COR PO RATION
STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30, 2014	Three Months Ended September 30, 2013	Nine Months Ended September 30, 2014	Nine Months Ended September 30, 2013

REVENUE:
Product sales	$332,867	$169,262	$1,175,829	$847,178
Shipping and delivery	8,397	5,319	85,027	17,055
Net sales	341,264	174,581	1,260,856	864,233

Cost of Goods Sold	278,851	115,045	1,022,761	541,408
GROSS MARGIN	62,413	59,536	238,095	322,825

OPERATING EXPENSES:
Research and development	—	—	3,300	16,326
Advertising and marketing	252,404	32,452	714,309	73,988
General and administrative expenses	562,494	284,564	2,473,013	857,525
Total operating expenses	814,898	317,016	3,190,622	947,839

Loss from operations	(752,485)	(257,480)	(2,952,527)	(625,014)

OTHER INCOME:
License fees	—	—	—	49,000
TOTAL OTHER INCOME	—	—	—	49,000

Net Loss	$(752,485)	$(257,480)	$(2,952,527)	$(576,014)

Basic and diluted loss per common share	$(0.01)	$(0.00)	$(0.04)	$(0.01)

Basic and diluted weighted average shares outstanding	78,272,336	64,350,423	76,143,393	63,351,213

The accompanying notes are an integral part of these financial statements

KONARED CORP OR ATION
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
(Unaudited)

	Common Stock		Additional
	Shares	Amount	Paid In Capital	Accumulated Deficit	Total

Opening balance, January 1, 2013	64,350,423	64,350	7,037,834	(7,766,115)	(663,931)

Common shares issued by SITC for cash	300,953	140,000	—	—	140,000
Common shares issued by SITC for services	61,750	39,550	—	—	39,550
Common shares issued by SITC to pay related party accounts payable	91,667	27,500	—	—	27,500
Common shares issued by SITC to repay shareholder advances	314,800	94,440	—	—	94,440
Recapitalization adjustment relating to fiscal 2013 balances	(769,170)	(301,490)	292,179	—	(9,311)
Common shares cancellation, October 4, 2013	(38,700,423)	(38,700)	38,700	—	—
Common shares issued to SITC shareholders, October 4, 2013	42,750,000	42,750	(42,750)	—	—
Common shares issued for note conversion	1,111,111	1,111	498,889	—	500,000
Common shares issued for cash	2,855,556	2,856	1,282,144	—	1,285,000
Additional paid-in capital related to warrant issuance	—	—	1,861,803	—	1,861,803
Additional paid-in capital related to option grants	—	—	1,000,975	—	1,000,975
Net loss – year ended December 31, 2013	—	—	—	(3,912,278)	(3,912,278)
Balance – December 31, 2013	72,366,667	$72,367	$11,969,774	$(11,678,393)	$363,748
Additional paid-in capital related to option grants	—	—	797,258	—	797,258
Common shares issued for cash	1,818,182	1,818	998,182	—	1,000,000
Common shares issued for equity line underwriting fees	903,633	904	(904)	—	—
Common shares issued under equity line	3,697,889	3,698	1,696,302	—	1,700,000
Common shares issued as compensation	600,000	600	377,725	—	378,325
Net loss – period ended September 30, 2014	—	—	—	(2,952,527)	(2,952,527)
Balance – September 30, 2014	79,386,371	79,387	15,838,337	(14,630,920)	1,286,804

The accompanying notes are an integral part of these financial statements

KONARED COR PO RATION
STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30, 2014	Nine Months Ended September 30, 2013

OPERATING ACTIVITIES:
Net loss	$(2,952,527)	$(576,014)
Adjustments to reconcile net loss to net cash used in operating activities:
Option grants expense	797,258	—
Stock based compensation	378,325	39,550
Depreciation expense	1,005	—
Changes in operating assets and liabilities:
Accounts receivable	(223,217)	(48,327)
Inventory	(124,065)	87,481
Prepaid expenses and other current assets	6,848	—
Accounts payable and accrued liabilities	(183,647)	106,267
Accounts payable - related parties	—	(143,122)
Unearned revenue	1,988	—
NET CASH USED IN OPERATING ACTIVITIES	(2,298,032)	(534,165)

INVESTING ACTIVITIES:
Purchase of fixed assets	(14,674)	—
NET CASH USED BY INVESTING ACTIVITIES	(14,674)	—

FINANCING ACTIVITIES:
Proceeds from term loan	—	500,000
Payment on line of credit	—	(52,198)
Payments on shareholder advances	—	(94,440)
Proceeds from issuance of common stock for cash	2,700,000	189,441
NET CASH PROVIDED BY FINANCING ACTIVITIES	2,700,000	542,803

NET INCREASE (DECREASE) IN CASH	387,294	8,638
CASH, Beginning of Period	213,156	7,383
CASH, End of Period	$600,450	$16,021

The accompanying notes are an integral part of these financial statements

KONARED CORPO RA TION

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
(Unaudited)

	Nine Months Ended September 30, 2014		Nine Months Ended September 30, 2013
Interest paid	$	Nil	$18,264
Income taxes paid		Nil	Nil

NON CASH INVESTING AND FINANCING ACTIVITIES
(Unaudited)

	Nine Months Ended September 30, 2014		Nine Months Ended September 30, 2013
Common shares issued to settle related party payables and shareholder advances	$	Nil	$121,940
Common shares issued as underwriting fees		904	Nil

The accompanying notes are an integral part of these financial statements

KONARED CO RP ORATION
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 – Nature of Organization

KonaRed Corporation (“KonaRed”, "KonaRed Corporation", "us", “we”, the “Registrant”, or the “Company”) was incorporated in the State of Nevada on October 4, 2010 as TeamUpSport Inc. Prior to, and in anticipation of, closing of an asset purchase agreement (the "Asset Purchase Agreement") with Sandwich Isles Trading Co, Inc. ("SITC"), on September 9, 2013 our company effected a name change by merging with our wholly-owned Nevada subsidiary named “KonaRed Corporation” with our company as the surviving corporation under the new name “KonaRed Corporation”. SITC is a private company incorporated in Hawaii on August 22, 2008. On October 4, 2013, pursuant to the terms the Asset Purchase Agreement, we acquired from SITC substantially all of the assets, property and undertaking of the health beverage and food business operated under the name “KonaRed” which specialized in the production and marketing of beverages and supplements produced from the fruit of the coffee plant.

NOTE 2 – Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation and Fiscal Year

These financial statements have been presented by the Company in accordance with accounting principles generally accepted in the United States and are expressed in U.S. dollars. The Company’s fiscal year-end is December 31st (prior to the Asset Purchase Agreement our fiscal year end was May 31st and upon execution of the Asset Purchase Agreement on October 4, 2013, our fiscal year end changed to December 31st.)

On September 9, 2013, we effected a 13.5 to one forward stock split of our common stock. The securities of our Company referred to in these financial statements are the securities subsequent to the forward stock split.

Use of Estimates
The preparation of these financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company regularly evaluates estimates and assumptions related to recoverability of long-lived assets, and deferred income tax asset valuations. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between estimates and the actual results, future results of operations will be affected.

Financial Instruments
The Company’s financial instruments consist principally of cash, accounts receivable, inventory, and accounts payable. The Company believes that the recorded values of all of these financial instruments approximate their current fair values because of the short term nature and respective maturity dates or durations.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 2 – Basis of Presentation and Summary of Significant Accounting Policies (continued)

Cash and Cash Equivalents
The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance, and funds held in trust for the Company with its legal counsel, to be cash equivalents. Our total cash balances were $600,450 and $213,156 as of September 30, 2014 and December 31, 2013, respectively. Cash equivalent components included in total cash were comprised of $nil as of September 30, 2014 and $nil as of December 31, 2013.

Accounts Receivable
Trade accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition. Bad debts expense or write offs of receivables are determined on the basis of loss experience, known and inherent risks in the receivable portfolio and current economic conditions. There were no write-offs and no allowance for doubtful accounts recorded for the three and nine month periods ended September 30, 2014. During the year ended December 31, 2013 there was no allowance for doubtful accounts recorded, and $14,322 of bad debt was written-off.

Inventories
Inventories are composed of raw materials and finished goods. Our inventory process begins when our Company takes possession of dried coffee fruit from coffee growers in Hawaii. We then ship the raw material to our California warehouse for storage and then send required quantities to subcontractors for value-added processing. This value-added processing consists of water based extraction whereby the dried coffee fruit is reduced to liquid extract. For our Company’s beverage production, the coffee fruit raw materials are sent to a 3rd party flavor house which makes the KonaRed concentrate. After we take receipt of the extracts they are shipped to our bottling vendors. The bottling vendors then add our proprietary extract to other ingredients and finish assembly of our finished goods which are primarily comprised of ready-to-drink 10.5 oz. and 16 oz. size drink products. Once the bottling process is complete, finished goods are shipped back to our Company’s warehouse, or to a 3rd party shipping facility, and subsequently are disseminated to either distributors or shipped directly to retailers

Inventories are valued at the lower of cost, as determined on an average basis, or market value. Market value is determined by reference to selling prices at, or around, balance sheet date or by management’s estimates based on prevailing market conditions. Management writes down the inventories to market value if it is below cost. Management also regularly evaluates the composition of its inventories to identify slow-moving and obsolete inventories to determine if a valuation allowance is required. If a valuation allowance is required, an offsetting entry is made which expenses the reserved inventory to cost of goods sold during the period in which the valuation was required. Subsequently, if this reserved inventory is used in future periods, an offset is entered to cost of goods sold which decreases cost of goods sold during that subsequent period. Costs of raw material and finished goods inventories include purchase and related costs incurred in bringing the products to their present location and condition. Labor, direct and indirect overhead, and the processing, bottling and shipping costs incurred during 3rd party manufacturing are factored into the costs of our inventories.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 2 – Basis of Presentation and Summary of Significant Accounting Policies (continued)

Revenue Recognition
Sales revenue consists of amounts earned from customers through the sales of its finished products via wholesale and direct online retail channels. Sales revenue is recognized when persuasive evidence of an arrangement exists, price is fixed or determinable, title to and risk of loss for the product has passed, which is generally when the products are received by the customers, and collectability is reasonably assured. Customers accept goods FOB shipping point. Goods are sold on a final sale basis and in the normal course of business the Company does not accept sales returns. In exceptional circumstances when negotiated, sales returns which are accepted goods are returned to inventory and deducted from sales revenue.

Cost of Goods Sold
Cost of goods sold consists primarily of selling of raw materials and finished goods purchased from vendors as well as warehousing and distribution costs such as inbound freight charges, shipping and handling costs, purchasing and receiving costs. Costs of raw material and finished goods include purchase and related costs for our labor and direct and indirect overhead costs, and the processing, bottling and shipping costs charged by 3rd party manufacturers.

Income Taxes
In accordance with ASC 740 - Income Taxes, the provision for income taxes is computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

The Company also follows the guidance related to accounting for income tax uncertainties. In accounting for uncertainty in income taxes, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in these financial statements is the benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority.

No liability for unrecognized tax benefits was recorded as of September 30, 2014 and September 30, 2013.

Stock Based Payments
We account for share-based awards to employees in accordance with ASC 718 “Stock Compensation”. Under this guidance, stock compensation expense is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the estimated service period (generally the vesting period) on the straight-line attribute method. An exception to this method is our treatment of board and executive bonuses, which are expensed at time of grant. Share-based awards to non-employees are accounted for in accordance with ASC 505-50 “Equity”, wherein such awards are expensed over the period in which the related services are rendered.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 2 – Basis of Presentation and Summary of Significant Accounting Policies (continued)

Research and Development
Costs incurred in developing the ability to create and manufacture products for sale are included in research and development. Once a product is commercially feasible and starts to sell to third party customers, the classification of such costs as development costs stops and such costs are recorded as costs of production, which are included in cost of goods sold. Research and development costs are expensed when incurred.

Basic and Diluted Net Loss per Share
The Company computes loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock warrants and options, using the treasury stock method; and convertible preferred stock and convertible debt using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive. The Company currently has options and warrants outstanding. Common stock equivalents pertaining to the options and warrants were not included in the computation of diluted net loss per common share in these financial statements because the effect would have been anti-dilutive due to the net losses for the periods ended September 30, 2014 and September 30, 2013.

Concentration of Credit Risk
Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and trade receivables. The Company places its cash with high credit quality financial institutions. At times such cash may be in excess of the FDIC limit. With respect to trade receivables, the Company routinely assesses the financial strength of its customers and, as a consequence, believes that the receivable credit risk exposure is limited.

Related Parties
A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 2 – Basis of Presentation and Summary of Significant Accounting Policies (continued)

Fair Value Measurements
As defined in ASC 820 “Fair Value Measurements”, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observability of those inputs. ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement).
The three levels of the fair value hierarchy defined by ASC 820 are as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2 – Pricing inputs are other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reported date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, options and collars.

Level 3 – Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

The Company's Level 1 assets and liabilities consist of cash, accounts receivable, inventories net, of inventory allowance, prepaid expenses, other current assets, accounts payable and accrued liabilities, and unearned revenue. Pursuant to ASC 820, the fair value of these assets and liabilities is determined based on Level 1 inputs, which consist of quoted prices in active markets for identical assets. We do not currently have any assets or liabilities which are classified under the criterion of Level 2 or Level 3.

Amounts in each Level include:

	As of September 30, 2014	As of December 31, 2013
Level 1	$1,463,731	$917,662
Level 2	$nil	$nil
Level 3	$nil	$nil

It is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 2 – Basis of Presentation and Summary of Significant Accounting Policies (continued)

Advertising
Costs for advertising are expensed when incurred. The Company also incurs marketing expenses for product promotion which are included with advertising to form the advertising and marketing item in our statement of operations.

Fixed Assets

Fixed assets are recorded at cost. Amortization is calculated on a straight line method over the estimated useful lives of the various assets as follows:

ASSET	Amortization Term

Furniture and equipment	5 years
Warehouse fixtures	5 years

During the three month period ended September 30, 2014, amortization of $720 was recorded for furniture and Equipment; and amortization of $285 was recorded for warehouse fixtures. Accrued amortization for all fixed assets totaled $1,005 at September 30, 2014.

Maintenance and repairs will be expensed as incurred while renewals and betterments will be capitalized.

Recently Adopted Accounting Pronouncements
The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. Since inception to September 30, 2014, the Company has incurred losses totaling $14,630,920. The net loss incurred for the nine month period ended September 30, 2104 is $2,952,527. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time. If necessary, the Company will pursue additional equity and/or debt financing while managing cash flows from operations in an effort to provide funds to meet its obligations on a timely basis and to support future business development. The financial statements do not contain any adjustments to reflect the possible future effects on the classification of assets or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern. To address these issues, the Company is drawing on its Equity Line and has raised $1,700,000 through sales under the Equity Line to September 30, 2014.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 4 – Inventory

Inventory includes raw materials and finished goods. Finished goods contain direct materials and other manufacturing costs charged directly by third party manufacturing vendors.

Inventory consists of the following:
	September 30, 2014	December 31, 2013

Raw materials	$173,688	$226,680
Finished goods	340,504	182,179
Inventory allowance	—	(18,732)
Total	$514,192	$390,127

The Company recognized $nil and $nil recovery in inventory allowance respectively for the periods ended September 30, 2014 and September 30, 2013.

During the nine month period ended September 30, 2014, management performed a comprehensive review of inventory and disposed of, and wrote-off to cost of goods sold, a net balance of $48,854 of obsolete and expired stock. This write-off included $18,732 of inventory which had been reserved in prior periods. As of September 30, 2014, the Company had $nil of reserved inventory and all inventory was valued at full cost.

The inventory allowance of $18,732 at December 31, 2013 was comprised of the net remaining amount of two raw materials items which were identified as being slow moving during the year ended December 31, 2012 and were reserved. These particular items subsequently did not move during the year ended December 31, 2013. As stated above, this inventory was determined to be obsolete and was fully written off during the three month period ended September 30, 2014.

NOTE 5 – Prepaid Expenses and Other Current Assets

The balance of prepaid expenses at September 30, 2014 was $nil. Prepaid expenses at year end December 31, 2013 comprised a prepayment to a service provider of $7,500.

Other current assets at September 30, 2014 totaled $4,152 and comprised a rent deposit of $3,500 and a manufacturing deposit of $652. Other current assets at year end December 31, 2013 were comprised of a rent deposit of $3,500.

NOTE 6 – Fixed Assets

Fixed assets at September 30, 2014 comprised furniture and equipment totaling $10,482, net of accumulated depreciation of $720; and warehouse fixtures totaling $3,187, net of accumulated depreciation of $285. There was no balance of fixed assets recorded for the year ended December 31, 2013.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 7 – Related Party Transactions

During the nine months ended September 30, 2014, related party transactions included:

(1) Payment of $60,000 to a director who was our former Chief Scientific Officer as the final installment of the $120,000 buy-out of his contract negotiated during fiscal 2013.

(2) Compensation of $23,175 paid to our former CFO for the three months ended March 31,2014

(3) Issuance to a director of the Company of 750,000 options exercisable into 750,000 restricted shares of the Company's common stock at an exercise price of $0.81 per share. These options have a five year term, vested on grant date, and were recorded as compensation expense of $449,766 based on a Black-Scholes options pricing model valuation.

(4) Amortization expense entries totaling $173,746 for the nine month period ended September 30, 2014 were made regarding an option grant to a director of 1,000,000 options exercisable into 1,000,000 shares which had been granted during fiscal 2013. Although these options will only vest the Company's stock price increases to $1.00 per share on or after October 4, 2014, it is a requirement of generally accepted accounting principles ('GAAP') that these options must be amortized over the 'service period' prior to vesting, which has been estimated at 2.5 years. In the event that conditions are not met which trigger the vesting of the options, GAAP stipulates an add-back of these amortization costs should be executed.

(5) Amortization expense entries totaling $173,746 for the nine month period ended September 30, 2014 were made regarding an option grant to our CEO of 1,000,000 options exercisable into 1,000,000 shares which had been granted during fiscal 2013. Although these options will only vest the Company's stock price increases to $1.00 per share on or after October 4, 2014, it is a requirement of generally accepted accounting principles ('GAAP') that these options must be amortized over the 'service period' prior to vesting, which has been estimated at 2.5 years. In the event that conditions are not met which trigger the vesting of the options, GAAP stipulates an add-back of these amortization costs should be executed.

(6) Our CEO; former VP/COO; and CFO received: $97,500, $47,613 and $54,290 respectively as wages and contract salary during the nine months ended September 30, 2014.

(7) Our CFO received a signing bonus of 50,000 and earned 25,000 restricted common shares during the nine month period ended September 30, 2014. These shares were expensed at respective costs of: (1) 50,000 shares at $0.80 per share on date of issuance, for aggregate deemed compensation of $40,000; and (2) 25,000 shares at $0.38 per share on date of issuance, for aggregate deemed compensation of $9,500.

(8) Our former VP/COO received a signing bonus of 25,000 restricted shares on May 1, 2014. These shares were expensed at a cost of $0.62 per share on date of issuance, for aggregate deemed compensation of $15,500.

(9) During the nine month period ended September 30, 2014, the Company adopted a 'Form S-8 Plan' under which the Board and CEO were issued 500,000 registered common shares of the Company as compensation. Our CEO received 250,499 shares, and each of our three other Board members received 83,167 shares each. These shares were expensed at a cost of $0.627 per share on date of issuance, for aggregate deemed compensation of $313,500.

At September 30, 2014 the Company had related party accounts payable of $nil; at December 31, 2013 the Company had related party accounts payable of $60,000.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 8 – Equity

Our authorized capital stock consists of 877,500,000 shares of common stock, with a par value of $0.001 per share and 10,000 shares of preferred stock at a par value of 0.001. The holders of common stock have dividend rights, liquidation rights and voting rights of one vote for each share of common stock. As of September 30, 2014, there were 79,386,371 shares of our common stock issued and outstanding and no preferred shares issued and outstanding.

On September 9, 2013, we effected a 13.5 to one forward stock split of our authorized and outstanding common stock. As a result, our authorized shares of the common stock capital increased from 65,000,000 shares of common stock with a par value of $0.001 to 877,500,000 shares of common stock with a par value of $0.001 and our previously issued and outstanding 4,766,698 shares of common stock increased to 64,350,423 shares of common stock issued and outstanding. All share amounts issued have been adjusted to reflect the 13.5 to one forward stock split.

Prior to the execution of the Asset Purchase Agreement we had 64,350,423 shares of common stock issued and outstanding.

In connection with the closing of the Asset Purchase Agreement a former president and director of our company agreed to and returned 38,700,423 shares (2,866,698 pre-split shares) of our common stock to the treasury of our Company for cancellation without consideration effective October 4, 2013.

On October 4, 2013 we issued an aggregate of 42,750,000 shares of our common stock to SITC in connection with the closing of the Asset Purchase Agreement. Because these shares were issued as part of a reverse takeover of a Shell Company, these shares are presently classified as restricted shares.

In connection with the closing of the Asset Purchase Agreement, effective October 4, 2013 we completed a non-brokered private placement with a creditor for sale of 1,777,778 shares of our common stock at a price $0.45 per share for gross proceeds of $800,000. And, also effective October 4, 2013 we issued 1,111,111 shares of our common stock to this same creditor at a price of $0.45 per share upon conversion of a secured note for proceeds of $500,000. These shares were issued to one non-U.S. person (as that term is defined in Regulation S of the 1933 Act) in offshore transactions relying on Regulation S and/or Section 4(a)(2) of the 1933 Act.

On January 27, 2014, we issued 1,818,182 units to two investors in a non-brokered private placement, at a purchase price of $0.55 per unit for gross proceeds of $1,000,000. Each unit consisted of one share of our common stock and one non-transferable common share purchase warrant, with each warrant entitling the holder to acquire one additional share of our common stock at a price of $0.65 per share for a period of six years. We issued: (i) 681,818 of these units to one non-US person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended; and (ii) 1,136,364 of these units to one US person, who is an accredited investor (as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended), and in issuing these units to this person we relied on the exemptions from the registration requirements provided for in Rule 506 Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended. Pursuant to the securities purchase agreements with each investor, we also agreed to file a registration statement related to the transaction with the U.S. Securities and Exchange Commission covering the shares underlying the units (excluding shares issuable upon exercise of the warrants).

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 8 – Equity (continued)

Equity Line:

As reported in a current report on Form 8-K filed February 5, 2014, on February 3, 2014, we entered into an Equity Line Agreement with  an Illinois limited liability company (the "Investor"), pursuant to which we have the right to sell to the Investor of up to $12,000,000 in shares of our common stock, subject to certain limitations set forth in the Equity Line Agreement.

On February 3, 2014, we also entered into a Registration Rights Agreement with the Investor, pursuant to which we are required to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) registering the sale of the shares of our common stock issued and issuable to the Investor pursuant to the Equity Line Agreement.

Under the Equity Line Agreement we have the right over a 30-month period to sell up to $12.0 million worth of shares of our common stock to the Investor, upon the terms set forth in the Equity Line Agreement. We may direct the Investor, at our sole discretion and subject to certain conditions, to purchase up to $100,000 worth of shares of our common stock on any single business day so long as at least one business day has passed since the most recent purchase, increasing up to a maximum of $500,000 per purchase, depending on the closing sale price of our common stock. Pursuant to the Equity Line Agreement, the purchase price of such common stock sold to the Investor is based on the prevailing market price of our common stock preceding the time of any such sale with our company knowing the exact price prior to making sales, if any, to the Investor and we control the timing and amount of sales, if any, of common stock to the Investor. There are no upper limits to the price the Investor may pay to purchase our common stock. No sales of common stock to the Investor may occur below a floor price as set forth in the Purchase Agreement. In addition, we may direct the Investor to purchase additional amounts as accelerated purchases if on the date of a regular purchase the closing sale price of our common stock is not below the threshold price as set forth in the Purchase Agreement.

Our sales of shares of common stock to the Investor under the Equity Line Agreement are limited to no more than the number of shares that would result in the beneficial ownership by the Investor and its affiliates, at any single point in time, of more than 9.99% of the then outstanding shares of our common stock.

The Equity Line Agreement contains customary representations, warranties, covenants, closing conditions and indemnification and termination provisions by, among and for the benefit of the parties. the Investor has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of our shares of common stock.  In consideration for entering into the Equity Line Agreement, we issued to the Investor 872,727 shares of our common stock as a commitment fee (the “Commitment Shares”) and may issue up to 218,182 additional shares per the terms of the Purchase Agreement. The initial 872,727 commitment shares were valued on February 3, 2014, date of issuance, at $0.75 per share, for an aggregate cost of $654,545, based on the closing market price on that date. The cost of this initial underwriting fee paid through a shares issuance and all subsequent per transaction underwriting fees paid via shares issuances have been debited to additional paid-in capital, each based on the market value of the underwriting fees on date of shares issuance. The total cost of underwriting fees during the period ended September 30, 2014 was $666,108. The Commitment Shares have been issued in reliance on an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, and were registered for sale under the Registration Statement. The Equity Line Agreement may be terminated by us at any time at our discretion without any monetary

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 8 – Equity (continued)

cost to us.  Actual sales of shares of common stock to the Investor under the Equity Line Agreement will depend on a variety of factors to be determined by our Company from time to time, including (among others) market conditions, the trading price of our common stock and determinations by us as to available and appropriate sources of funding for our Company and its operations.

During the nine months ended September 30, 2014 we issued 3,697,889 shares under the Equity Line for aggregate proceeds of $1,700,000. Parallel to these issuances, we issued an additional 30,906 shares to the Investor as underwriting fees.

On March 19, 2014, we committed to pay our new CFO a signing bonus of 50,000 restricted common shares at a price of $0.80 per share, for aggregate deemed compensation of $40,000. This amount was recorded as Stock Payable as of the period ended March 31, 2014 and was paid on April 14, 2014. On August 19, 2014 an additional 25,000 restricted common shares were paid to our CFO for services recorded at a price of $0.38 per share, for aggregate deemed compensation of $9,500. These shares were issued to one non-US person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in offshore transactions in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

On May 1, 2014, we issued 25,000 restricted common shares to our former VP/COO as a signing bonus at a price of $0.62 per share, for aggregate deemed compensation of $15,500. These shares were issued to one US person, who is an accredited investor (as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended), and in issuing these shares to this person we relied on the exemptions from the registration requirements provided for in Rule 506 Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

During the nine month period ended September 30, 2014, the Company adopted a 'Form S-8 Plan' under which the Board and CEO were issued 500,000 registered common shares of the Company as compensation. Our CEO received 250,499 shares, and each of our three other Board members received 83,167 shares each. These shares were expensed at a cost of $0.627 per share on date of issuance, for aggregate deemed compensation of $313,500.

On May 22, 2014 KonaRed Corporation filed a Form S-8 Registration Statement to register a total of 4,000,000 shares with the SEC to be used for director, officer and employee compensation share issuances. An initial group of these shares (the "Award Shares") were then separately registered under the Securities Act, by filing on May 29, 2014 a Post-Effective amendment to the Form S-8 Registration Statement which contained a re-offer prospectus in reference to the Award Shares. Allocation of the Award Shares included: (i) a compensation bonus of 250,499 shares at a price of $0.627 per shares to our CEO; and (ii) 83,167 Award Shares to each of our three other directors at a price of $0.627 per share.

Warrants

On October 17, 2013 we completed a non-brokered private placement with a third party for sale of 77,778 units at a price $0.45 per unit for gross proceeds of $35,000. Each unit was comprised of one share of the common stock of our Company and one five year share purchase warrant exercisable into one share of the common stock of our Company at a price of $0.65 per share.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 8 – Equity (continued)

Warrants (continued)

On November 21, 2013 we completed a non-brokered private placement with a third party for sale of 1,000,0000 units at a price $0.45 per unit for gross proceeds of $450,000. Each unit was comprised of one share of the common stock of our Company and one five year share purchase warrant exercisable into one share of the common stock of our Company at a price of $0.65 per share.

As consideration for assisting us in structuring the acquisition with Sandwich Isles, on October 4, 2013, we issued to a consultant 2,888,888 five-year warrants to purchase 2,888,888 shares of the Company's common stock, exercisable at $0.65 per share for a period of five years. On issuance date, the Company valued the warrants at $1,861,803 and recorded this non-cash expense. The fair value of the 2,888,888 warrants issued was calculated on the date of grant using a Black Scholes option pricing model with the following assumptions: (i) a risk-free interest rate of 1.40% based on the US 5 year Treasury bond yield on issuance date; (ii) a dividend yield of zero; (iii) a volatility factor of 429.1% based on the 5 year annualized daily closing price stock volatility of a group of comparable peer companies with 5 year trading histories; (iv) an exercise price of $0.65; and (v) an expected life of 1.5 years (which is the time during which the Company estimates the warrants will be exercised). The fair value method requires the cost of warrants to be expensed over the period in which they vest, which in the case of the warrants issued to this consultant was immediately as of grant date. The expense of the warrants issuance, based on the Black-Scholes valuations has been credited to Additional Paid-In Capital on the Balance Sheet.

On January 27, 2014, we issued 1,818,182 units to two investors in a non-brokered private placement, at a purchase price of $0.55 per unit for gross proceeds of $1,000,000. Each unit consisted of one share of our common stock and one non-transferable common share purchase warrant, with each warrant entitling the holder to acquire one additional share of our common stock at a price of $0.65 per share for a period of six years.

The following table summarizes the Company’s warrant activity for the periods ended September 30, 2014 and December 31, 2013:

	Number of Warrants	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term (in years)*		Intrinsic Value**

October 4, 2013 - Grant to consultant	2,888,888	0.65	4.26		Nil
October 17, 2013 - Granted with Units	77,778	0.65	4.30		Nil
November 21, 2013 - Granted with Units	1,000,000	0.65	4.39		Nil
Outstanding at December 31, 2013	5,803,666	$0.67	2.90	$	Nil
January 12, 2014 - Expiration of warrants previously granted to creditor	(1,837,000)	-	-		-
January 27, 2014 - Granted with Units	1,818,182	0.65	5.43		Nil
Outstanding at September 30, 2014	5,784,848	$0.65	4.48	$	Nil

*   (remaining term as of September 30, 2013)
** (intrinsic value based on the closing share price of $0.3459 on September 30, 2014)

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 8 – Equity (continued)

Options

On November 25, 2013, the Company issued 250,000 options to purchase 250,000 restricted shares of the Company's common stock to a consultant for services rendered. The options vested immediately in full, have a three year term, and are exercisable at $0.70 per share.

On December 12, 2013, the Company adopted an incentive stock option plan (the "Stock Option Plan"). The Stock Option Plan allows for the issuance of up to 11,000,000 options to acquire 11,000,000 restricted shares of the Company's common stock, with a maximum exercise period of ten years, to be granted to eligible employees, officers, directors, and consultants. During the year ended December 31, 2013, the Company granted 3,000,000 options to officers and directors.

On January 7, 2014, we issued to a director of the Company 750,000 options exercisable into 750,000 restricted shares of the Company's common stock at an exercise price of $0.81 per share. These options have a five year term, vested on grant date, and were recorded as compensation expense of $449,766 based on a Black-Scholes options pricing model valuation.

During the nine months ended September 30, 2014 amortization expense entries each totaling $173,746  were made regarding option grants of 1,000,000 options each (exercisable into 1,000,000 shares each) which were granted to a director and to our CEO during fiscal 2013, but which may vest under certain conditions during fiscal 2014.

The expenses of the options issuances, based on Black-Scholes valuations have been credited to Additional Paid-In Capital on the Balance Sheet.

The fair value of the options granted were calculated on the date of grant using a Black-Scholes option pricing model with the following assumptions :

GRANTEES	Vesting	Risk free rate	Dividend yield	Volatility period	Volatility rate	Estimated life	Exercise Price	Grant Date Stock price

Consultant	Immediate on November 25, 2013	0.57%	0.0%	3 years	344.2%	1.5 years	$0.70	$0.72
CFO (former)	Immediate on December 12, 2013	1.55%	0.0%	5 years	422.2%	1.5 years	$0.74	$0.74
CEO	On October 4, 2013 if stock price is above $1.00 per share	0.51%*	0.0%	2 years*	144.0%*	2.5 years	$0.45	$0.74
CSO (former)	On October 4, 2013 if stock price is above $1.00 per share	0.51%*	0.0%	2 years*	144.0%*	2.5 years	$0.45	$0.74
Director	Immediate on January 7, 2014	1.69%	0.0%	2 years	142.0%	2.5 years	$0.81	$0.81
*(as adjusted at March 31, 2014)

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 8 – Equity (continued)

A summary of changes in outstanding stock options for the period ended September 30, 2014 is as follows:

	Number of Options	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term (in years)*	Intrinsic Value**

Outstanding at December 31, 2013	3,250,000	$0.56	4.04	$Nil
January 7, 2014 – Grant to director	750,000	$0.81	4.27	$Nil
Outstanding at September 30, 2014	4,000,000	$0.61	4.08	$Nil

*  (remaining term as of September 30, 2014)
**(intrinsic value based on the closing share price of $0.3459 on September 30, 2014)

The following table summarizes information about the options outstanding at September 30, 2014:

	Options Outstanding				Options Exercisable
Exercise Prices	Options Outstanding	Weighted Average Exercise Price	Aggregate Intrinsic Value**	Weighted Average Remaining Contractual Life (years)*	Options Outstanding	Weighted Average Exercise Price	Aggregate Intrinsic Value**	Weighted Average Remaining Contractual Life (years)*

$0.45	2,000,000	$0.45	$0.32	4.45	Nil	Nil	$Nil	Nil
$0.70	250,000	$0.70	$0.07	2.20	250,000	$0.70	$Nil	2.40
$0.74	1,000,000	$0.74	$0.03	4.45	1,000,000	$0.74	$Nil	4.45
$0.81	750,000	$0.81	$0.00	4.45	750,000	$0.81	$Nil	4.45

Totals	4,000,000	$0.61	$0.09	4.08	2,000,000	$0.76	$Nil	4.08

*  (remaining term as of September 30, 2013)
**(intrinsic value based on the closing share price of $0.5475 on September 30, 2014)

NOTE 9 – Commitments and Contingencies

Leases

Our company shares a two-year lease for a 10,000 square foot facility in San Clemente, California, with Malie, Inc., (“Malie”) a company owned by our CEO Shaun Roberts and his spouse Dana Roberts. For the nine month period ended September 30, 2014, our Company paid a total $66,491 ($7,267 per month for January to May, 2014 plus $7,539 for June to September, 2014) of the total lease expense of $85,583 ($9,267 per month for January to May 2014 plus $9,812 for June, 2014).

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 9 – Commitments and Contingencies (continued)

For the year ended December 31, 2013 our Company paid a total of $87,204, $7,267 per month, of the total lease expense of $111,204, or $9,267 per month.

On March 17, 2013, Malie & the Company extended the lease for an additional 24 month term to May 31, 2016 and committed to total lease payments of: (i) $9,812 for June 1, 2014 to May 31,2015; and (ii) $10,139 for June 1, 2015 to May 31, 2016. The Company's portion of payments under the extended term are: (i) 7,539 for June 1, 2014 to May 31,2015; and (ii) $7,790 for June 1, 2015 to May 31, 2016.

Settlement of Patent Dispute

Settlement Agreement
As reported in a current report on Form 8-K filed February 3, 2014, on January 28, 2014, we entered into a settlement agreement (the "Settlement Agreement") with VDF FutureCeuticals, Inc. and Sandwich Isles Trading Co. Inc., d/b/a Kona Red, Inc., the company from which we acquired the KonaRed business on October 4, 2013, to: (i) settle claims asserted by and against the parties with respect to an action filed by VDF against Sandwich Isles; and (ii) resolve a petition for cancellation of certain trademark registrations filed by Sandwich Isles. Pursuant to the settlement agreement, the parties were required to cause their respective attorneys to jointly file voluntary dismissals with respect to the foregoing claim and petition for cancelation. VDF on the one hand, and Sandwich Isles and Kona Red Corporation on the other, released each other from liability arising or accruing prior to January 28, 2014 for past monetary damages for any patent infringements and all other claims that the parties brought or could have brought prior to January 28, 2014. In addition, Sandwich Isles and our company agreed that both parties will take all steps necessary to formally abandon all currently pending patent applications directed to coffee berries or coffee berry technology and cancel with prejudice all trademark proceedings.

License Agreement
In connection with the Settlement Agreement and other agreements, we entered into a coffee fruit patent license, Coffeeberry® trademark license and raw materials supply agreement on January 28, 2014 with VDF and Sandwich Isles (the "License Agreement").

Patents and Trademark License
Pursuant to the License Agreement, in exchange for our ongoing compliance with certain Alternative Minimum Payments and royalties (and the terms and conditions related to raw materials discussed below), VDF granted us a non-exclusive, non-transferrable, non-sublicenseable license to use and practice certain VDF patent rights and a non-exclusive license to use certain VDF trademarks and trademark rights.

Raw Materials
Pursuant to the License Agreement, VDF will supply our company with raw materials starting in 2017. We have agreed to negotiate in good faith regarding the terms and pricing of the raw materials to be supplied by VDF. We are permitted to have raw materials manufactured by a third party (subject to some limitations) solely for the use in the products that we sell. In addition, we must share with VDF all details of certain input raw materials.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 9 – Commitments and Contingencies (continued)

Senior Convertible Note
In connection with the License Agreement and other agreements entered on January 28, 2014, in the event that we determine, at our option, that we wish to have regularly scheduled License Fee payments treated as debt, the balance we determine this deferred amount should be will be recorded under a Senior Convertible Note which we have issued to VDF. To current date, there have not been any scheduled payments due per the terms of the License Agreement and therefore any such decision to treat such payments as debt has not been required.

The creation of a balance on the Senior Convertible Note is a provision incorporated in the License Agreement, wherein we have promised to pay VDF, or its registered and permitted assigns, the principal, being an amount equal to the sum of (i) the aggregate amount of accrued and unpaid designated Alternative Minimum Payments (as shown below) at such time, plus (ii) the aggregate amount of payment in kind interest allowable pursuant to the Senior Convertible Note. There is currently no balance accrued on the Senior Convertible Note.

The Alternative Minimum Payments are effectively the base license fee payments and are agreed to be made as follows:

	Three Month Period Ended	Due Date	Amount

1	June 30, 2014	August 14, 2014	$75,000
2	September 30, 2014	November 14, 2014	$75,000
3	December 31, 2014	February 14, 2015	$75,000
4	March 31, 2015	May 15, 2015	$75,000
5	June 30, 2015	August 14, 2015	$75,000
6	September 30, 2015	November 14, 2015	$75,000
7	December 31, 2015	February 14, 2016	$75,000
8	March 31, 2016	May 15, 2016	$75,000
9	June 30, 2016	August 14, 2016	$100,000
10	September 30, 2016	November 14, 2016	$100,000
11	December 31, 2016	February 14, 2017	$100,000
12	March 31, 2017	May 15, 2017	$100,000
13	June 30, 2017	August 14, 2017	$100,000
14	September 30, 2017	November 14, 2017	$100,000
15	December 31, 2017	February 14, 2018	$100,000
16	March 31, 2018	May 15, 2018	$100,000
17	June 30, 2018	August 14, 2018	$125,000
18	September 30, 2018	November 14, 2018	$125,000
19	December 31, 2018	February 14, 2019	$125,000
20	March 31, 2019	May 15, 2019	$125,000
21	Each quarter end thereafter	45 days after each quarter end	$150,000

During the nine month period ended September 30, 2014, we made license payments to VDF totaling $75,000.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 9 – Commitments and Contingencies (continued)

Pursuant to the Senior Convertible Note, the maturity is December 31, 2018 unless (i) the Senior Convertible Note is accelerated pursuant to an event of default or (ii) the License Agreement is terminated and all accrued and unpaid obligations under the Senior Convertible Note have been paid. Interest on the Senior Convertible Note is 7% per annum, subject to adjustment for events of default. On the maturity date, we must pay VDF all principal, unpaid interest and late charges, if any, and we have the right, subject to certain limitations, to prepay principal at any time and from time to time.

At any time and at the option of VDF, any principal outstanding under the Senior Convertible Note shall be convertible in shares of our common stock at a conversion price of $0.65 per share. In the event there is an event of default, including but not limited to: (i) our failure to make a payment when due; (ii) any representation or warranty made by our company in connection with any agreement summarized in the current report on Form 8-K being untrue in any material respect; (iii) default by our company of any covenant of the Senior Convertible Note; and (iv) a change in control. Among other rights upon an event of default, if an event of default has occurred, the unpaid principal will bear interest at 12%, VDF may accelerate the maturity of the Senior Convertible Note and VDF is entitled to set-off rights.

Pursuant to the Senior Convertible Note: (i) VDF is also granted an adjustment to the conversion price right upon the issuance of shares of our common stock, stock options or other convertible securities; (ii) no indebtedness of our company shall rank senior to the payments due under the Senior Convertible Note unless prior written consent of VDF is obtained; and (iii) payments under the note is secured by the security agreement as described in the current report on Form 8-K. At present there are no conversion rights in existence because there is no principal balance accrued on the Senior Convertible Note.

Pledge and Security Agreement
In connection with the Senior Convertible Note and other agreements entered on January 28, 2014, we entered into a pledge and security agreement (the "Pledge and Security Agreement") with VDF, whereby we pledged, collaterally assigned and granted to VDF, a security interest in all of our right, title and interest, whether now owned or hereafter acquired, in and to our company’s property to secure the prompt and complete payment and performance of obligations existing under any of the agreements.

Warrant
On January 28, 2014, we issued VDF a warrant (the "VDF Warrant") entitling VDF, from any time after the occurrence of a Warrant Exercise Event until the fifteenth anniversary of the issuance of the VDF Warrant, to purchase from our Company, shares of our common stock representing ten percent (10%) of our fully diluted outstanding shares of common stock at a purchase price of $0.001 per share. No circumstances have yet occurred which classify as a Warrant Exercise Event and therefore there is no right in place for VDF to exercise the VDF Warrant.

A Warrant Exercise Event occurs if any of the following events occur:

i.	our Company reports $25,000,000 or more of gross sales in any fiscal year in our audited financial statements for such fiscal year;
ii.	our Company has a class of securities listed for trading on the New York Stock Exchange, the American Stock Exchange or NASDAQ;
iii.
our Company maintains an aggregate market capitalization of our company’s outstanding capital stock of at least $125,000,000 for twenty (20) consecutive trading days based on the closing prices for the shares of our common stock as reported on the OTC Bulletin Board; or

iv.	our Company has a change of control as defined in the warrant.

KONARED CORPORATION
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 9 – Commitments and Contingencies (continued)

Registration Rights Agreement
On January 28, 2014, we entered into a Registration Rights Agreement with VDF whereby we granted VDF or an assignee (permitted under the Registration Rights Agreement) demand registration rights and incidental registration rights with respect to: (i) any shares of our common stock issued upon conversion of the Senior Convertible Note; (ii) any shares of our common stock issued upon exercise of the VDF Warrant; and (iii) any shares of our common stock acquired by VDF or an assignee from our Company after the date of the Registration Rights Agreement upon exercise or conversion of other convertible securities that are acquired by VDF or an assignee from our Company after the date of the Registration Rights Agreement.

Pursuant to VDF’s demand registration right, at any time or from time to time, a holder or holders holding a majority of registrable securities then outstanding may require our Company to use our best efforts to effect the registration under the Securities Act of 1933, as amended, of all or part of their respective registrable securities (subject to any limits that may be imposed by the Securities and Exchange Commission pursuant to Rule 415 under the Securities Act), by delivering a written request to our company.

In addition to the registration rights granted to VDF, there are restrictions on our granting of registration rights to other parties.

Investor Rights Agreement
On January 28, 2014, we entered into an investor rights agreement with VDF (the "Investor Rights Agreement"), whereby VDF has the right to designate that number of nominees to our board of directors such that the total number of directors designated by VDF is in proportion to its percentage ownership of the outstanding voting power of the company. From and after the date of the Investor Rights Agreement and until such time as: (i) the Senior Convertible Note has terminated; (ii) the VDF Warrant has terminated or been exercised; and (iii) VDF’s percentage interest is less than 1%, if VDF does not have a designee on our board of directors, VDF shall have the right to appoint one individual as a non-voting observer entitled to attend meetings of our board of directors.

Also pursuant to the Investor Rights Agreement, for so long as (i) the Senior Convertible Note remains outstanding, (ii) the VDF Warrant remains outstanding or (iii) VDF owns a percentage interest equal or greater to 10%, we require VDF’s consent before taking certain corporate actions, including, among others; (i) amending our constating documents; (ii) making any material change to the nature of our business; (iii) incurring indebtedness exceeding $7,500,000 at any one time outstanding; or (iv) declaring or paying dividends.

NOTE 10 – Subsequent Events

Subsequent to the period ended September 30, 2014, on October 1, 2014, we issued 57,400 restricted common shares to employees as bonus compensation at a price of $0.3449 per share for aggregate deemed compensation of $18,790. These shares were issued to US persons, in accordance with exemptions from the registration requirements provided for in Rule 506 Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

Subsequent to the period ended September 30, 2014, on October 24, 2014, we issued 352,759 restricted common shares to a vendor at a price of $0.2835 per share for aggregate deemed fees of $100,007. These shares were issued to a US corporation, in accordance with exemptions from the registration requirements provided for in Rule 506 Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

It was management's assessment that there were no other events which should be classified as subsequent events for the period of these financial statements.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Certain information included herein contains forward-looking statements that involve risks and uncertainties within the meaning of Sections 27A of the Securities Act, as amended; Section 21E of the Securities Exchange Act of 1934. These sections provide that the safe harbor for forward looking statements does not apply to statements made in initial public offerings. The words, such as “may,” “would,” “could,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. These statements appear in a number of places in this Form 10-Q and include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, our directors or our officers, with respect to, among other things: (i) our liquidity and capital resources; (ii) our financing opportunities and plans; (iii) continued development of business opportunities; (iv) market and other trends affecting our future financial condition; (v) our growth and operating strategy. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. The factors that might cause such differences include, among others, the following: (i) we have incurred significant losses since our inception; (ii) any material inability to successfully develop our business plans; (iii) any adverse effect or limitations caused by government regulations; (iv) any adverse effect on our ability to obtain acceptable financing; (v) competitive factors; and (vi) other risks including those identified in our other filings with the Securities and Exchange Commission.

Overview

Our company was incorporated on October 4, 2010 in the state of Nevada. Since inception our company has not been involved in any bankruptcy, receivership or similar proceedings. Our company was organized under the name TeamUpSports Inc. and on October 4, 2013 entered into an agreement to acquire the assets of Sandwich Isles. Sandwich Isles was incorporated in the State of Hawaii on August 22, 2008 and its operations, which we have taken over, include the business of distributing, marketing and selling for retail sale beverage and other products produced from the fruit of the coffee plant.

As part of its revised business plans, our company: amended its articles of incorporation to change its name from “TeamUpSport Inc.” to “KonaRed Corporation”; executed a 13.5 to one forward stock split of the authorized, and issued and outstanding shares of its common stock; and changed its year-end from May 31st to December 31st.

Our common stock is currently quoted on the OTC Markets Group’s OTCQB under the symbol “KRED”

Critical Accounting Policies

Basis of presentation

The financial statements of the company have been prepared in accordance with the accounting principles generally accepted in the United States of America.

Inventories

Inventories are primarily raw materials and finished goods. Inventories are valued at the lower of, cost as determined on an average basis, or market.  Market value is determined by reference to selling prices at, or around, balance sheet date or by management’s estimates based on prevailing market conditions. Management writes down the inventories to market value if it is below cost. Management also regularly evaluates the composition of its inventories to identify slow-moving and obsolete inventories to determine if valuation allowance is required. Costs of raw material and finish goods inventories include purchase and related costs incurred in bringing the products to their present location and condition.

Revenue recognition

Sales revenue consists of amounts earned from customers through the sale of its primary products, the KonaRed, premium coffee fruit wellness drink, offered to retail consumers. The company also operates a branded ingredients division that sells fruit powder and extracts to parallel markets to allow the company to piggyback on resources of established players with widespread footprints in other health-oriented consumer venues.

Sales revenue is recognized when persuasive evidence of an arrangement exists, price is fixed or determinable, title to and risk of loss for the product has passed, which is generally when the products are received by the customers, and collectability is reasonably assured. Customers accept good FOB shipping point. Goods are sold on a final sale basis and in the normal course of business the Company does not accept sales returns.

Cost of goods sold

Cost of goods sold consists primarily of selling of raw materials and finished goods purchased from vendors as well as warehousing and distribution costs such as inbound freight charges, shipping and handling costs, purchasing and receiving costs.

Stock Based Payments

We account for share-based awards to employees in accordance with ASC 718 “Stock Compensation”. Under this guidance, stock compensation expense is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the estimated service period (generally the vesting period) on the straight-line attribute method. Share-based awards to non-employees are accounted for in accordance with ASC 505-50 “Equity”, wherein such awards are expensed over the period in which the related services are rendered.

RESULTS OF OPERATIONS

The following discussion and analysis covers material changes in the financial condition of our Company during the three and nine month periods ended September 30, 2014 and September 30, 2013.

A summary is as follows:

	Three Months ended September 30, 2014	Three Months ended September 30, 2013	Nine Months ended September 30, 2014	Nine Months ended September 30, 2013

Product sales	$332,867	$169,262	$1,175,829	$847,178
Shipping and delivery fees	8,397	5,319	85,027	17,055
Net sales	341,264	174,581	1,260,856	864,233
Cost of goods sold	(278,851)	(115,045)	(1,022,761)	(541,408)
GROSS MARGIN	62,413	59,536	238,095	322,825
Operating expenses	(814,898)	(317,016)	(3,190,622)	(947,839)
Loss from operations	(752,485)	(257,480)	(2,952,527)	(625,014)
Other income	—	—	—	49,000
NET LOSS	$(752,485)	$(257,480)	$(2,952,527)	$(576,014)

Net loss per share	$(0.01)	$(0.00)	$(0.04)	$(0.01)

Product Sales

During the three and nine month periods ended September 30, 2014 we recorded product sales of $332,867 and $1,175,829 respectively, compared with product sales of $169,262 and $847,178 for the three and nine month periods ended September 30, 2013. Prior to adjustment, this represents an increase of 97% in three month comparative product sales, and an increase of 39% in comparative nine months product sales.

We note a change of product mix occurred in early fiscal 2014 which makes the period over period product sales data not entirely comparable.

Previously, in addition to our mainline beverage and wellness product sales, we also operated a division which sold wholesale ingredients to other beverage manufacturers. A phase-out of wholesale ingredients sales was a component of our patent settlement agreement with VDF and this phase-out began in early fiscal 2014. Sales of wholesale ingredients comprised $4,200 and $64,242 for the three and nine month periods ended September 30, 2014, versus $108,318 and $342,774 for the three and nine month periods ended September 30, 2013.

When sales of wholesale ingredients are excluded, adjusted product sales for the three and nine month periods ended September 30, 2014 are $328,667 and $1,111,587, respectively, compared with adjusted product sales of $60,944 and $504,404, respectively, for the three and nine month periods ended September 30, 2013.

The exclusion of phased-out wholesale ingredient sales translates to respective comparable consumer product sales increases of 439% and 120% for third quarter comparative three and nine month periods.

We attribute our increases in sales to key initiatives undertaken in fiscal 2014, including our strategic alliance with Splash Beverage Group Inc. which has expanded our distribution network; and our introduction into national chain stores including Walmart, Kroger and Vitamin Shoppe.

Shipping and delivery fees

During the three and nine month periods ended September 30, 2014 we recorded shipping and delivery fees of $8,397 and $85,027 respectively, compared with shipping and delivery fees of $5,319 and $17,055 for the three and nine month periods ended September 30, 2013. This represents increases of 58% and 399% respectively for the three and nine month comparative periods.

Cost of Goods Sold

As referenced in our Description of Business above, our production is based on an outsourcing business model which utilizes third parties for the bulk of our non-core business operations, such as manufacturing and coffee fruit extraction. The main component of our cost of goods sold ('COGS') relates to costing the finished goods which are drawn from our inventory when sold. These finished goods primarily include bottles of our coffee beverages in various container and lot sizes which have been manufactured in a staged process for us by third parties and delivered to our warehouse, or to SBG, for distribution. Costing is done on applying specific unit sales to unit product costs based on the costs per unit recorded in our inventory system. Costs per unit in the inventory system include per unit manufacturing charges from outsource manufacturers.

Along with the current period cost of inventory which has been used for product sales, COGS also includes expensing of inventory which has: (i) been disposed of because it has expired and/or become obsolete; and (ii) been subject to a write-down reserve because the inventory has been deemed to be potentially useful, but has been slow moving for a significant period of time. During the period ended September 30, 2014, we completed an extensive assessment of inventory stocks and disposed of $48,854 of obsolete current inventory, and $18,732 of inventory which previously had previously been reserved. Obsolete inventory was comprised both of raw materials which had expired, old labels which included outdated information, and remaining inventory of a discontinued product.

During the three and nine month periods ended September 30, 2014 COGS were $278,851 and $1,022,761, or 82% and 81% of sales, compared with $115,045 and $541,408, or 66% and 63% of sales for the three and nine month periods ended September 30, 2013. This corresponds to gross margin percentages of 18% and 19% versus 44% and 47% for the comparative three and nine month periods ended September 30, 2014 versus September 30, 2013. We project COGS will decrease over the balance of fiscal 2014 and into fiscal 2015 and gross margin will improve.
We attribute part of the relatively higher COGS for the current period to rush processing fees which were required to meet high demand from new major clients such as Walmart. We project that as our order flow becomes more steady, our COGS will decrease due to the economies of scale from larger production runs.

Additionally, a significant contributing factor in the relative period over period decrease in gross margin is that during fiscal 2014 we have been phasing out our wholesale ingredients business. This phase-out of wholesale ingredients sales was a component of our patent settlement agreement with VDF and this began in early fiscal 2014. Sales of wholesale ingredients earned higher gross margin than our mainline consumer products and the elimination of these sales has impacted our comparative period over period gross margins.

The primary cost of goods sold components for the three and nine month periods ended September 30, 2014 versus the three and nine month periods ended March 31,2013 were as follows: (i) manufacturing costs, which include both in-house and outsourced manufacturing costs, totaled $229,148 and $751,776 versus $72,563 and $430,365, respectively; (ii) packaging which totaled $1,840 and $22,459 versus $588 and $2,408, respectively; (iii) customer shipping which totaled $35,325 and $143,652 versus $22,851 and $70,191, respectively; and (iv) inventory delivery which totaled $8,488 and $39,290 versus $5,867 and $23,340, respectively.

Other Income

During the three and nine month periods ended September 30, 2014 we recorded other income of $nil and $nil compared with other income of $nil and $49,000 for the three and nine month periods ended September 30, 2013. Other income was comprised of a one-time license fees charged for the use of our trademark during the first quarter of fiscal 2013. We do not anticipate further other income item will arise in the near term.

Expenses

Our operating expenses are classified into three categories:

- Research and development
- Advertising and marketing
- General and administrative expenses

Research and Development

Research and development costs were $nil and $3,300, respectively for the three and nine month periods ended September 30, 2014, compared with $nil and $16,326 for the comparative periods ended September 30, 2013; or nil% and negative 80%, respectively. Decreases in research and development costs are attributable to implementation of cooperative R&D efforts with VDF per the terms of the agreements we executed in January 2014. We project R&D costs will remain near current levels for the balance of fiscal 2014.

Advertising and Marketing

Advertising and marketing costs increased by 678% and 865% to $252,404 and $714,309 for the three and nine month periods ended September 30, 2014, compared with $32,452 and $73,988 for the comparative periods ended September 30, 2013. These substantial planned increases are primarily attributable to: (i) increased use of free samples in grocery stores; (ii) fees paid to Splash Beverage Group Inc. ('SBG') under our Sales and Marketing Agreement with SBG, which we implemented to effect a rapid expansion of our beverage products distribution with the U.S.; (iii) a major upgrade of our enterprise website to better facilitate direct sales to consumers; and (iv) expenses for a variety of advertising, graphic design and sponsorship/public relations initiatives.

During the three and nine month comparative periods ended September 30, 2014 versus September 30, 2013: the cost of free samples was $68,047 and $215,638 versus $15,541 and $36,011, respectively, representing increases of 338% and 499%, respectively; sales and marketing fees were $72,046 and $177,242 versus $nil and $nil, respectively, representing increases of 100% and 100% respectively; website expenses were $13,713 and $46,971 versus $16,343 and $18,953, respectively, representing a decrease of 16% and an increase of 148%, respectively; and advertising, graphic design and sponsorship/public relations initiatives comprised $98,598 and $274,458 versus $568 and $19,024, respectively, representing increases of 17,259% and 1,343%, respectively. We project advertising and marketing costs will increase over the balance of fiscal 2014.

General and Administrative

General and administrative costs were $562,494 and $2,473,013, respectively, for the three and nine month periods ended September 30, 2014, compared with $284,564 and $857,525 for the three and nine month period ended September 30, 2013. This includes cash and non-cash components and represents increases of 98% and 188%, respectively, for the comparative three and nine month periods. We project general and administrative expenses will remain at current levels or increase moderately over the balance of fiscal 2014.

Non-cash expenses include option grants amortization expense, stock based compensation expenses, and fixed assets depreciation expense. When non-cash expenses of and $131,252 and $1,176,588 for the three and nine month periods ended September 30, 2014; and $nil and $39,550 for the three and nine month periods ended September 30, 2013 are excluded, general and administrative expenses for the comparative periods show comparative increases of 52% and 58% to $431,242 and $1,296,425 respectively for the three and nine month periods ended September 30, 2014, and $284,564 and $817,975, respectively for the three and nine month periods ended September 30, 2013.

Within expenses paid in cash, major items for the three and nine month comparative periods ended September 30, 2014 versus September 30, 2013 included: (i) wages and contract salaries of $233,487 and $681,227 versus $141,688 and $429,457, respectively, representing respective increases of 65% and 59%; (ii) legal and audit fees of $22,920 and $180,083, respectively, versus $24,762 and $62,260, respectively, representing a decrease of 7% and an increase of 189%, respectively; (iii) VDF license fees expenses of $75,000 and $150,000 versus $nil and $nil, representing increases of 100% and 100%, respectively; and (iv) rent of $35,376 and $79,599 versus $16,506 and $67,541, representing increases of 114% and 18%, respectively.

In the current periods, wage and salary expense increases are due to the addition of executive, warehouse and office support staff; and legal and audit expenses are primarily related to: (a) filing of a series of Form 8-Ks ('Super 8-Ks') to report Form 10 information to shareholders regarding our transition from being a Shell Company to regular SEC reporting status; (b) settlement of our patent dispute with VDF; (c) negotiation of our Equity Line and the filing with the SEC of a Form S-1, and amendments thereto, to bring the Equity Line into being; and (d) filing of our Form S-1 filing to apply for registration of shares issued to the former shareholders of Sandwich Isles Trading Co, Inc. Rent increases primarily due to the tiered increases within our warehouse lease.

Net Loss

Our net losses for the three and nine month periods ended September 30, 2014 were $752,485, or $0.01 per share, and $2,952,527, or $0.04 per share, respectively, compared to $257,480, or $0.00 per share, and $576,014, or $0.01 per share, respectively, for the three and nine month periods ended September 30, 2013.

When respective non-cash expenses of $131,252 and $1,176,588 for the three and nine month periods ended September 30, 2014; and $nil and $39,550 for the three and nine month periods ended September 30, 2013 are excluded, our net losses for the comparative periods respectively improve to $621,233, or $0.01 per share and $1,775,939, or $0.02 per share for the three and nine month periods ended September 30, 2014, compared with $257,480, or $0.00 per share, and $536,464, or $0.01 per share, for the three and nine month periods ended September 30, 2013.

Liquidity and Capital Resources

Our financial position as at September 30, 2014 and December 31, 2013 was as follows:

Net Working Capital
	As of September 30, 2014	As of December 31, 2013

Current Assets	$1,368,433	$640,705
Current Liabilities	95,298	276,957
Net Working Capital (Deficit)	$1,273,135	$363,748

As of September 30, 2014 we had cash on hand of $600,450, accounts receivable of $249,639, net inventory of $514,192, prepaid expenses of $nil, and other current assets of $4,152. This compares with cash of $213,156, accounts receivable of $26,422, net inventory of $390,127, prepaid expenses of $7,500, and other current assets of $3,500 for the comparable period ended December 31, 2013.

Our net working capital increased from a balance of $363,748 at December 31, 2013 to a balance of $1,273,135 at September 30, 2014. This significant increase in working capital was supported by our January 2014 $1,000,000 unit private placement, and $1,700,000 raised from our Equity Line. At present, we estimate we will need to raise capital during the coming twelve months to fund our strategic plans.

Cash Flows
	Nine Months ended September 30, 2014	Nine Months ended September 30, 2013

Net cash (used) by Operating Activities	$(2,298,032)	$(534,165)
Net cash provided/(used) in Investing Activities	(14,674)	-
Net cash provided by Financing Activities	2,700,000	542,803
Increase (decrease) in Cash during the Period	387,294	8,638
Cash, beginning of period	213,156	7,383
Cash, end of period	$600,450	$16,021

Comparative figures for Net cash (used) by Operating Activities is comprised of the net loss of $2,952,527 for the nine month period ended September 30, 2014 versus a net loss $576,014 for the prior period in 2013, and also includes non-cash add-backs of: (i) options grant expense of $797,258 versus $nil, respectively; and (ii) stock based compensation of $378,325 versus $39,550, respectively for the nine month period ended September 30, 2014 versus the nine month period ended September 30, 2013.

Total non-cash items comprise $1,176,588 or 40% of our total net loss for six month period ended September 30, 2014, versus total non-cash items of $39,550, or 7% for the nine month period ended September 30, 2013.

Additionally, Net cash (used) by Operating Activities for the comparative nine month periods of 2014 versus 2013 include key elements comprised of: (i) an increase in accounts receivable of $223,217 versus $48,327, respectively; (ii) a recorded increase in inventory of $124,065 versus a decrease of $87,481, respectively; and (iii) a decrease in accounts payable and accrued liabilities of $183,647 versus an increase of $106,267, respectively.

Off-Balance Sheet Arrangements

We had no significant off-balance sheet arrangements at September 30, 2014 or December 31, 2013 that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Material Events and Uncertainties

Our operating results are difficult to forecast. Our prospects should be evaluated in light of the risks, expenses and difficulties commonly encountered by comparable early stage companies in rapidly evolving markets. There can be no assurance that we will successfully address such risks, expenses and difficulties.

Fiscal Years ended December 31, 2013 and December 31, 2012

Summary:
	Year ended December 31, 2013	Year ended December 31, 2012

Product sales	$889,932	$1,835,035
Cost of goods sold	447,569	1,152,098
GROSS MARGIN	442,363	682,937
Other income	64,867	19,372
Operating expenses	4,403,815	3,382,775
Loss from operations	(3,896,585)	(2,680,466)
Interest expense	15,693	214,950
NET LOSS	$(3,912,278)	$(2,895,416)

Product Sales

During the year ended December 31, 2013, we recorded product sales of $889,932 compared with product sales of $1,835,035 for the year ended December 31, 2012, which represent a percentage decrease of 52%. The period over period decrease was primarily because of restructuring of capital for preparation of growth of sales. This restructuring created a temporary lack of capital which inhibited our ability to invest in revenue building activities. Our restructuring objectives were fulfilled through the closing of the Asset Purchase transactions on October 4, 2013, which has provided additional capital to commit to our strategic plan to grow sales.

Cost of Goods Sold

As referenced in our “Item 1 - Description of Business” above, our production is based on an outsourcing business model which utilizes third parties for the bulk of our non-core business operations, such as manufacturing and coffee fruit extraction. The primary component of our cost of goods sold relates to costing the finished goods which are drawn from our inventory when sold. These finished goods primarily include bottles of our coffee beverages in various container and lot sizes which have been manufactured in a staged process for us by third parties and delivered to our warehouse for distribution. Costing is done on applying specific unit sales to unit product costs based on the costs per unit recorded in our inventory system. Costs per unit in the inventory system include per unit manufacturing charges from outsource manufacturers.

During the year ended December 31, 2013 cost of goods sold were $447,569 compared with $1,152,098 for the year ended December 31, 2012, which represents a percentage decrease of 61%. We attribute this  decrease to our lower sales during fiscal 2013.

The primary cost of goods sold components for fiscal 2013 versus fiscal 2012 were as follows: (i) manufacturing costs, which includes both in-house and outsourced manufacturing related costs, totaled $437,107 versus $489,982; (ii) packaging totaled $6,320 versus $423,925; (iii) customer shipping which totaled $86,748 versus $134,303; and (iv) inventory delivery which totaled $38,360 versus $127,560. The major change among these items was the decrease in packaging costs which resulted from our investment in new packaging elements during fiscal 2012.

Other Income

During the year ended December 31, 2013 we recorded other income of $64,867 compared with other income of $19,372 for the year ended December 31, 2012, which represent a percentage increase of 235%. Other income is comprised of license fees for the use of our trademark, and shipping and delivery charges income. The period over period increase was primarily due to $49,000 of license fee income being earned during fiscal 2013.

Research and Development

Research and development costs decreased by 46% to $18,710 for the year ended December 31, 2013, compared with $34,850 for the year ended December 31, 2012. The decreases in research and development costs were primarily attributable to lower usage of laboratory facilities for product analysis.

Advertising and Marketing

Advertising and marketing costs decreased by 81% to $143,061 for the year ended December 31, 2013, compared with $757,087 for the year ended December 31, 2012. This decrease was primarily attributable to our lower use of in store product demos and advertising during a period of capital constraints. In particular, we purposely decreased expenditures for in-store product demos from $423,670 for the year ended December 31, 2012 to $6,340 for the year ended December 31, 2013.

General and Administrative

General and administrative costs increased by 64% to $4,242,044 for the year ended December 31, 2013, compared with $2,590,838 for the year ended December 31, 2012. $2,852,144, or 67%, of general and administrative costs recorded for fiscal 2013 were due to the non-cash expensing of issuance of warrants to a consultant; and the non-cash expensing of options issued to our officers, directors, and a consultant. Other general and administrative costs categories generally decreased. These decreases were attributable both a decrease in administrative costs due to lower sales activity, and a general review of our costs undertaken by senior management during fiscal 2013. We actively worked to find lower cost service providers and negotiated discounts and lower cost contracts with suppliers wherever possible. The primary ongoing components of general and administrative costs are payroll, consulting & management fees, rent & warehousing, and professional & legal fees. For the comparative years ended December 31, 2013 versus December 31, 2012: (i) payroll, consulting & management fees, excluding the non-cash expenses totaled $814,974 versus $940,585; (ii) rent & warehousing costs totaled $82,138 versus $155,479; and (iii) professional & legal fees totaled $232,155 versus $215,870. The comparative year over year decreases in payroll & management fees, and rent & warehousing costs was related to our decreased level of sales during fiscal 2013 and our cost cutting initiatives.

Interest Expense

We incurred interest expense of $15,693 during the year ended December 31, 2013 versus $214,950 during the year ended December 31, 2012. $190,500 of the interest expense recorded for the period ended December 31, 2012 related to expensing of warrants which were part of a debt issuance completed during that reporting period.

Net Loss

Our net loss for the year ended December 31, 2013 was $3,912,278 compared to $2,895,416 for the year ended December 31, 2012. These changes were due primarily to our issuances of warrants and options during fiscal 2013.

Liquidity and Capital Resources

Our financial position as at December 31, 2013 and December 31, 2012 was as follows:

Net Working Capital
	As of December 31, 2013	As of December 31, 2012

Current Assets	$640,705	$167,610
Current Liabilities	276,957	844,685
Net Working Capital (Deficit)	$363,748	$(677,075)

As of December 31, 2013 we had cash on hand of $213,156, accounts receivable of $26,422, and net inventories totaling $390,127; compared with cash of $7,383, accounts receivable of $6,735 and inventories totaling $153,492 for the comparable period ended December 31, 2012. Our net working capital deficit increased from a deficit balance of $677,075 at December 31, 2012 to a positive working balance of $363,748 at December 31, 2013. This significant increase in working capital was primarily due to the transactions related to our asset purchase on October 4, 2013. We estimate we will need to raise additional funds during the fiscal years and project we will be able to raise these funds through private placements and public sales of our common shares.

We currently project we will need to raise additional capital as follows in order to meet our business plan targets:

Year	Additional Capital Required
2015	$1.3 million
2016	$1.5 million
2017	$1.7 million
2018	$1.9 million

Our capital plan is flexible and we can reduce planned future discretionary expenditures and investments if our capital raising efforts during a particular period do not meet targets.

Successful Fund Raising

In order to meet our fund raising objectives, on January 27, 2014 our company closed two private placements of its common shares which raised $1,000,000; and on February 5, 2014, our company entered into a share purchase agreement (the “Purchase Agreement”) with an Illinois limited liability company, pursuant to which we have the right to sell to them up to $12,000,000 in shares of our common stock, subject to certain limitations set forth in the Purchase Agreement.

Debt

During the year ended December 31, 2012, we issued a 10% term loan of $225,000 to a third party creditor. The principal of the loan was agreed to be repaid in monthly installments of $75,000 each which began on April 1, 2012. During the year ended December 31, 2012 interest of $3,863 accrued on this loan and was added to the principal balance of short term debt at December 31, 2012. During fiscal 2013, a payment of $3,863 was made to the creditor and this fully repaid and terminated the loan.

On January 12, 2012, our company entered into a working line of credit agreement with the same creditor. In accordance with the working line of credit agreement, we had the right to borrow a maximum of $2,000,000 at an interest rate of 10% per annum. In September 2012, a late payment occurred which triggered an increase in the rate of interest to 18% and interest subsequently accrued at the higher rate. This working line of credit expired on January 12, 2014. During the year ended December 31, 2012, we borrowed $275,000 under the working line loan agreement, out of which $225,000 was used to pay off the term loan as referenced above. We received the remaining $50,000 in cash.  During the year ended December 31, 2012, we made repayments totaling $161,453 and brought the line of credit balance to $113,547 as of December 31, 2012. During the year ended December 31, 2013, interest of $13,477 was paid on the line of credit, as were principal repayments totaling $113,547 which brought its balance to $nil as of December 31, 2013.

In June 2013, we issued a $500,000 secured promissory note to a different creditor, which note was due on December 1, 2013 and accrued interest at 12% per annum. This note was assigned by the original creditor to a different creditor in full and in connection with the closing of the Asset Purchase on October 4, 2013, the final creditor converted the note into 1,111,111 shares of our common stock at a price of $0.45 per share. As part of the conversion agreement, the creditor waived right to any interest payments on the secure promissory note and the outstanding debt of $500,000 was deemed paid in full.

Cash Flows
	Year ended December 31, 2013	Year ended December 31, 2012

Net cash (used) by Operating Activities	$(1,601,817)	$(2,282,402)
Net cash provided/(used) in Investing Activities	-	-
Net cash provided by Financing Activities	1,807,590	2,277,550
Increase (decrease) in Cash during the Period	205,773	(4,852)
Cash, beginning of period	7,383	12,235
Cash, end of period	$213,156	$7,383

In addition to the increase in our net loss to $3,912,278 in fiscal 2013 from $2,895,426 in fiscal 2012, the major components of changes in net cash used in operating activities for the year ended December 31, 2013 versus the year ended December 31, 2012 were comprised of: (i) the non-cash add-back of debt discount amortization decreased to $nil from $190,500 reflecting that there were was no non-cash expense add-back of debt discounts applicable during the current period; (ii) non-cash add-back of stock based compensation expense decreased to $39,550 in fiscal 2013 from $424,687 in fiscal 2012; (iii) non-cash add-back of expensing of warrants and options totaling $2,862,778 during fiscal 2013 compared to $nil in fiscal 2012; (iv) $236,635 of inventory change recorded for fiscal 2013 versus $151,090 during fiscal 2012; (v) use of cash to pay down accounts payable increased to $222,067 during fiscal 2013 compared to $165,440 during fiscal 2012; and (vi) cash used to pay accounts payable – related party increased to $143,122 during fiscal 2013 versus providing cash of $122,557 during fiscal 2012.

Off-Balance Sheet Arrangements

We had no significant off-balance sheet arrangements at December 31, 2013 that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Material Events and Uncertainties

Our operating results are difficult to forecast. Our prospects should be evaluated in light of the risks, expenses and difficulties commonly encountered by comparable early stage companies in rapidly evolving markets. There can be no assurance that we will successfully address such risks, expenses and difficulties.

Changes in and Disagreements with Accountants
on Accounting and Financial Disclosure

Effective January 10, 2013, John Kinross-Kennedy (the “JKK”) resigned as our company’s independent registered public accounting firm.

The reports of JKK regarding our company’s financial statements for the fiscal years ended May 31, 2011 and May 31, 2012 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report of JKK on our company’s financial statements for the fiscal years ended May 31, 2011 and May 31, 2012 contained an explanatory paragraph which noted that there was substantial doubt about our company’s ability to continue as a going concern.

During the fiscal years ended May 31, 2011 and May 31, 2012, and during the period from May 31, 2012 to January 10, 2013, the date of resignation, (i) there were no disagreements with JKK on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of JKK would have caused it to make reference to such disagreement in its reports; and (ii) there were no reportable events as defined in Item 304(a)(l)(v) of Regulation S-K.

Our company provided JKK with a copy of the foregoing disclosures and requested that JKK furnish our company with a letter addressed to the SEC stating whether or not it agrees with the above statements.  A copy of such letter is filed as Exhibit 16.1 to our Current Report on Form 8-K filed January 14, 2013.

Effective January 10, 2013, our board engaged Anton & Chia, LLP (“A&C”) as its independent registered public accounting firm to audit our company’s financial statements for our company’s May 31, 2013 fiscal year (which had been our previous year end prior to our change on October 4, 2013 to a year end of December 31st).

During our company’s most recent fiscal year and through the interim periods preceding the engagement of A&C, our company (a) had not engaged A&C as either the principal accountant to audit our company’s financial statements, or as an independent accountant to audit a significant subsidiary of our company and on whom the principal accountant is expected to express reliance in its report; and (b) had not consulted with A&C regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our company’s financial statements, and no written report or oral advice was provided to our company by A&C concluding there was an important factor to be considered by our company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(l)(iv) of Regulation S-K or a reportable event, as that term is described in Item 304(a)(l)(v) of Regulation S-K.

Upon closing of the Asset Purchase Agreement with Sandwich Isles on October 4, 2013, we decided to continue to retain A&C for the audit of our financial statements for the year ended December 31, 2013. The retention of A&C was approved by our board of directors. As a result, Sandwich Isles’ independent registered public accounting firm, Malone Bailey LLP, was considered to be our predecessor registered public accounting firm at that time.

Malone Bailey, LLP’s report on the Sandwich Isles financial statements for the fiscal years ended December 31, 2012 and 2011 did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles, except that such report on our financial statements contained an explanatory paragraph in respect to the substantial doubt about our ability to continue as a going concern.

During Sandwich Isles’ fiscal years ended December 31, 2012 and 2011 and in the subsequent interim period through the date of resignation, there were no disagreements, resolved or not, with Malone Bailey, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedure, which disagreement(s), if not resolved to the satisfaction of Malone Bailey, LLP, would have caused Malone Bailey, LLP to make reference to the subject matter of the disagreement(s) in connection with its report.

During Sandwich Isles’ fiscal years ended December 31, 2012 and 2011 and in the subsequent interim period through the date of resignation, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

We provided Malone Bailey, LLP with a copy of the foregoing disclosures and requested that it furnish us with a letter addressed to the SEC stating whether it agrees with the statements. A copy of such letter is filed as Exhibit 16.1 to our Current Report on Form 8-K/A filed January 14, 2014.

During Sandwich Isles’ fiscal years ended December 31, 2012 and 2011 and in the subsequent interim period through the date of appointment, we have not consulted with A&C regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor has A&C provided to us a written report or oral advice that A&C concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue. In addition, during such periods, we have not consulted with A&C regarding any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

On March 26, 2014, the company engaged M&K CPAS PLLC, (“M&K”) an independent registered public accounting firm, as the Company’s new principal independent accountant and accordingly dismissed A&C that same day. The Company had not previously consulted with M&K regarding any accounting, or auditing matters.

A&C’s audit report on the financial statements of the Company for the year ended December 31, 2013 did not did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles, except that such report on our financial statements contained an explanatory paragraph in respect to the substantial doubt about our ability to continue as a going concern.

During the fiscal year ended December 31, 2013 and in the subsequent interim period through the date of resignation, there were no disagreements, resolved or not, with A&C on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedure, which disagreement(s), if not resolved to the satisfaction of A&C, would have caused A&C to make reference to the subject matter of the disagreement(s) in connection with its report.

During the Company’s fiscal year ended December 31, 2013 and in the subsequent interim period through the date of resignation, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

Our Company provided A&C with a copy of the foregoing disclosures and requested that A&C furnish our Company with a letter addressed to the SEC stating whether or not it agrees with the above statements.  A copy of such letter is filed as Exhibit 16.1 to our Current Report on Form 8-K filed March 27, 2014.

During the Company’s fiscal years ended December 31, 2013 and December 31, 2012 and in the subsequent interim period through the date of appointment, we have not consulted with M&K regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor has M&K provided to us a written report or oral advice that M&K concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue. In addition, during such periods, we have not consulted with M&K regarding any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The decision to change our principal independent accountant and engage M&K was reviewed and approved by the board of directors of our Company.

Directors and Executive Officers

Directors and Executive Officers

As at December 4 , 2014, our directors and executive officers, their ages, positions held, and duration of such, are as follows:

Name	Position	Age	Date First Elected or Appointed
Shaun Roberts	President, Chief Executive Officer and Director	45	October 4, 2013
John Dawe, CFA	Chief Financial Officer, Treasurer and Secretary	55	March 18, 2014
Steven M. Schorr	Director	61	October 4, 2013
Gonzalo Camet	Director	42	October 4, 2013
William Van Dyke	Director	51	March 18, 2014

Our officers’ remain in their respective position until termination or resignation.

Business Experience

The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person’s business experience, principal occupation during the period, and the name and principal business of the organization by which they were employed.

Shaun Roberts

Mr. Roberts has been chief executive officer and co-founder of the Business since its inception in 2008 and oversees the Business operations. Mr. Roberts has overseen the capital raise, product development, sales, distribution and marketing.  He started his career as Los Angeles sales manager for Waxie Sanitary Supply in 1994, the largest privately held janitorial supply company in the US. Mr. Roberts then worked as Western Regional Sales Manager for ABM, Inc. from 1996 to 1998, a facility management services and fortune 1000 company. Mr. Robert’s co-founded Fluid Concepts, LLC in 1998, which developed, created and sold industrial and retail eco-friendly cleaning products into the southern California marketplace. In 2003, Mr. Roberts co-founded Malie, Inc., a spa and beauty products company with two retail locations in Hawaii and wholesale distribution across the globe. Mr. Roberts’ role at Fluid Concepts and Malie were reduced to a board member position in 2008. Mr. Roberts is also a director of Sandwich Isles, which is a shareholder of our company as a result of closing the Asset Purchase Agreement. Mr. Roberts expects to devote at least 40 hours per week on KonaRed in his capacity as an executive officer.

Mr. Roberts attended San Diego State University from 1989-1993 with an emphasis on Economics.

We believe that Mr. Roberts is qualified to serve on our board of directors because of his knowledge of our current operations in addition to his education and business experiences described above.

John Dawe

Effective March 18, 2014, the Company engaged Mr. John Dawe as its new Chief Financial Officer, and Secretary & Treasurer. Mr. Dawe brings more than 31 years of financial, business, and executive level experience to KonaRed Corporation, having served as Treasurer, VP Finance, and CEO for various finance-related entities since 1993. Mr. Dawe’s experience includes profitably managing a $1.1 billion asset portfolio as treasurer of a credit union. In 2002 Mr. Dawe founded DAS Corporate Services Inc. (“DAS”) a private company which provides maintenance of accounting and reporting systems for US publicly traded companies. Mr. Dawe controls and has been CEO of DAS through to current date. Since 2006 to current date Mr. Dawe has also controlled and been President of GBG Management Services Inc., a private company which provides management consulting services to small businesses. Mr. Dawe received a Bachelor of Commerce degree from the University of British Columbia in 1983; and was awarded the designation of Chartered Financial Analyst (“CFA”) in 1988.

We believe that Mr. Dawe is qualified to serve as an officer because of his knowledge of our current operations in addition to his business experiences described above.

Steven M. Schorr

Mr. Schorr was our chief scientific officer prior to retirement and is a co-founder of the Business. Since its inception in 2008, Mr. Schorr played a role in the KonaRed product conception, design and development, manufacturing and production, directing scientific research and legal management. Mr. Schorr is also the author of 20 U.S. and international patents, including five patents related to aeroponic technology (the process of growing plants in an air or mist environment without the use of soil). Mr. Schorr is also a director of Sandwich Isles, which is a shareholder of our Company as a result of closing the Asset Purchase. Mr. Schorr is also a director of Bioponic Phytoceuticals, Inc., a private company engaged in the development, formulation and production of products for sale in the global complementary alternative medicine and natural product markets. Mr. Schorr resigned his position as CSO effective November 1, 2013, but remains on our board of directors.

We believe that Mr. Schorr is qualified to serve on our board of directors because of his knowledge of our current operations in addition to his business experiences described above.

Gonzalo Camet

Gonzalo Camet is a shareholder of Sandwich Isles and has provided advisor services to the Business on an ad hoc basis. In connection with the closing of the asset purchase with Sandwich Isles on October 4, 2013, Mr. Camet was appointed to the board of directors of our company.  In 2014 Mr. Camet retired from his position as  CFO of the JJC Group of Companies, one of the largest construction businesses in Peru.  Mr. Camet has also served as CFO of the agricultural division of the JJC Group of Companies.

We believe Mr. Camet is qualified to serve on the board of directors because of his knowledge of finance in addition to his education and business experience in finance and agriculture.

William Van Dyke

On March 18, 2014, we appointed Mr. William Van Dyke to our Board. Mr. Van Dyke has been the chairman and CEO of B&D Nutritional Ingredients since 2003. As the founder, Mr. Van Dyke has been the pivotal force behind B&D’s development into a full-service, North American sales and marketing company. His sales and marketing career in the dietary supplement industry spans more than 20 years. As the Council for Responsible Nutrition’s 2000-2002 Chairman, Mr. Van Dyke has served on numerous committees throughout his 20-year involvement with CRN. Mr. Van Dyke has also served on the board of directors for other industry organizations.

We believe Mr. Van Dyke is qualified to serve on the board of directors because of his specialized industry knowledge in addition to his education and business experience in finance and agriculture.

Committees of the Board

In May, 2014 we established a Compensation Committee of the Board which is comprised of independent directors Gonzalo Camet and Bill Van Dyke. We do not presently have a separate audit committee  and our entire board of directors acts as our audit committee.

Family Relationships

There are presently no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

Our directors, executive officers and promoters have not been involved in any of the following events during the past ten years:

(1)
a petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)	a conviction in a criminal proceeding or named in a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)
being the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i)
acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)	engaging in any type of business practice; or

(iii)	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4)
being the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i) above, or to be associated with persons engaged in any such activity;

(5)
being found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6)
being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7)
being the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i)	any Federal or State securities or commodities law or regulation; or

(ii)
any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii)	any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8)
being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Executive Compensation

The following table sets forth the salaries and director fees we have paid to our current executive officers in our most recent fiscal year ended December 31, 2013.

The summary compensation table below covers all compensation paid by our company to the following persons who we will collectively refer to as the named executive officers, for all services rendered in all capacities to us and Sandwich Isles for the years ended December 31, 2013 and December 31, 2012. These named executive officers include:

a)	all individuals serving as principal executive officer of Sandwich Isles during the year ended December 31, 2012;

b)
each of two most highly compensated executive officers of Sandwich Isles other than its principal executive officer who were serving as executive officers at December 31, 2013 whose compensation exceeded $100,000; and

c)	up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as executive officer at December 31, 2013.

Summary Compensation Table – Years Ended December 31, 2013 and December 31, 2012

Name and Principal Positions	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards/SARs(1) ($)	Securities Underlying Options/SARs(1) (#)	LTIP(2) Payouts ($)	All Other Compensation(3) ($)
Shaun Roberts(6) President & CEO	2013 2012	$120,000 $120,000	$Nil $Nil	$Nil $Nil	$39,550(4) $Nil	1,000,000(5) Nil	$Nil $Nil	$47,141(5) $Nil
Richenda Rowe(6) Former President & CEO, CFO and Secretary	2013 2012	$Nil n/a	$Nil n/a	$Nil n/a	$Nil n/a	Nil n/a	$Nil n/a	$Nil n/a
Dennis Kjeldsen(7) Former President & CEO, CFO and Secretary	2013 2012	$Nil $Nil	$Nil $Nil	$Nil $Nil	$Nil $Nil	Nil Nil	$Nil $Nil	$Nil $Nil
Dana Roberts(6) Former CFO, Secretary & Treasurer	2013 2012	$45,000 $45,000	$Nil $Nil	$Nil $Nil	$Nil $Nil	1,000,000 Nil	$Nil $Nil	$732,886(9) $Nil
Steven Schorr Former CSO	2013 2012	$136,156 $120,000	$Nil $Nil	$Nil $Nil	$Nil $Nil	1,000,000(5) $Nil	$Nil $Nil	$167,141(8) $Nil

Notes:
(1)	SAR’s are “Stock Appreciation Rights”. We have to date not issued any SARs.
(2)	LTIP’s are “Long-Term Incentive Plans”. We have to date not created any LTIPs.
(3)
 Other than as referenced in the note (8)  below, there are no compensatory plans or arrangements with respect to our executive officers resulting from resignation, retirement, or other termination of employment, or from a change of control.

(4)	Shaun Roberts compensation for fiscal 2013 included issuance to him by Sandwich Isles of 61,750 common shares of Sandwich Isles valued at $39,550.
(5)
The options granted on December 12, 2013 to Shaun Roberts and to Bioponic Phytoceuticals do not vest prior to October 4, 2014. Thereafter, these options vest only when the stock price of the company’s publicly traded common shares trades at $1.00. Mr. Robert’s other compensation includes $47,141 amortization of the non-cash Black-Scholes options pricing model cost of the 1,000,000 options issued to Mr. Roberts during fiscal 2013.

(6)
Richenda Rowe held the positions of President & CEO, CFO and Secretary of our predecessor company TeamUpSport Inc. from June 4, 2013 to October 4, 2013, at which time Shaun Roberts was appointed as President & CEO, and Dana Roberts was appointed as CFO and Secretary & Treasurer.

(7)	Dennis Kjeldsen held the positions of President & CEO, CFO and Secretary of our predecessor company TeamUpSport Inc. from inception to June 4, 2013.
(8)
Per the terms of the retirement agreement executed on December 16, 2013 and effective November 1, 2013, between the Company and Bioponic Phytoceuticals Inc. (a company controlled by our former CSO Steven Schorr), we agreed among other things to: (i) make payments to Bioponic totaling $120,000, of which $60,000 was paid during fiscal 2013 and the remainder of $60,000 was accrued as an account payable for the year ended December 31, 2013 and fully paid out in February 2014; and (ii) allow Bioponic to retain ownership of the 1,000,000 stock options which had been granted to it. Mr. Schorr’s other compensation includes $47,141 amortization of the non-cash Black-Scholes options pricing model cost of the 1,000,000 options issued to Mr. Schorr during fiscal 2013.

(9)
Comprised of the $732,886 non-cash Black-Scholes options pricing model cost of 1,000,000 options issued to Mrs. Roberts during fiscal 2013. Mrs. Roberts resigned her positions as Director, CFO, and Secretary & Treasurer effective March 18, 2014.

Employment or Consulting Agreements

Please see “Item 13 Certain Relationships and Related Transactions, and Director independence” for details of executive employment agreements, effective October 4, 2013, entered into with each of Shaun Roberts and Steven M. Schorr (subsequently terminated effective November 1, 2013 with respect to Mr. Schorr) in connection with the closing of the asset purchase with Sandwich Isles.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

Other than as referenced in “Item 13 Certain Relationships and Related Transactions, and Director independence” in regards to Steven Schorr, the Company has no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to directors or executive officers at, following, or in connection with the resignation, retirement or other termination of its directors or executive officers, or a change in control of our Company or executive officers’ responsibilities following a change in control.

Outstanding Equity Awards at Fiscal Year-End

Excluding common shares which were issued for compensation, settlement of accounts payable, and settlement of shareholder advances, and other than the option grants described below, there were no outstanding equity, or equity equivalent, awards as of December 31, 2013 and December 31, 2012 with respect to each named executive officer.

Stock Option Grants

On December 12, 2013, the Company adopted an incentive stock option plan (the “Stock Option Plan”). The Stock Option Plan allows for the issuance of up to 11,000,000 options to acquire 11,000,000 restricted shares of the Company’s common stock, with a maximum exercise period of ten years, to be granted to eligible employees, officers, directors, and consultants. During the year ended December 31, 2013, the Company granted 3,000,000 options to officers and directors, as follows:

Option/SAR(1) Grants in Last Fiscal Year Issued to Executive
Name	Number of Securities Underlying Options or SAR’s	Percent of Total Options or SARs Granted to Employee in Fiscal Year	Exercise Price ($/share)	Expiration Date	Grant Date Value ($)
Shaun Roberts PO Box 701 Kalaheo, HI 96741	1,000,000	9.1%	$0.45(3)	December 12, 2018	$734,400(3)
Bioponic Phytoceuticals(2) PO Box 701 Kalaheo, HI 96741	1,000,000	9.1%	$0.45(3)	December 12, 2018	$734,400(3)
Dana Roberts PO Box 701 Kalaheo, HI 96741	1,000,000	9.1%	$0.74	December 12, 2018	$732,886(4)

Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR(1) Issued to Executive
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal year-end (#)		Value of Unexercised In-the-Money Options/SARs at Fiscal year-end ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Shaun Roberts PO Box 701 Kalaheo, HI 96741	n/a	n/a	Nil	1,000,000	Nil(3)	$47,141(3)
Bioponic Phytoceuticals(2) PO Box 701 Kalaheo, HI 96741	n/a	n/a	Nil	Nil	Nil(3)	$47,141(3)
Dana Roberts PO Box 701 Kalaheo, HI 96741	Nil	Nil	1,000,000	Nil	$732,886(4)	Nil

Notes:
(1)	SAR’s are “Stock Appreciation Rights”.
(2)	Bioponic Phytoceuticals Inc. is a company controlled by Steven Schorr.
(3)
The options granted on December 12, 2013 to Shaun Roberts and to Bioponic Phytoceuticals do not vest prior to October 4, 2014. Thereafter, these options vest only when the stock price of the company’s publicly traded common shares trades at $1.00.  $47,141 amortization of the non-cash Black-Scholes options pricing model cost of the 1,000,000 options issued to Mr. Roberts was recorded during fiscal 2013; an amortization cost of $47,141was also entered for Mr. Schorr’s options during fiscal 2013.

(4)	The value of the options granted on December 12, 2013 to Dana Roberts were valued on grant date using a Black-Scholes Option Pricing Model

Security Ownership of Certain Beneficial Owners and Management

Under SEC rules, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

The following table provides certain information regarding the ownership of our common stock, as of September 15,  2014 by: (i) each of our named executive officers; (ii) each of our directors; (iii) each person known to us to own more than 5% of our outstanding common stock; and (iv) all of our executive officers and directors as a group.

Security ownership of certain beneficial owners.

Security Ownership of Certain Beneficial Owners
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner(1)	Percent of Class (2)

Common Stock	Shaun Roberts(3)(4) PO Box 701 Kalaheo, HI 96741	7,902,385 direct and 1,000,000 indirect	11.2%
Common Stock	Steven Schorr 2829 Ala Kalanikaumaka Street, Suite F-133 Koloa, Hawaii 96756	7,071,779 direct	8.9%
Common Stock	All Included Persons as a Group	14,974,164	20.1%

Security ownership of management

Security Ownership of Management
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner(1)	Percent of Class (2)
Common Stock	Shaun Roberts(3)(4) PO Box 701 Kalaheo, HI 96741	7,902,385 direct and 1,000,000 indirect	11.2%
Common Stock	John Dawe(4) PO Box 701 Kalaheo, HI 96741	75,000 indirect	0.1%
Common Stock	Steven Schorr 2829 Ala Kalanikaumaka Street, Suite F-133 Koloa, Hawaii 96756	7,071,779 direct	8.9%
Common Stock	Gonzalo Camet(3)(4) Malecón Paul Harris 200 Dpto. 504 Lima, Peru 04	1,936,176 direct and 603,771 indirect	3.2%
Common Stock	Bill Van Dyke PO Box 701 Kalaheo, HI 96741	250,737 direct	0.3%
Common Stock	All Directors and Officers as a Group	18,839,848	23.7%

Notes:
(1)
Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)	The denominator for this percentage calculation is based on the 79,796,530 issued and outstanding common shares of our company as of December 3 , 2014.
(3)
The data in the table above include the following unexercised equity instruments: Dana Roberts, the spouse of Shaun Roberts owns 1,000,000 fully vested immediately exercisable options to purchase 1,000,000 common shares such options which are deemed to be beneficially owned by Shaun Roberts; and Gonzalo Camet owns 750,000 fully vested immediately exercisable options to purchase 750,000 common shares, and beneficially owns 603,771 common shares through Solait Corp.

(4)
The data in the table above include the following indirect ownership interests: Dana Roberts, the spouse of Shaun Roberts owns 1,000,000 fully vested immediately exercisable options to purchase 1,000,000 common shares such options which are deemed to be beneficially owned by Shaun Roberts; John Dawe beneficially owns 75,000 common shares through GBG Management Services Inc., a company he wholly owns; Gonzalo Camet beneficially owns 603,771 common shares through Solait Corp., a company which he controls.

Change in Control

We are not aware of any arrangement that might result in a change in control in the future.

Transactions with Related Persons, Promoters and Certain Control Persons and Corporate Governance

During the year ending December 31, 2013 related party transactions which exceeded $60,000 in value included: (1) repayments to our CSO of $72,375 to fully pay down outstanding accounts payable due to him from fiscal 2012; (2) repayments through issuances of stock of $62,940 to fully pay down shareholder advances owed to our CSO; (3) payment of $196,156 to our CSO (comprised of consulting fees of $136,156, and $60,000 as the first installment of the $120,000 buy-out of his contract; (4) salary & consulting fee payments totaling $120,000 to our CEO; (5)  a consulting fee payment of $45,000 to our CFO; and an options issuance to our CFO which had a Black-Scholes options pricing model valuation of $732,886. Our CEO and our former CSO also received options grants which had an amortized value of $47,141 each for the year ended December 31, 2013.

Certain Business Relationships

Effective as the closing of the Asset Purchase Agreement on October 4, 2013, Richenda Rowe resigned as a director of our company and from all officer positions of our company. Effective as of the closing of the Asset Purchase Agreement on October 4, 2013, Shaun Roberts, Steven M. Schorr, Dana Roberts and Gonzalo Camet, four nominees of Sandwich Isles, were appointed as directors of our company. In addition, Mr. Roberts was appointed as president and chief executive officer of our company, Mr. Schorr was appointed as chief scientific officer of our company and Mrs. Roberts was appointed as chief financial officer, treasurer and secretary of our company.

Shaun Roberts – President and Chief Executive Officer

Also in connection with the closing of the Asset Purchase Agreement, on October 4, 2013, we entered into an executive employment agreement with Mr. Roberts as our company’s President and Chief Executive Officer for an annual base salary of $130,000 for a 3 year term. Pursuant to the employment agreement, Mr. Roberts also received a bonus upon signing the employment agreement of 1,000,000 five options to purchase shares of our common stock, exercisable at a price of $0.45 per share, if the common stock of our company is trading above a strike price point of $1.00 per share, in whole or in part, after one year from the date of the employment agreement. Mr. Roberts is also eligible to participate in a target bonus and year-end bonus plan whereby Mr. Roberts is eligible to receive a cash bonus or securities bonus based on milestones described in further detail in the employment agreement. Mr. Roberts is also eligible to receive benefits made generally available by our company and shall be reimbursed for all reasonable out-of-pocket business expenses.

In the event of: (i) an involuntary termination of Mr. Robert’s employment for any reasons other than cause, death or disability; or (ii) Mr. Robert’s resignation for good reason, he shall be entitled to: (A) 1.5 times his annual base salary and target bonus, paid in a single lump sum in cash on the 60th day following the termination date; (B) for a period of up to 18 months following the termination date, Mr. Roberts and where applicable, his spouse and eligible dependents, will continue to be eligible to receive applicable medical coverage as described in the employment agreement; and (C) with respect to any outstanding stock options held by

Mr. Roberts as of the termination date that are not vested and exercisable as of such date, our company shall accelerate the vesting and such options will remain exercisable until the earlier of (i) a period of one year after the termination date or (ii) the original term of the option; and (D) Mr. Roberts shall receive any amounts earned, accrued or owing but not yet paid to him as of his termination date.

In the event Mr. Roberts employment is terminated on account of: (i) an involuntary termination by our Company for any reason other than cause, death or disability; or (ii) Mr. Roberts voluntarily terminates employment with our Company on account of a resignation for good reason, in either case that occurs (x) at the same time as, or within the 12 month period following, the consummation of a change of control or (y) within the 60 day period prior to the date of a change of control where the change in control was under consideration at the time of Mr. Robert’s termination date, then he shall be entitled to: (A) 2 times his annual base salary and target bonus; (B) for a period of up to 24 months following the termination date, Mr. Roberts and where applicable, his spouse and eligible dependents, will continue to be eligible to receive applicable medical coverage as described in the employment agreement; (C) with respect to any outstanding stock options held by Mr. Roberts as of the termination date that are not vested and exercisable as of such date, our Company shall accelerate the vesting and such options will remain exercisable until the earlier of (i) a period of one year after the termination date, or (ii) the original term of the option; and (D) Mr. Roberts shall receive any amounts earned, accrued or owing but not yet paid to him as of his termination date.

During the term of the employment agreement and for a period of 1 year from the termination of the agreement, Mr. Roberts shall not be employed by a direct competitor in the coffee fruit business, directly or indirectly.

Steven M. Schorr – Chief Scientific Officer

Also in connection with the closing of the Asset Purchase Agreement, on October 4, 2013, we entered into a consulting agreement with Bioponic Phytoceauticals, Inc., a company controlled by Mr. Schorr, whereby we engaged Bioponic to provide services as our company’s Chief Scientific Officer and Chief Operating Officer for an annual base salary of $120,000 for a 3 year term. Pursuant to the consulting agreement, Bioponic also received a bonus upon signing the consulting agreement of 1,000,000 five-year options to purchase shares of our common stock, exercisable at a price of $0.45 per share, if the common stock of our company is trading above a strike price point of $1.00 per share, in whole or in part, after one year from the date of the consulting agreement. Bioponic is also eligible to receive additional annual bonuses if and when authorized by our company’s board of directors and shall be reimbursed for all reasonable out-of-pocket business expenses. During the term of the consulting agreement and for a period of 1 year from the termination of the agreement, Bioponic shall not compete with or solicit our company’s customers.

Subsequent to the closing of the Asset Purchase Agreement and as described in our current report on Form 8-K dated December 16, 2013 and filed on December 18, 2013, effective November 1, 2013 Steven Schorr ceased to be Chief Scientific Officer and Chief Operations Officer of our company and, in connection therewith, the foregoing consulting agreement with Bioponic was terminated.

Mr. Schorr’s retirement was mutually agreed to amongst the parties as a result of our company’s desire to make available working capital for other operational matters and as a result of Mr. Schorr’s and Bioponic’s respective operational duties being substantially complete. Mr. Schorr will continue to be a director of our company and will remain available to offer consulting services to our company on an as needed basis.

In connection with the foregoing settlement and to reflect outstanding compensation matters, Bioponic and our company entered into a termination agreement dated December 16, 2013 and effective November 1, 2013, whereby, among other things, our company will make payments to Bioponic totalling $120,000 and Bioponic will retain ownership of the 1,000,000 stock options granted to it.

John Dawe – Chief Financial Officer, Secretary and Treasurer

On March 18, 2014, we entered into an engagement agreement with John Dawe as our company’s Chief Financial Officer, Secretary and Treasurer for base compensation of $8,500 per month for a one year term. Pursuant to the engagement agreement, Mr. Dawe’s engagement will be non-exclusive and Mr. Dawe has the right to undertake, or continue serving, clients unrelated to our company. Under the engagement agreement, Mr. Dawe has also received 75,000 restricted common shares and is also eligible to receive an additional 25,000 restricted shares of the common stock of our company upon completion of our company’s audit for the fiscal year ended December 31, 2014 and filing of our annual report on Form 10-K. Pursuant to the engagement agreement, we have the right to terminate the agreement with 60 days notice for cause as defined in the agreement.

Director Independence

We currently act with four directors consisting of Shaun Roberts, Steven M. Schorr, Gonzalo Camet and William Van Dyke. Our common stock is quoted on the OTCQB operated by the OTC Markets Group, which does not impose any director independence requirements. Under NASDAQ rule 5605(a)(2), a director is not independent if he or she is also an executive officer or employee of the corporation or was, at any time during the past three years, employed by the corporation. Using this definition of independent director, we have two independent directors, Gonzalo Camet and William Van Dyke.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Such filings are available to the public over the internet at the SEC’s website at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933 with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

You may review a copy of the registration statement at the SEC’s public reference room at 100 F Street, N.E. Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. You may also read and copy any materials we file with the SEC at the SEC’s public reference room. Our filings and the registration statement can also be reviewed by accessing the SEC’s website at http://www.sec.gov.

42,750,000 Shares

KonaRed Corporation

Common Stock

End of Prospectus

________________, 2014

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our company. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. Our business, financial condition, results of operation and prospects may have changed after the date of this prospectus.

Information Not Required in Prospectus

Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. The selling stockholders will bear no expenses associated with this offering except for any broker discounts and commissions or equivalent applicable to the sale of their shares. All of the amounts shown are estimates, except for the SEC registration fees.

SEC registration fees	$1,806.03

Accounting fees and expenses	$10,000

Legal fees and expenses	$30,000

Transfer agent and registrar fees	$1,000

Miscellaneous expenses	$5,000

Total	$47,806.03

Indemnification of Directors and Officers

Nevada Revised Statutes provide that:

●
a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

●
a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

●
to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Nevada Revised Statutes provide that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

●	by our stockholders;
●	by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;
●	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;
●	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or
●	by court order.

Our bylaws provide that our company shall indemnify our directors or former directors, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been our director or a director of such corporation, including an action brought by our company. Each of our directors on being elected or appointed is deemed to have contracted with our company on the terms of the foregoing indemnity.

At the discretion of our directors, our company may indemnify a director or former director of a corporation of which our company is or was a shareholder and the heirs and personal representatives of any such person.

At the discretion of our directors, our company may indemnify any of our officers, employees or agents, or of a corporation of which our company is or was a shareholder (notwithstanding that he is also a Director), and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them and resulting from his or her acting as an officer, employee or agent of our company. In addition our company shall indemnify the Secretary (notwithstanding that he is also a Director), and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by him or them and arising out of the functions assigned to the Secretary by the Nevada corporate law or our Articles and each such Secretary, on being appointed is deemed to have contracted with our company on the terms of the foregoing indemnity.

At the discretion of our directors, our company may purchase and maintain insurance for the benefit of a person who is or was serving as a Director, officer, employee or agent of our or as a director, officer, employee or agent of a corporation of which our company is or was a shareholder and his or her heirs or personal representatives against a liability incurred by him as a Director, officer, employee or agent.

Recent Sales of Unregistered Securities

We completed an offering of 1,900,000 shares of our common stock at a price of $0.02 per share to a total of 31 purchasers on June 1, 2011.  The total amount we received from this offering was $38,000.  We completed this offering pursuant Rule 903(a) and conditions set forth in Category 3 (Rule 903(b)(3)) of Regulation S of the Securities Act of 1933.

Effective September 9, 2013, we effected a 13.5 to one forward stock split of our authorized and outstanding common stock. As a result, our authorized shares of the common stock capital increased from 65,000,000 shares of common stock with a par value of $0.001 to 877,500,000 shares of common stock with a par value of $0.001 and our previously issued and outstanding 4,766,698 shares of common stock increased to 64,350,423 shares of common stock issued and outstanding.

Effective October 4, 2013, we issued an aggregate of 42,750,000 shares of our common stock to Sandwich Isles in connection with the closing of the Asset Purchase Agreement with Sandwich Isles. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act of 1933.

Effective October 4, 2013, we issued 1,777,778 shares of our common stock at a price of $0.45 per share for gross proceeds of $800,000. The investor was not a U.S. Person (as that term is defined in Regulation S of the Securities Act of 1933) and the investor acquired the securities in a transaction outside of the United States.  In issuing the securities to the investor, we relied on the registration exemption provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933.

Effective October 4, 2013, we issued 1,111,111 shares of our common stock at a price of $0.45 per share upon conversion of the convertible note. The investor was not a U.S. Person (as that term is defined in Regulation S of the Securities Act of 1933) and the investor acquired the securities in a transaction outside of the United States.  In issuing the securities to the investor, we relied on the registration exemption provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933.

As consideration for assisting us in structuring the acquisition with Sandwich Isles, on October 4, 2013, we issued 2,888,888 share purchase warrant to Fondecta Capital Ltd., with each warrant entitling Fondecta to acquire one further share of common stock of our company for a period of five years from the closing date at a price of $0.65 per share. The investor was not a U.S. Person (as that term is defined in Regulation S of the Securities Act of 1933) and the investor acquired the securities in a transaction outside of the United States.  In issuing the securities to the investor, we relied on the registration exemption provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933.

Effective October 17, 2013, we issued 77,778 units to one investor in a non-brokered private placement, at a purchase price of $0.45 per unit for gross proceeds of $35,000.10. Each unit consists of one share of our common stock and one non-transferable common share purchase warrant, with each warrant entitling the holder to acquire one additional share of our common stock at a price of $0.65 per share for a period of five years. The investor was not a U.S. Person (as that term is defined in Regulation S of the Securities Act of 1933) and the investor acquired the securities in a transaction outside of the United States.  In issuing the securities to the investor, we relied on the registration exemption provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933.

Effective November 22, 2013, we issued 1,000,000 units to one investor in a non-brokered private placement, at a purchase price of $0.45 per unit for gross proceeds of $450,000. Each unit consists of one share of our common stock and one non-transferable common share purchase warrant, with each warrant entitling the holder to acquire one additional share of our common stock at a price of $0.65 per share for a period of five years. The investor was not a U.S. Person (as that term is defined in Regulation S of the Securities Act of 1933) and the investor acquired the securities in a transaction outside of the United States.  In issuing the securities to the investor, we relied on the registration exemption provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933.

On November 25, 2013, we agreed to grant stock options to Parker Mclachin, a consultant, for the option to purchase an aggregate of 250,000 shares of our common stock at an exercise price of $0.70 per share, exercisable until November 25, 2016.  The options granted will be 100% vested.  These options are not be subject to our 2013 Stock Option Plan described below. We issued securities to one U.S. person, who is an accredited investor (as that term is defined in Rule 501 of Regulation D, promulgated by the SEC pursuant to the Securities Act of 1933, and in issuing these units to this investor we relied on the registration exemption provided for in Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

Effective December 12, 2013 our board of directors adopted and approved the 2013 Stock Incentive Plan. The purpose of the option plan is to enhance the long-term stockholder value of our company by offering opportunities to our directors, officers, key employees, independent contractors and consultants to acquire and maintain stock ownership in our company in order to give these persons the opportunity to participate in our company’s growth and success, and to encourage them to remain in the service of our company. A total of 11,000,000 shares of our common stock are available for issuance under the stock option plan.

Effective December 12, 2013, pursuant to the existing employment agreement with Mr. Roberts and our 2013 Stock Option Plan, we agreed to grant stock options to Shaun Roberts, our Chief Executive Officer and director, for the option to purchase an aggregate of 1,000,000 shares of our common stock at an exercise price of $0.45 per share, exercisable until December 12, 2018, if the shares of our common stock are trading above a strike price of $1.00 per share after October 4, 2014.

Effective December 12, 2013, pursuant to the existing consulting agreement with Bioponic (subsequently terminated) and our 2013 Stock Option Plan, we agreed to grant stock options to Steven Schorr, one of our directors, for the option to purchase an aggregate of 1,000,000 shares of our common stock at an exercise price of $0.45 per share, exercisable until December 12, 2018, if the shares of our common stock are trading above a strike price of $1.00 per share after October 4, 2014.

Effective December 12, 2013, we agreed to grant stock options pursuant to our 2013 Stock Option Plan to Dana Roberts, our Chief Financial Officer and director, for the option to purchase an aggregate of 1,000,000 shares of our common stock at an exercise price of $0.74 per share, exercisable until December 12, 2023.  The options vest immediately.

With respect to the December 12, 2013 stock option grants, we issued the securities to three U.S. persons, each of whom was an accredited investor (as that term is defined in Rule 501 of Regulation D, promulgated by the SEC pursuant to the Securities Act of 1933, and in issuing these securities we relied on the registration exemption provided for in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933.

On January 7, 2014, we agreed to grant stock options pursuant to our 2013 Stock Option Plan to Gonzalo Camet, one of our directors, for the option to purchase an aggregate of 750,000 shares of our common stock at the market price on the date of issuance, exercisable for a period of 10 years from the date of grant.  The investor was not a U.S. Person (as that term is defined in Regulation S of the Securities Act of 1933) and the investor acquired the securities in a transaction outside of the United States.  In issuing the securities to the investor, we relied on the registration exemption provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933.

On January 27, 2014, we issued 1,818,182 units to two investors in a non-brokered private placement, at a purchase price of $0.55 per unit for gross proceeds of $1,000,000.10. Each unit consisted of one share of our common stock and one non-transferable common share purchase warrant, with each warrant entitling the holder to acquire one additional share of our common stock at a price of $0.65 per share for a period of six years. We issued: (i) 681,818 of these units to one non-US person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933; and (ii) 1,136,364 of these units to one US person, who is an accredited investor (as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended), and in issuing these units to this person we relied on the exemptions from the registration requirements provided for in Rule 506 Regulation D and/or Section 4(a)(2) of the Securities Act of 1933. Pursuant to the securities purchase agreements with each investor, we also agreed to file a registration statement related to the transaction with the SEC covering the shares underlying the units (excluding shares issuable upon exercise of the warrants). See “Agreements with Lincoln Park Capital Fund, LLC” and “Agreement with Bailout Investments Ltd.”.

On January 28, 2014, in connection with the license agreement and other agreements disclosed in the current report on Form 8-K filed on February 3, 2014, we issued a senior convertible note to VDF FutureCeuticals, Inc., whereby we promised to pay VDF, or its registered and permitted assigns, the principal, being an amount equal to the sum of (i) the aggregate amount of accrued and unpaid designated alternative minimum payments (as set out in the license agreement) at such time, plus (ii) the aggregate amount of payment in kind interest allowable pursuant to the convertible note. Pursuant to the convertible note, the maturity is December 31, 2018 unless (i) the senior convertible note is accelerated pursuant to an event of default or (ii) the license agreement is terminated and all accrued and unpaid obligations under the senior convertible note have been paid. Interest on the convertible note is 7% per annum, subject to adjustment for events of default. On the maturity date, we must pay VDF all principal, unpaid interest and late charges, if any, and we have the right, subject to certain limitations, to prepay principal at any time and from time to time. At any time and at the option of VDF, any principal outstanding under the convertible note shall be convertible in shares of our common stock at a conversion price of $0.65 per share. In the event there is an event of default, including but not limited to: (i) our failure to make a payment when due; (ii) any representation or warranty made by our company in connection with any agreement summarized in this current report on Form 8-K being untrue in any material respect; (iii) default by our company of any covenant of the convertible note; and (iv) a change in control. Among other rights upon an event of default, if an event of default has occurred, the unpaid principal will bear interest at 12%, VDF may accelerate the maturity of the convertible note and VDF is entitled to set-off rights. Pursuant to the convertible note: (i) VDF is also granted an adjustment to the conversion price right upon the issuance of shares of our common stock, stock options or other convertible securities; (ii) no indebtedness of our company shall rank senior to the payments due under the convertible note unless prior written consent of VDF is obtained; and (iii) payments under the note is secured by a general security agreement as described in the current report on Form 8-K filed on February 3, 2014.

On January 28, 2014, we issued VDF a warrant entitling VDF, from any time after the occurrence of a warrant exercise event until the fifteenth anniversary of the issuance of the warrant, to purchase from our company, shares of our common stock representing ten percent (10%) of our fully diluted outstanding shares of common stock at a purchase price of $0.001 per share. A warrant exercise event occurs if any of the following events occur:

(i)	our company reports $25,000,000 or more of gross sales in any fiscal year in our audited financial statements for such fiscal year;
(ii)	our company has a class of securities listed for trading on the New York Stock Exchange, the American Stock Exchange or NASDAQ;
(iii)
our company maintains an aggregate market capitalization of our company’s outstanding capital stock of at least $125,000,000 for twenty (20) consecutive trading days based on the closing prices for the shares of our common stock as reported on the OTC Bulletin Board; or

(iv)	our company has a change of control as defined in the warrant.

With respect to the VDF convertible note and warrant, on January 28, 2014, we entered into a registration rights agreement with VDF, whereby we granted VDF or an assignee (permitted under the agreement) demand registration rights and incidental registration rights with respect to: (i) any shares of our common stock issued upon conversion of the convertible note; (ii) any shares of our common stock issued upon exercise of the warrant; and (iii) any shares of our common stock acquired by VDF or an assignee from our company after the date of the registration rights agreement upon exercise or conversion of other convertible securities that are acquired by VDF or an assignee from our company after the date of the registration rights agreement.

On February 3, 2014, we entered into the Purchase Agreement with Lincoln Park pursuant to which we have the right to sell to LPC up to $12,000,000 in shares of our common stock, subject to certain limitations set forth in the Purchase Agreement. See “Agreements with Lincoln Park Capital Fund LLC”.

On April 14, 2014, we paid our new CFO a signing bonus of 50,000 shares at a price of $0.80 per share, for aggregate compensation of $40,000; and on August 19, 2014 an additional contractual payment of 25,000 shares was made to him at a price of $0.373 per share, for aggregate compensation of $9,325. . These shares were issued to one non-US person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in offshore transactions in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended

On May 1, 2014, we issued 25,000 to our prior VP/COO as a signing bonus at a price of $0.62 per share, for aggregate compensation of $15,500. These shares were issued to one US person, who is an accredited investor (as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended), and in issuing these shares to this person we relied on the exemptions from the registration requirements provided for in Rule 506 Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

Exhibits

Exhibit Number	Description	Filed
(3)	Articles of Incorporation and Bylaws
3.1	Articles of Incorporation	(attached as an exhibit to our Registration Statement on Form S-1, filed on August 22, 2011)
3.2	Bylaws	(attached as an exhibit to our Registration Statement on Form S-1, filed on August 22, 2011)
3.3	Articles of Merger dated effective September 9, 2013	(attached as an exhibit to our current report on Form 8-K, filed on September 13, 2013)
3.4	Certificate of Change dated effective September 9, 2013	(attached as an exhibit to our current report on Form 8-K, filed on September 13, 2013)
(5)	Opinion regarding Legality
5.1	Opinion of Clark Wilson LLP regarding the legality of the securities being registered	Filed herewith
(10)	Material Contracts
10.1	Binding Letter agreement dated June 5, 2013 with Sandwich Isles Trading Company, Inc.	(attached as an exhibit to our current report on Form 8-K, filed on June 11, 2013)
10.2	Asset Purchase Agreement dated October 4, 2013 with Sandwich Isles Trading Co. Inc.	(attached as an exhibit to our current report on Form 8-K, filed on October 10, 2013)
10.3	Employment Agreement dated October 4, 2013 with Shaun Roberts	(attached as an exhibit to our current report on Form 8-K, filed on October 10, 2013)
10.4	Consultant Agreement dated October 4, 2013 with Bioponic Phytoceauticals, Inc. (a company controlled by Steven M. Schorr)	(attached as an exhibit to our current report on Form 8-K, filed on October 10, 2013)
10.5	Binding Letter agreement dated June 5, 2013 with Sandwich Isles Trading Company, Inc.	(attached as an exhibit to our current report on Form 8-K, filed on June 11, 2013)
10.6	Form of subscription agreement	(attached as an exhibit to our current report on Form 8-K, filed on November 25, 2013)
10.7	Form of warrant	(attached as an exhibit to our current report on Form 8-K, filed on November 25, 2013)
10.8	Termination Agreement dated as of December 16, 2013 and effective November 1, 2013 between Konared Corporation and Bioponic Phytoceauticals, Inc.	(attached as an exhibit to our current report on Form 8-K filed on December 18, 2013)
10.9	2013 Stock Option Plan	(attached as an exhibit to our current report on Form 8-K filed on January 10, 2014)
10.10	Form of Stock Option Agreement (US persons)	(attached as an exhibit to our current report on Form 8-K filed on January 10, 2014)
10.11	Form of Stock Option Agreement (non-US persons)	(attached as an exhibit to our current report on Form 8-K filed on January 10, 2014)
10.12	Form of Stock Option Agreement (US persons – no plan)	(attached as an exhibit to our current report on Form 8-K filed on January 16, 2014)
10.13	Form of securities purchase agreement (non US purchaser)	(attached as an exhibit to our current report on Form 8-K, filed on February 3, 2014)
10.14	Form of securities agreement (US purchaser)	(attached as an exhibit to our current report on Form 8-K, filed on February 3, 2014)
10.15	Form of warrant certificate (non US Purchaser)	(attached as an exhibit to our current report on Form 8-K, filed on February 3, 2014)
10.16	Form of warrant certificate (US Purchaser)	(attached as an exhibit to our current report on Form 8-K, filed on February 3, 2014)

10.17	Senior Convertible Note	(attached as an exhibit to our current report on Form 8-K, filed on February 3, 2014)
10.18	Pledge and Security Agreement	(attached as an exhibit to our current report on Form 8-K, filed on February 3, 2014)
10.19	Warrant	(attached as an exhibit to our current report on Form 8-K, filed on February 3, 2014)
10.20	Registration Rights Agreement	(attached as an exhibit to our current report on Form 8-K, filed on February 3, 2014)
10.21	Investor Rights Agreement	(attached as an exhibit to our current report on Form 8-K, filed on February 3, 2014)
10.22
Purchase Agreement, dated as of February 3, 2014, by and between KonaRed Corporation  and Lincoln Park Capital Fund, LLC. (attached as an exhibit to our current report on Form 8-K, filed on February 5, 2014)
(attached as an exhibit to our current report on Form 8-K, filed on February 5, 2014)
10.23
Registration Rights Agreement, dated as of February 3, 2014, by and between KonaRed Corporation  and Lincoln Park Capital Fund, LLC. (attached as an exhibit to our current report on Form 8-K, filed on February 5, 2014)
(attached as an exhibit to our current report on Form 8-K, filed on February 5, 2014)
10.24	Resignation letter received from Dana Roberts	(attached as an exhibit to our current report on Form 8-K, filed on March 19, 2013)
10.25	Services Agreement with John Dawe	(attached as an exhibit to our current report on Form 8-K, filed on March 19, 2013)
10.26	Splash Beverages Group Confidential Distribution Agreement	(attached as an exhibit to our current report on Form 8-K, filed on April 28, 2014)
10.27	Splash Beverages Sales and Marketing Agreement	(attached as an exhibit to our current report on Form 8-K, filed on April 28, 2014)
10.29	2014 Flexible Stock Plan	(attached as an exhibit to our current report on Form 8-K, filed on May 21, 2014)
10.30	Sandwich Isles Trust Agreement	Filed herewith
(16)	Letter re Change in Certifying Accountant
16.1	Letter of John Kinross-Kennedy	(attached as an exhibit to our current report on Form 8-K, filed on January 14, 2013)
	Letter from MaloneBailey, LLP	(attached as an exhibit to our current report on Form 8-K, filed on January 14, 2013)
	Letter from Anton & Chia LLP	(attached as an exhibit to our current report on Form 8-K, filed on March 27, 2014)
(23)	Consents of Experts and Counsel
23.1	Consent of Anton & Chia, LLP	Filed herewith
23.2	Consent of Malone Bailey, LLP	Filed herewith
23.3	Consent of Clark Wilson LLP (included in Exhibit 5.1)	Filed herewith
(101)	Interactive Data File
101.INS	XBRL Instance Document	Filed herewith
101.SCH	XBRL Taxonomy Extension Schema Document	Filed herewith
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document	Filed herewith
101.DEF	Taxonomy Extension Definition Linkbase Document	Filed herewith
101.LAB	Taxonomy Extension Labels Linkbase Document	Filed herewith
101.PLE	XBRL Taxonomy Extension Presentation Linkbase Document	Filed herewith

Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Koloa in the State of Hawaii:

KONARED CORPORATION

By:	/s/ Shaun Roberts
Shaun Roberts
President, Chief Executive Officer and Director (Principal Executive Officer) Dated: December 4 , 2014

By:	/s/ John Dawe
John Dawe
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) Dated: December 4 , 2014

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Shaun Roberts
Shaun Roberts
President, Chief Executive Officer and Director (Principal Executive Officer) Dated: December 4 , 2014

/s/ John Dawe
John Dawe
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) Dated: December 4 , 2014

/s/ Steven M. Schorr
Steven M. Schorr
Director Dated: December 4 , 2014

/s/ Gonzalo Camet
Gonzalo Camet
Director Dated: December 4 , 2014

/s/ Bill Van Dyke
Bill Van Dyke
Director Dated: December 4 , 2014